Exhibit 10.3

LOAN AGREEMENT

Dated as of October 25, 2013

By and Among

THE ENTITIES SET FORTH ON SCHEDULE 1.1 ATTACHED HERETO,

collectively, as Borrower

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, GERMAN AMERICAN CAPITAL CORPORATION, BANK OF AMERICA, N.A., GS COMMERCIAL REAL ESTATE LP and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,

collectively, as Lender

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1	Definitions	1
Section 1.2	Principles of Construction	47

ARTICLE II

GENERAL TERMS

Section 2.1	Loan Commitment; Disbursement to Borrower	47
Section 2.2	Interest Rate	48
Section 2.3	Loan Payment	53
Section 2.4	Prepayments	54
Section 2.5	Release of Property	56
Section 2.6	Cash Management	65
Section 2.7	Withholding Taxes	70
Section 2.8	Extension of the Initial Maturity Date	73

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1	Conditions Precedent to Closing	74

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1	Borrower Representations	74
Section 4.2	Survival of Representations	90

ARTICLE V

BORROWER COVENANTS

Section 5.1	Affirmative Covenants	90
Section 5.2	Negative Covenants	112

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-ii-

SCHEDULES

Schedule 1.1	–	List of Borrowers

Schedule 1.2	–	Ground Leases

Schedule 1.3	–	Condominium Documents

Schedule 1.4	–	Reserved

Schedule 1.5	–	Managers

Schedule 1.6	–	Ratable Share

Schedule 1.7	–	Release Amounts

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Schedule 1.8	–	Reserved

Schedule 1.9	–	Reserved

Schedule 1.10	–	Management Agreements

Schedule 1.11	–	Qualified Managers

Schedule 1.12	–	Reserved

Schedule 1.13	–	Reserved

Schedule 2.5.5(a)(i)	–	Free Release Outparcels

Schedule 2.5.5(a)(ii)	–	Waikoloa Outparcel

Schedule 2.5.5(a)(iii)	–	Hawaiian Village Taran Outparcel

Schedule 2.5.5(c)	–	Waikoloa Facilities Sharing Agreements

Schedule 2.5.6	–	Properties Requiring RAC Upon Partial Release

Schedule 2.6.1(a)(i)	–	Property Accounts

Schedule 2.6.1(a)(ii)	–	Caribe Accounts

Schedule 2.6.1(a)(iii)	–	Concentration Account

Schedule 2.6.1(a)(iv)	–	Master Concentration Accounts

Schedule 2.6.1(a)(v)	–	Operating Account

Schedule 2.6.1(a)(vi)	–	FF&E Concentration Account

Schedule 4.1.1	–	Organizational Chart of Borrower

Schedule 4.1.4	–	Litigation

Schedule 4.1.26	–	Rent Roll

Schedule 4.1.30	–	SPE Exceptions

Schedule 4.1.36	–	Mortgage Borrower Organizational Identification Numbers

Schedule 4.1.39	–	Ground Lease Exceptions

Schedule 4.1.43	–	Labor

Schedule 4.1.44	–	Project Improvement Plans

-iv-

Schedule 4.1.47	–	Material Property Agreements

Schedule 5.1.31	–	O&M Program

Schedule 7.1.1	–	Required Repairs

EXHIBITS

Exhibit A-1	–	Reserved

Exhibit B		Tax Compliance Certificates

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of October 25, 2013 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation having an address at 60 Wall Street, New York, New York 10005, BANK OF AMERICA, N.A., a national banking association having an address at One Bryant Park, New York, New York 10026 GS COMMERCIAL REAL ESTATE LP, a Delaware limited partnership having an address at 200 West Street, New York, New York 10282 and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company having an address at 1585 Broadway, New York, New York 10036 (together with their respective successors and assigns, each, a “Co-Lender” and, collectively, “Lender”), and THE ENTITIES SET FORTH ON SCHEDULE 1.1 ATTACHED HERETO, each having its principal place of business at c/o Hilton Worldwide Inc., 7930 Jones Branch Drive, McLean, Virginia 22102 (each, an “Individual Borrower” and, collectively, “Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined);

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” shall mean a counterparty to the Interest Rate Cap Agreement (or the guarantor of such counterparty’s obligations) that (a) has and shall maintain, until the expiration of the applicable Interest Rate Cap Agreement, (i) a long-term unsecured debt rating of not less than “A+” by S&P and a short-term senior unsecured debt rating of at least “A-1” from S&P, (ii) (x) if any of the Securities or any class thereof in any Securitization are rated by Moody’s, a long-term unsecured debt rating of not less than “A2” from Moody’s and a short-term senior unsecured debt rating of at least “P1” from Moody’s or (y) if no short-term debt rating exists, a long-term senior unsecured debt rating of at least “A1” from Moody’s, and (iii) if any of the Securities or any class thereof in any Securitization are rated by Fitch and if Fitch is rating the counterparty providing the Interest Rate Cap Agreement, a long-term unsecured debt rating of at least “A” by Fitch (and not on Rating Watch Negative) and a short-term unsecured debt rating of at least “F1” by Fitch (and not on Rating Watch Negative, or (b) is otherwise acceptable to the Approved Rating Agencies, as evidenced by a Rating Agency Confirmation to the effect that such counterparty shall not cause a downgrade, withdrawal or qualification of the ratings assigned, or to be assigned, to the Securities or any class thereof in any Securitization.

“Additional Insolvency Opinion” shall mean a non-consolidation opinion letter delivered in connection with the Loan subsequent to the Closing Date reasonably satisfactory in form and substance to Lender and, following a Securitization, satisfactory in form and substance to the Approved Rating Agencies, and from counsel acceptable to Lender and, following a Securitization, the Approved Rating Agencies.

“Adjusted Release Amount” shall mean for any Individual Property to be released, the sum of (a) the Amortized Release Amount for such Individual Property and (b) fifteen percent (15%) of the Amortized Release Amount for such Individual Property.

“Affected Property” shall have the meaning set forth in Section 9.1.3 hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall mean any Manager in which Borrower, Principal, or Guarantor has, directly or indirectly, more than a twenty percent (20%) legal, beneficial or economic interest therein.

“Agent” shall mean Northern Trust Bank, or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

“Aggregate Casualty/Condemnation Threshold Amount” shall mean, with respect to all Casualties and Condemnations affecting the Properties at any given time $105,000,000 in the aggregate; provided, that if Net Proceeds exceed $105,000,000, but are less than $175,000,000 Borrower shall not be required to satisfy the conditions set forth in Section 6.4(b)(i)(I), (J) and (K) hereof with respect to any Individual Property for which Net Proceeds do not otherwise exceed the Individual Property Casualty/Condemnation Threshold Amount.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alterations Deposit” shall have the meaning set forth in Section 5.1.22 hereof.

“Amortized Release Amount” shall mean, for any Individual Property, the original Release Amount for such Individual Property, as such amount may be reduced by prepayments that are not made in connection with the release of any Individual Property, which payments and prepayments shall be deemed to reduce the Amortized Release Amounts of the Properties subject to the Lien of the Mortgages at the time of such payment or prepayment pro rata.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Properties prepared by or on behalf of Borrower in accordance with Section 5.1.11.(d) hereof for the applicable Fiscal Year or other period.

“Applicable Similar Law” shall have the meaning set forth in Section 5.2.9(c) hereof.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.

“Approved Rating Agencies” shall mean each of S&P, Moody’s, Fitch, and Morningstar or any other nationally recognized statistical rating agency in each case, which has been approved by Lender and designated by Lender to assign a rating to the Securities and which has assigned a rating to the Securities.

“Assignment of Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.2.7(a) hereof.

“Assignment of Management Agreement” shall mean, individually and/or collectively, as the context may require, those certain Assignments of Management Agreement and Subordination of Management Agreement, dated as of the Closing Date, among Lender, Borrower and the applicable Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assumed LIBOR” shall have the meaning set forth in Section 5.1.11(d) hereof.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal, state, local or foreign bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal, state, local or foreign bankruptcy or insolvency law or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of any Individual Property; or (e) such Person making an assignment for the benefit of creditors.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal, state, local or foreign bankruptcy or insolvency law.

“Base Deductible” shall have the meaning set forth in Section 6.1(a)(i) hereof.

“Basic Carrying Costs” shall mean, with respect to each Individual Property, for any period, the sum of the following costs associated with such Individual Property: (a) Taxes, (b) Other Charges and (c) Insurance Premiums.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Breakage Costs” shall have the meaning set forth in Section 2.2.3(h) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which any of (a) national banks in New York, New York, or (b) the place of business of the trustee under a Securitization (or, if no Securitization has occurred, Lender), or (c) the place of business of any Servicer or the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds or (d) the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP and the Uniform System of Accounts (including expenditures for building improvements or major repairs and replacements).

“Caribe Account Agreement” shall mean those certain account control agreements by and between Caribe Borrower, Lender and Caribe Bank.

“Caribe Accounts” shall have the meaning set forth in Section 2.6.1(a)(ii).

“Caribe Bank” shall mean that certain bank set forth on Schedule 2.6.1(a)(ii) and any replacement Eligible Institution.

“Caribe Borrower” shall mean Hilton International of Puerto Rico, Inc.

“Caribe Property” shall mean the Individual Property located in San Juan, Puerto Rico, commonly known as the “Hilton Caribe”.

“Cash/LC Collateral” shall mean cash collateral or a Letter of Credit satisfactory to Lender in an amount equal to $175,000,000; provided, that in the event that the outstanding principal balance of the Loan is less than $1,750,000,000 at the time such Cash/LC Collateral is delivered, the amount of such Cash/LC Collateral required shall be ten percent (10%) of the then outstanding principal balance of the Loan and is subject to further reduction from time to time pursuant to Section 9.3(e).

“Cash Management Account” shall have the meaning set forth in Section 2.6.2 hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Lender, Manager and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Trap Event” shall mean the occurrence of any one or more of the following events: (a) an Event of Default or (b) a Debt Yield Trigger Event.

“Cash Trap Event Cure” shall mean (a) no Event of Default shall be continuing, and in the event that the related Cash Trap Event occurred solely as a result of an Event of Default, Lender (in its sole and absolute discretion) shall have accepted a cure by Borrower of such Event of Default and (b) in the event that the related Cash Trap Event occurred as a result of a Debt Yield Trigger Event, the achievement of a Debt Yield Cure.

“Cash Trap Period” shall mean the period commencing on the occurrence of a Cash Trap Event and continuing until the date of a Cash Trap Event Cure.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty/Condemnation Threshold Amount” shall mean, a collective reference to the Aggregate Casualty/Condemnation Threshold Amount and the applicable Individual Property Casualty/Condemnation Threshold Amount.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Cause” shall mean, with respect to an Independent Director, (a) acts or omissions by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, (b) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements, (c) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (d) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director” or (e) any other reason for which the prior written consent of Lender shall have been obtained.

“Closing Date” shall mean the date of the funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Co-Lender” shall have the meaning set forth in the introductory paragraph hereto.

“Component” shall mean, individually, any one of Component A, Component B-1, or Component B-2 and “Components” shall mean, collectively, Component A, Component B-1, and Component B-2.

“Component A” shall mean the component of the Loan designated as “A” in Section 2.1.5 hereof.

“Component A Extended Maturity Date” shall have the meaning set forth in Section 2.8 hereof.

“Component A Extension Option” shall have the meaning set forth in Section 2.8 hereof.

“Component A Initial Maturity Date” shall mean November 1, 2015, or such earlier date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Component A Maturity Date” shall mean the Component A Initial Maturity Date or, following an exercise by Borrower of one (1) or more of the Extension Options described in Section 2.8 hereof, the Component A Extended Maturity Date as the case may be.

“Component B” shall mean, collectively, Component B-1 and Component B-2.

“Component B-1” shall mean the component of the Loan designated as “B-1” in Section 2.1.5 hereof.

“Component B-2” shall mean the component of the Loan designated as “B-2” in Section 2.1.5 hereof.

“Concentration Account” shall have the meaning set forth in Section 2.6.1(a)(ii).

“Concentration Account Charges” shall mean (i) honoring credit card charge-backs from payments made by credit card companies into the applicable Concentration Account, (ii) adjustments for bank fees, checks that have been dishonored because of insufficient funds, stop-payment order or other customary banking adjustments relating to funds transferred into the Concentration Accounts from Property Accounts, (iii) making adjustments or refunds to customers and vendors to correct previous errors in the ordinary course of operation of the Individual Properties and (iv) electronic debits for payment of sales and use taxes.

“Concentration Account Agreement” shall mean those certain account control agreements by and between Borrower, Lender and the applicable Concentration Bank.

“Concentration Bank” shall mean those certain banks set forth on Schedule 2.6.1(a)(iii) and any replacement Eligible Institution.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b).

“Condominium” shall mean (i) the condominium regime established with respect to the Individual Property located in Short Hills, New Jersey pursuant to its respective Condominium Documents, (ii) the condominium regime established with respect to the Individual Property located in New York, NY known as the “NY Hilton” pursuant to its respective Condominium Documents, or (iii) the condominium regime established with respect to the building known as Kalia Tower located on the Individual Property known as the Hilton Hawaiian Village pursuant to its respective Condominium Documents.

“Condominium Board” shall mean, with respect to any Condominium, the board of directors of the applicable condominium association or governing body.

“Condominium Documents” shall mean the documentation governing the condominium regimes constituting the respective Condominium as described on Schedule 1.3 hereto.

“Condominium Law” shall mean all applicable local, state and federal laws, rules and regulations which effect the establishment and maintenance of condominiums in the applicable State(s) where the Condominiums are located.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Section 2.7 Taxes or branch profits Section 2.7 Taxes.

“Consumer Price Index” shall mean the Consumer Price Index as published by the United States Department of Labor, Bureau of Labor Statistics or any substitute index hereafter adopted by the Department of Labor.

“Contribution Agreement” shall mean that certain Contribution Agreement among the Individual Borrowers dated as of the date hereof, as the same may be amended, restated, replaced or otherwise modified from time to time.

“Control” or “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Controlled” and “Controlling” shall have correlative meanings.

“Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.

“Covered Rating Agency Information” shall have the meaning set forth in Section 10.13(d) hereof.

“Custodial Funds” means the following funds collected by Borrower on a third party’s behalf that must be paid or remitted to a third party and so are not properly considered “revenue” of Borrower: (i) tips, gratuities or service charges with respect to food, beverage, banquet or other guest services paid or received via credit card and owed to employees working at the Properties; (ii) payments or fees received from or on behalf of hotel guests and patrons and paid or reimbursed to tenants or other vendors or service providers of the hotels and (iii) amounts paid out to hotel guests or patrons for checks cashed, per diem expense allowances paid.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including, but not limited to, any Prepayment Premium or Breakage Costs) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, interest payments due under this Agreement and the Note.

“Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which:

(a) the numerator is the Net Operating Income (excluding interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly (e.g., Taxes and Insurance Premiums)) for the immediately preceding twelve (12) full calendar month period for those Individual Properties subject to the Lien of a Mortgage as of the date of determination as set forth in the statements required hereunder (and including, for purposes of determining Gross Income from Operations, payments made to Borrower pursuant to the Interest Rate Cap Agreement), without deduction for (i) actual management fees incurred in connection with the operation of the Property, and (ii) amounts paid to the Reserve Funds, and less (A) management fees equal to the greater of (1) assumed management fees of 3.00% of Gross Income from Operations and (2) the actual management fees incurred, and (B) Replacement Reserve Fund contributions equal to four percent (4.00%) of Gross Income from Operations; and

(b) the denominator is the aggregate amount of Debt Service for each of the Components of the Loan for such period.

“Debt Yield” shall mean, for any date of determination, the percentage obtained by dividing:

(a) the Net Operating Income (excluding interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly (e.g., Taxes and Insurance Premiums)) for the immediately preceding twelve (12) full calendar month period for those Individual Properties subject to the Lien of a Mortgage as of the date of determination as set forth in the statements required hereunder, including, for purposes of calculating the Operating Expense component of Net Operating Income, (i) Replacement Reserve Fund contributions equal to four percent (4.00%) of Gross Income from Operations and (ii) for management fees and franchise fees in an amount equal to the greater of (A) the actual amount of such fees and (B) three percent (3.00%) of Gross Income from Operations; by

(b) the sum of the outstanding principal balances of all Components of the Loan.

“Debt Yield Cure” shall mean (a) no Event of Default shall be continuing and (b) the achievement of the Required Debt Yield for the two (2) consecutive calendar quarters immediately preceding the date of determination based upon the trailing twelve (12) month period immediately preceding such date of determination (which Required Debt Yield may be achieved, at Borrower’s sole discretion, by making voluntary prepayments in accordance with the terms of this Agreement in amounts necessary to achieve the Required Debt Yield).

“Debt Yield Trigger Event” shall mean a Debt Yield of less than the applicable Required Debt Yield on any date of determination for the two consecutive calendar quarters immediately preceding the date of such determination, based upon the trailing twelve (12) month period immediately preceding such date of determination, as determined by Lender.

“Debt Yield Trigger Period” shall mean the period commencing on the occurrence of a Debt Yield Trigger Event and continuing until the occurrence of a Debt Yield Cure.

“Declaration” shall mean, individually and/or collectively, as the context requires, (i) that certain Fourth Amendment to and Restatement of Declaration of Protective Covenants, Conditions and Restrictions for Waikoloa Beach Resort Conference dated May 1, 1998, recorded in the Bureau on September 17, 1998 as Doc. No. 98-138993, and (ii) Declaration of Protective Covenants, Conditions and Restrictions for Waikoloa Beach Resort dated April 1, 1980, but effective as of April 23, 1980, recorded in the Bureau in Liber 14670 at Page 531, as each of the same has and may be further amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

“Deductible Guaranty” shall mean that certain Deductible Guaranty delivered by Guarantor in favor of Lender, dated as of the date hereof, as the same may be amended, restated, replaced or otherwise modified from time to time.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate or (b) three percent (3%) above the Interest Rate otherwise applicable to each Component.

“Determination Date” shall mean, with respect to each Interest Period with respect to Component A, the date that is two (2) London Business Days prior to the commencement date of such Interest Period.

“Disclosure Document” shall mean a prospectus, prospectus supplement (including any amendment or supplement to either thereof), private placement memorandum, or similar offering memorandum, offering circular, structural and collateral term sheet, in each case in preliminary or final form and including all exhibits and annexes thereto, used in connection with a Securitization.

“Discounted Payoff” shall have the meaning set forth in Section 10.25 hereof.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity that has a Moody’s rating of at least “Baa3” and which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“”Eligible Institution” shall mean (i) either a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “A+” by S&P, “A1” by Moody’s and “A+” by Fitch), (ii) Northern Trust Bank, Wells Fargo Bank, N.A., Bank of America, N.A. (solely in its capacity as a Property Account Bank or Concentration Account Bank), Bank of Hawaii, US Bank National Association, Banco Santander (solely in its capacity as the Caribe Bank) and JPMorgan Chase Bank, National Association; provided that, with respect to (ii) above, the ratings by each of the Approved Rating Agencies for the short term unsecured debt obligations or commercial paper and long term unsecured debt obligations of such institutions are at least equal to the ratings for such institutions in effect as of the date hereof.

“Embargoed Person” shall have the meaning set forth in Section 4.1.35 hereof.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. Environmental Law also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: (a) conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Properties; (b) requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Properties to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; (c) imposing conditions or requirements in connection with environmental permits or other environmental authorization for lawful activity; (d) relating to nuisance, trespass or other causes of action related to the Properties; (e) relating to wrongful death, personal injury resulting from environmental conditions or exposure to Hazardous Substances; or (f) property or other damage in connection with any environmental condition or use of Hazardous Substances at the Properties.

“Environmental Liens” shall have the meaning set forth in Section 5.1.20 hereof.

“Environmental Report” shall have the meaning set forth in Section 4.1.37 hereof.

“Equipment” shall mean, with respect to each Individual Property, any equipment now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or such Individual Property or is located thereon or therein, including (without limitation) all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” shall mean any Person that for purposes of Title IV of ERISA is a member of the Borrower’s or Guarantor’s controlled group, under common control with the Borrower or Guarantor within the meaning of Section 414 of the Code.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall mean all remaining amounts on deposit in the Cash Management Account after the payment or disbursement of all escrows, reserves, Operating Expenses, Debt Service, management fees and other Manager Required Payments and amounts permitted to be paid in accordance with the Loan Documents and the Management Agreement.

“Excess Cash Flow Reserve Account” shall have the meaning set forth in Section 7.6 hereof.

“Excess Cash Flow Reserve Fund” shall have the meaning set forth in Section 7.6 hereof.

“Excess Deductible” shall have the meaning set forth in Section 6.1(a)(i) hereof.

“Exchange Act” shall have the meaning set forth in Section 9.1.1(h) hereof.

“Exchange Act Filing” shall mean a filing pursuant to the Exchange Act in connection with or relating to a securitization.

“Excluded Entity” shall mean the direct or indirect owners of Guarantor, including, without limitation, Hilton Hotels Holdings LLC, Hilton Global Holdings LLC, Hilton Canada Co., Vista International II Inc., Vista International Illinois Inc., Hilton Worldwide Holdings, Inc., Hilton Worldwide Finance LLC, Hilton Worldwide Inc., Hilton Illinois Corp., Hilton International Co., HPP Hotels USA, Inc. and any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or non-member manager) of the foregoing.

“Excluded Taxes” shall mean any of the following Section 2.7 Taxes imposed on or with respect to a Lender or Agent: (a) Section 2.7 Taxes imposed on (or measured by) net income (however denominated), franchise Section 2.7 Taxes, and branch profits Section 2.7 Taxes, in each case, (i) imposed as a result of such Lender or Agent being organized under the laws of, or having its principal office or, in the case of any Lender, applicable lending office located in, the jurisdiction imposing such Section 2.7 Tax, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Section 2.7 Taxes resulting from any law in effect on the date such Lender becomes a party to this Agreement or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such Section 2.7 Taxes pursuant to Section 2.7, (c) any Section 2.7 Taxes attributable to such Lender’s failure to comply with Section 2.7(e), and (d) any Section 2.7 Taxes imposed under FATCA.

“Extension Strike Price” shall be the greater of (a) six percent (6.00%) and (b) a strike rate that, when added to the Spread with respect to Component A and then averaged on a weighted average basis with the Interest Rate with respect to Component B, would result in a Debt Service Coverage Ratio that is no less than 1.25 to 1.00.

“Extension Term” shall have the meaning set forth in Section 2.8 hereof.

“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.

“Face Amount” shall mean the actual principal amount of the Loan that is being prepaid pursuant to a Discounted Payoff.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations issued thereunder or official interpretations thereof and any intergovernmental agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into by the United States in connection with the implementation of such Sections of the Code (or any such amended or successor version therein).

“FF&E” shall mean, with respect to each Individual Property, collectively, furnishings, Fixtures and Equipment located in the guest rooms, hallways, lobbies, restaurants, lounges, meeting and banquet rooms, parking facilities, public areas or otherwise in any portion of the Properties, including (without limitation) all beds, chairs, bookcases, tables, carpeting, drapes, couches, luggage carts, luggage racks, bars, bar fixtures, radios, television sets, intercom and paging equipment, electric and electronic equipment, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, stoves, ranges, refrigerators, laundry machines, tools, machinery, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, cabinets, lockers, shelving, dishwashers, garbage disposals, washer and dryers and all other customary hotel and casino resort equipment and other tangible property owned by Borrower, or in which Borrower or has or shall have an interest, now or hereafter located at each Individual Property and useable in connection with the present or future operation and occupancy of each Individual Property; provided, however, that FF&E shall not include (a) fixed asset supplies, including, but not limited to, linen, china, glassware, tableware, uniforms, other hotel inventory and similar items, whether used in connection with public space or guest rooms, or (b) items owned by tenants or by third party operators.

“FF&E Concentration Account” have the meaning set forth in Section 2.6.1(a)(vi) hereof.

“FF&E Concentration Account Agreement” shall mean that certain account control agreements by and between Borrower, Lender and the applicable Concentration Bank with respect to the FF&E Concentration Account.

“FF&E Priority Waterfall Payments” shall have the meaning set forth in Section 7.3.2 hereof.

“First Call Protection End Date” shall mean the Business Day immediately following the Payment Date in November, 2014.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Fixed Interest Rate” shall mean, with respect to Component B, 4.4650%.

“Fixtures” shall mean, with respect to each Individual Property, all Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and the Improvements forming part of the Individual Property in question that it is deemed fixtures or real property under applicable Legal Requirements, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration, decoration or repair of or installation on the applicable Individual Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions or any of the foregoing and the proceeds thereof.

“Floating Interest Rate” shall mean a fluctuating rate per annum equal to LIBOR plus the applicable Spread for each of Component A; provided, however, in no event shall LIBOR be deemed to be less than zero.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Free Release Outparcel” shall have the meaning set forth in Section 2.5.5 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Grantor Trust” shall mean a grantor trust as defined in subpart E, part I of subchapter J of the Code.

“Gross Income from Operations” shall mean all income and proceeds (whether in cash or on credit, and computed on an accrual basis) received by Borrower or Manager on behalf of Borrower for the use, occupancy or enjoyment of the Properties, or any part thereof, or received by Borrower or Manager on behalf of Borrower for the sale of any goods, services or other items sold on or provided from the Properties in the ordinary course of the Properties operation, including without limitation: (a) all income and proceeds received from rental of rooms, Leases and commercial space, meeting, conference and/or banquet space within the

Properties including parking revenue; (b) all income and proceeds received from food and beverage operations and from catering services conducted from the Properties even though rendered outside of the Properties; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Properties (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof) applicable to the period in question; (d) all Awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in Restoration of the Properties); (e) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Income from Operations” if received in the ordinary course of the operation of the Properties (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (f) interest on credit accounts, rent concessions or credits, and other required pass-throughs and interest on Reserve Funds; (g) amounts received by Borrower, Manager or any Affiliate thereof from or with respect to any Rental Management Program related to the Caribe Property; (h) all income from the operation of any golf course, spa and conference center at any Individual Property; (i) amounts received by Borrower, Manager or any Affiliate thereof from or with respect to any Property Agreement, and (j) all other income from operation of the Properties (including laundry and vending income), but excluding, (1) gross receipts received by lessees, licensees or concessionaires of the Properties; (2) consideration received at the Properties for hotel accommodations, goods and services to be provided at other hotels (which are not one of the Individual Properties), although arranged by, for or on behalf of Borrower or Manager; (3) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of the operation of the Properties; (4) Hotel Taxes; (5) Awards (except to the extent provided in clause (d) above); (6) refunds of amounts not included in Operating Expenses at any time and uncollectible accounts; (7) gratuities collected by the Properties’ employees; (8) the proceeds of any permitted financing; (9) other income or proceeds resulting other than from the use or occupancy of the Properties, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Properties in the ordinary course of business; (10) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues; (11) payments made to Borrower pursuant to the Interest Rate Cap Agreement; and (12) without duplication of the items referenced in (1)-(12) above, Custodial Funds.

“Ground Lease” shall mean, individually, each lease described on Schedule 1.2 attached hereto and “Ground Leases” shall mean, collectively, those certain leases described on Schedule 1.2 attached hereto.

“Ground Lease Property” shall mean that certain real property demised by each of the Ground Leases.

“Ground Lessor” shall mean, the respective ground lessor under each of the Ground Leases.

“Guaranteed Excess Deductible Obligations” shall have the meaning set forth in Section 6.1(a)(i) hereof.

“Guarantor” shall mean, individually or collectively, HLT Owned VIII Holding LLC and Hilton Domestic Property LLC, each a Delaware limited liability company, together with their respective successors and assigns.

“Guarantor Bankruptcy Event” shall mean if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Guarantor or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days.

“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, executed and delivered by Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Guaranty Liability Cap” shall have the meaning set forth in the Guaranty.

“Hawaiian Village Taran Outparcel” shall have the meaning set forth in Section 2.5.5 hereof.

“Hawaiian Village Taran Release Price” shall mean $2,000,000.00.

“Hazardous Substances” shall mean (i) any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purpose of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws and (ii) mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise).

“Holdings Borrower” shall mean Hilton CMBS Holdings LLC, a Delaware limited liability company.

“Hotel Taxes” means all sales and occupancy taxes collected by Borrower that are required to be paid to a state or local taxing authority or similar taxing authority (including, without limitation, sales taxes, use taxes, occupancy taxes, business license taxes and special assessments by any municipality or government).

“Improvements” shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

“Increased Deductible” shall have the meaning set forth in Section 6.1(a)(i) hereof.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability of such Person; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments issued by such Persons; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).

“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.

“Indemnified Person” shall mean Lender, any Affiliate of Lender and its designee, (whether or not it is the Lender) that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Exchange Act, as amended, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan on behalf of Lender, any Person in whose name the encumbrance created by the Mortgages is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).

“Indemnified Taxes” shall mean (a) Section 2.7 Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnifying Person” shall mean collectively, Borrower and Principal.

“Independent Director” or “Independent Manager” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower or Principal, and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director or Independent Manager and is not, and has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a) a member, partner, equityholder, manager, director, officer or employee of Borrower, Principal or any of its equityholders or Affiliates (other than serving as an Independent Director and/or Independent Manager of Borrower, Principal or an Affiliate of Borrower that is not in the direct chain of ownership of Borrower or Principal and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers in the ordinary course of its business);

(b) a creditor, supplier or service provider (including provider of professional services) to Borrower or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Directors or Independent Managers and other corporate services to Borrower or any of its Affiliates in the ordinary course of its business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the Independent Director of a “special purpose entity” affiliated with Borrower or Principal shall be qualified to serve as an Independent Director of the Borrower or Principal, provided that the fees that such individual earns from serving as an Independent Director of affiliates of Borrower or Principal in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in the definition of Special Purpose Entity of this Agreement.

“Individual Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Individual Property Casualty/Condemnation Threshold Amount” shall mean (a) with respect to the Individual Property known as Hilton Hawaiian Village, $60,000,000.00, (b) with respect to the Individual Property known as Hilton New York, $60,000,000.00, (c) with respect to the Individual Property known as Hilton New Orleans, $40,000,000.00, (d) with respect to the Individual Property known as Hilton San Francisco Union Square, $40,000,000.00, (e) with respect to the Individual Property known as Hilton Chicago, $40,000,000.00 and (f) with respect to each other Individual Property, $25,000,000.

“Individual Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower (or leased pursuant to a Ground Lease) and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of each Mortgage and referred to therein as the “Property.”

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Richards, Layton & Finger, P.A. in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Period” shall mean, (a) with respect to Component A, (i) the period commencing on the Closing Date and ending on (and including) November 4, 2013 and (ii) thereafter, the period commencing on the fifth (5th) day of each calendar month immediately preceding the related Payment Date and ending on (and including) the fourth (4th) day of the calendar month in which such Payment Date occurs and (b) with respect to Component B, the period commencing on and including the first (1st) day of each calendar month immediately preceding the related Payment Date during the term of the Loan and ending on and including the last day of such calendar month; provided, however, the initial Interest Period shall commence on and include the Closing Date and shall end on and include the final day of the calendar month in which the Closing Date occurs. Each Interest Period as set forth in clause (b) above shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“Interest Rate” shall mean with respect to Component B, the Fixed Interest Rate and with respect to Component A, the Floating Interest Rate as determined in accordance with Section 2.2.3 hereof.

“Interest Rate Cap Agreement” shall mean, with respect to Component A, collectively, one or more interest rate protection agreements (together with the confirmation and schedules relating thereto) between an Acceptable Counterparty and Borrower obtained by Borrower as and when required pursuant to Section 2.2.7 and Section 2.8 hereof. After delivery of a Replacement Interest Rate Cap Agreement to Lender, the term “Interest Rate Cap Agreement” shall be deemed to mean such Replacement Interest Rate Cap Agreement and such Replacement Interest Rate Cap Agreement shall be subject to all requirements applicable to the Interest Rate Cap Agreement.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect), pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property by or on behalf of any Individual Borrower (other than ordinary course (i) short-term occupancy rights of hotel guests which are not the subject of a written agreement, (ii) occupancy agreements for groups of hotel guests for transitory periods of time, (iii) agreements for catering, business and similar special events or functions at any of the Properties and (iv) space license agreements for the installation and/or operation of in-building telecommunications equipment providing wireless frequencies to hotel guests and staff), and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto; provided that in no event shall any Ground Lease constitute a Lease.

“Legal Requirements” shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, such Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto, together with their respective successors and assigns.

“Lender Documents” shall mean any agreement among Lender and/or any participant or any fractional owner of a beneficial interest in the Loan relating to the administration of the Loan or the Loan Documents, including without limitation any co-lender agreements.

“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of Lender and entitling Lender to draw thereon based solely on a statement executed by an officer of Lender stating that it has the right to draw thereon under this Agreement, and issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution, and upon which letter of credit Lender shall have the right to draw in full: (a) if Lender has not received at least thirty (30) days prior to the date on which the then outstanding letter of credit is scheduled to expire, a notice from the issuing financial institution that it has renewed the applicable letter of credit; (b) thirty (30) days prior to the date of termination following receipt of notice from the issuing financial institution that the applicable letter of credit will be terminated or replaced; and (c) thirty (30) days after Lender has given notice to Borrower that the financial institution issuing the applicable letter of credit ceases to either be an Eligible Institution or meet the rating requirement set forth above.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“LIBOR” shall mean, with respect to each Interest Period for Component A, the rate (expressed as a percentage per annum and rounded up to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one-month period, that appears on Reuters Screen LIBOR01 Page (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, Lender (or Servicer, on Lender’s behalf) shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S.$1,000,000. If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender (or Servicer, on Lender’s behalf) shall request any three major banks in New York City selected by Lender to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S.$1,000,000. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. LIBOR shall be determined conclusively by Lender or its agent and shall be conclusive absent manifest error. Notwithstanding the foregoing, in no event shall LIBOR be less than zero.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean, with respect to each Individual Property, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting any Individual Borrower, any Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquor License Agreement” shall mean that certain Liquor License Agreement among Borrower, Lender, Manager and certain Affiliates of the Borrower party thereto, as the same may be amended, restated, replaced or otherwise modified from time to time.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgages, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement, the Interest Rate Cap Agreement, the Assignment of Interest Rate Cap Agreement, the Contribution Agreement, the Property Account Agreements, the Liquor License Agreement, the Concentration Account Agreements, the Master Concentration Account Agreements, the Deductible Guaranty and all other documents executed in connection with the Loan.

“Loan-to-Value Ratio” shall mean, as of the date of its calculation, the ratio of (a) the outstanding principal amount of the Loan as of the date of such calculation to (b) the fair market value of the Properties (for purposes of the REMIC provisions, counting only real property and excluding any personal property or going concern value), as determined, in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust.

“London Business Day” shall mean any day other than (a) a Saturday, (b) a Sunday, or (c) any other day on which commercial banks in London, England are not open for business.

“Management Agreement” shall mean, with respect to each Individual Property, the applicable management agreement more particularly described on Schedule 1.10 attached hereto, between the applicable Individual Borrower, and Manager, as the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement and as supplemented and modified by the terms of the applicable Assignment of Management Agreement, or, if the context requires, the Replacement Management Agreement executed in accordance with the terms and provisions of this Agreement.

“Manager” shall mean, with respect to each Individual Property, the applicable manager identified on Schedule 1.5 attached hereto, or, if the context requires, a Qualified Manager who is managing the Properties or any Individual Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Manager Accounts” shall mean, with respect to any Management Agreement, the segregated bank accounts maintained by the Manager thereunder in the name of and as agent for, the applicable Individual Borrower with respect to the applicable Individual Property in accordance with the terms of such Management Agreement.

“Manager Required Payments” shall mean all payments which the Manager is authorized to make with Rents pursuant to the Management Agreement or as confirmed in the Assignment of Management Agreement, including, without limitation: Taxes, Other Charges, Insurance Premiums, Debt Service, Ground Rent, management fees, FF&E, Capital Expenditures Operating Expenses, emergency repair costs, tenant improvement and leasing commission costs, working capital and other required reserves and Hotel Taxes and Custodial Funds.

“Master Concentration Account” shall have the meaning set forth in Section 2.6.1(a)(iv).

“Master Concentration Account Agreement” shall mean those certain account control agreements by and between Borrower, Lender and the applicable Master Concentration Bank.

“Master Concentration Bank” shall mean those certain banks set forth on Schedule 2.6.1(a)(iv) and any replacement Eligible Institution.

“Material Action” means, with respect to Borrower, any Bankruptcy Action.

“Material Lease” shall mean any Lease (other than the Ground Lease) demising a premises within any Individual Property that is more than (a) 25,000 rentable square feet or (b) during a Cash Trap Period, 10,000 rentable square feet.

“Material Property Agreements” shall mean those agreements set forth on Schedule 4.1.47 hereof.

“Maturity Date” shall mean (a) with respect to Component A, the Component A Maturity Date and (b) with respect to Component B, November 1, 2018, or in each case, such other date on which the outstanding principal balance of the Loan becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Monthly Debt Service Payment Amount” shall mean, on each Payment Date, the amount equal to interest which accrues on each Component of the Loan (a) with respect to Component A, for the Interest Period in which the Payment Date occurs and (b) with respect to Component B, the immediately preceding Interest Period, in each case calculated in accordance with Section 2.2 hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morningstar” shall mean Morningstar Credit Ratings, LLC, or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any acquisition by Morningstar, Inc. or other similar entity of Morningstar Credit Ratings, LLC.

“Mortgage” shall mean with respect to each Individual Property, those certain first priority fee and/or leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, Deed of Trust, Deed to Secure Debt or similar agreement dated as of the Closing Date, executed and delivered by the related Individual Borrower to Lender as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses for such period from Gross Income from Operations for such period.

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Net Worth” shall mean an entity’s market value assets minus its outstanding liabilities as determined by (x) an “as-is” FIRREA compliant appraisal in connection with any valuation of the initial Guarantor, ordered by Lender at Borrower’s sole cost and expense; provided that Borrower shall not be required to pay for such appraisal until the second (2nd) anniversary of the Closing Date and in no event more than one (1) time per calendar year, or (y) GAAP in connection with any valuation of any Qualified Transferee or Qualified Public Company (other than the initial Guarantor).

“New Note” shall have the meaning set forth in Section 9.1.3 hereof.

“New Orleans Outparcel” shall have the meaning set forth in Section 2.5.5 hereof.

“Note” shall mean (i) that certain Promissory Note A-1, dated the date hereof, in the principal amount of Nine Hundred Sixty-Two Million Five Hundred Thousand and No/100 Dollars ($962,500,000.00), made by Borrower in favor of JPMorgan Chase Bank, National Association, (ii) that certain Promissory Note A-2, dated the date hereof, in the principal amount of Nine Hundred Sixty-Two Million Five Hundred Thousand and No/100 Dollars ($962,500,000.00) made by Borrower in favor of German American Capital Corporation, (iii) that certain Promissory Note A-3, dated the date hereof, in the principal amount of Five Hundred Twenty-Five Million and No/100 Dollars ($525,000,000.00) made by Borrower in favor of Bank of America, N.A., (iv) that certain Promissory Note A-4, dated the date hereof in the principal amount of Five Hundred Twenty-Five Million and No/100 Dollars ($525,000,000.00) made by Borrower to GS Commercial Real Estate LP, and (v) that certain Promissory Note A-5, dated the date hereof in the principal amount of Five Hundred Twenty-Five Million and No/100 Dollars ($525,000,000.00) made by Borrower to Morgan Stanley Mortgage Capital Holdings LLC, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. Each Note shall represent a pro rata portion of each Component.

“O&M Program” shall have the meaning set forth in Section 5.1.34 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower or the general partner, managing member or sole member of Borrower, as applicable.

“Operating Account” shall have the meaning set forth in Section 2.6.1(a)(v).

“Operating Account Agreement” shall mean that certain account control agreement by and between Borrower, Lender and Operating Concentration Bank.

“Operating Bank” shall mean that certain bank set forth in Section 2.6.1(a)(v).

“Operating Expenses” shall mean, without duplication, the sum of all ordinary costs and expenses of operating, maintaining, directing, managing and supervising the Properties (excluding, (i) depreciation and amortization, (ii) any Debt Service in connection with the Loan, (iii) any Capital Expenditures in connection with the Properties, or (iv) any deposits made to the Reserve Funds, (v) leasing commissions, (vi) non-recurring items, and (vii) the costs of any other things specified to be done or provided at Borrower’s or Manager’s (on behalf of Borrower) sole expense), incurred by Borrower or Manager (as agent for the Borrower) pursuant to the Management Agreement, including any Department Expenses and Undistributed Operating Expenses (each as defined in the Uniform System of Accounts) or as otherwise specifically provided therein, which are properly attributable to the period under consideration under Borrower’s system of accounting, including without limitation: (a) the cost of all food and beverages sold or consumed and of all necessary chinaware, glassware, linens, flatware, uniforms, utensils and other items of a similar nature, including such items bearing the name or identifying characteristics of the hotels (but excluding FF&E) as Borrower and/or Manager shall reasonably consider appropriate (“Operating Equipment”) and paper supplies, cleaning materials, fuel, guest amenities, soaps, shampoos and similar consumable items (“Operating Supplies”) placed in use (other than reserve stocks thereof in storerooms). Operating Equipment and Operating Supplies shall be considered to have been placed in use when they are transferred from the storerooms of the Properties to the appropriate operating departments; (b) salaries and wages of personnel of the Properties, including costs of payroll taxes and employee benefits (which benefits may include, without limitation, a pension plan, medical insurance, life insurance, travel accident insurance and an executive bonus program), and all other expenses not otherwise specifically referred to in this definition which are referred to as “Administrative and General Expenses” in the Uniform System of Accounts, (c) the cost of all other goods and services obtained by Borrower or Manager in connection with its operation of the Properties including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment, and all existing and any future installations necessary for the operation of the Improvements for hotel purposes (including, without limitation, heating, lighting, sanitary equipment, air conditioning, laundry, refrigerating, built in kitchen equipment, telephone equipment, communications systems, computer equipment and elevators), Operating Equipment and existing and any future furniture, furnishings, wall coverings, fixtures and hotel equipment necessary for the operation of the building for hotel purposes which shall include all equipment required for the operation of kitchens, bars, laundries, (if any) and dry cleaning facilities (if any), office equipment, cleaning and engineering equipment and vehicles; (d) the cost of repairs to and maintenance of the Properties (other than of a capital nature); (e) insurance premiums for general liability insurance, workers’ compensation insurance or insurance required by similar employee benefits acts and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses arising from the operation of the Properties (as distinguished from any property damage insurance on the Properties building or its contents) and losses incurred on any self-insured risks of the foregoing types, provided that Borrower has specifically approved in advance such self-insurance or insurance is unavailable to cover such risks

(premiums on policies for more than one year will be pro-rated over the period of insurance and premiums under blanket policies will be allocated among properties covered); (f) all Taxes and Other Charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Borrower with respect to the operation of the Properties; (g) legal fees and fees of any firm of independent certified public accounts designated from time to time by Borrower (the “Independent CPA”) for services directly related to the operation of the Properties, reasonably acceptable to Lender; (h) the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, legal, functional, decorating, design or construction problems and activities, including the reasonable fees of Guarantor or any subsidiary of Guarantor in connection therewith, provided that such employment of Guarantor or any such subsidiary of Guarantor is reasonably approved in advance by Lender; provided, further, however, that if such costs and expenses have not been included in an approved budget, then, during a Debt Yield Trigger Period, if such costs exceed $10,000 in any one instance the same shall be subject to the reasonable approval by Lender; (i) all expenses for advertising for the Properties and all expenses of sales promotion and public relations activities; (j) all out-of-pocket expenses and disbursements determined by the Independent CPA to have been reasonably, properly and specifically incurred by Borrower, Manager, Guarantor or any of their Affiliates pursuant to, in the course of and directly related to, the management and operation of the Properties under the Management Agreement (without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, radiogram, cablegram, air express and other incidental expenses, but, shall exclude costs relating to the offices maintained by Borrower, Manager, Guarantor or any of their Affiliates other than the offices maintained at the Individual Property for the management of such Individual Property and excluding transportation costs of Borrower or Manager related to meetings between Borrower and Manager with respect to administration of the Management Agreement or of the Properties involving travel away from such party’s principal executive offices); (k) the cost of any reservations system, any accounting services or other group benefits, programs or services from time to time made available to properties in the Borrower’s system, including, without limitation, any provided by any Manager; (l) the cost associated with any retail Leases; (m) any management fees, basic and incentive fees or other fees and reimbursables paid or payable to Manager under the Management Agreement; (n) Ground Rent payable under each Ground Lease and common area charges or assessments payable by Borrower as a member of a Condominium, Declaration or other Property Agreement; and (o) all costs and expenses of owning, maintaining, conducting and supervising the operation of the Property to the extent such costs and expenses are not included above.

“Organizational Documents” means as to any Person, the certificate of incorporation and by-laws with respect to a corporation; the certificate of organization and operating agreement with respect to a limited liability company; the certificate of limited partnership and partnership agreement with respect to a limited partnership, or any other organizational or governing documents of such Person.

“Other Charges” shall mean all Ground Rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Other Connection Taxes” shall mean, with respect to any Lender or agent thereof, Section 2.7 Taxes imposed as a result of a present or former connection between such Lender or agent thereof and the jurisdiction imposing such Section 2.7 Tax (other than connections arising from such Lender or agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Obligations” shall have the meaning as set forth in the Mortgages.

“Other Taxes” shall mean any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Section 2.7 Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except (i) any such Section 2.7 Taxes that are Other Connection Taxes imposed with respect to an assignment and (ii) any “prohibited transaction” excise tax arising from any Lender’s use of “plan assets” of any “benefit plan investor” within the meaning of the Plan Asset Regulations.

“Outparcel” shall have the meaning set forth in Section 2.5.5 hereof.

“Parcel Release Price” shall have the meaning set forth in Section 2.5.6 hereof.

“Participant Register” shall have the meaning set forth in Section 9.7 hereof.

“Payment Date” shall mean, with respect to any Component, the first (1st) day of each calendar month during the term of the Loan, or if such date is not a Business Day, the immediately preceding Business Day and the first Payment Date for purposes of this Agreement shall be December 1, 2013.

“Permitted Assumption” shall have the meaning given thereto in Section 5.2.10(e).

“Permitted Debt” shall mean, collectively (a) the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by the Mortgages and the other Loan Documents, and (b) trade payables incurred in the ordinary course of Borrower’s business, not secured by Liens on any one or more Individual Properties (other than Liens being properly contested in accordance with the provisions of this Agreement) and customary purchase money security interests of sellers of goods, provided that such trade payables and purchase money security interests in respect of each Individual Property (excluding Capital Expenditures and Basic Carrying Costs) (i) do not exceed at any one time in the aggregate three percent (3%) of the original principal amount of the Loan, (ii) are normal and reasonable under the circumstances, (iii) are payable by or on behalf of Borrower for or in respect of the operation of such Individual Property in the ordinary course of the operation of Borrower’s business or the routine administration of such Borrower’s business, (iv) are paid within sixty (60) days following the later of (A) the date on which such amount is incurred or (B) the date invoiced, and (v) are not evidenced by a note. Nothing contained herein shall be deemed to require Borrower to pay any trade payable, so long as Borrower is in good faith at its own expense, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (w) no Event of Default shall exist and be continuing hereunder, (x) no Individual Property nor any part thereof or interest therein will be in material danger of being sold or forfeited, (y) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment any amounts contested, together with all interest and penalties thereon, and (z) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount.

“Permitted Encumbrances” shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof (including liens disclosed in the title commitments for which Lender has either received affirmative coverage or for which the title insurance company has received adequate protections to remove such items as exceptions from the Title Insurance Policy and such items were so removed), (c) Liens, if any, for Section 2.7 Taxes, Taxes and Other Charges imposed by any Governmental Authority not yet due or delinquent or which are contested in good faith by appropriate proceedings and for which Borrower has set aside adequate reserves on its books, (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, (e) all immaterial easements, rights-of-way, restrictions and other similar non-monetary encumbrances recorded against and affecting such Individual Property and that do not materially and adversely affect (i) the ability of Borrower to pay any of its obligations to any Person as and when due (ii) the marketability of title to such Individual Property, (iii) the fair market value of such Individual Property, or (iv) the use or operation of such Individual Property, (f) rights of Tenants as Tenants only, (g) customary purchase money security interests of sellers of goods that satisfy the conditions set forth in the definition of “Permitted Debt” and (h) that certain Second Amendment to Improvement, Operation and Reciprocal Easement Agreement, dated on or about the date hereof with respect to the Individual Property known as Hilton New Orleans Riverside in substantially the form and substance provided to Lender on the Closing Date.

“Permitted Equipment Transfer” shall mean the Transfer of FF&E and/or Personal Property that is either being replaced or that is no longer necessary in connection with the operation of an Individual Property, provided (x) no Event of Default is continuing and (y) such Transfer will not materially and adversely affect the value, use or operation of such Individual Property.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, or any trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(a) obligations of, or obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year;

(b) federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated (a) “A-1+” (or the equivalent) by S&P and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by S&P, and that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000, (b) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (2) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (3) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (4) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1”, or such other ratings as confirmed in a Rating Agency Confirmation and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;

(c) deposits that are fully insured by the Federal Deposit Insurance Corp. (“FDIC”);

(d) commercial paper rated (a) “A–1+” (or the equivalent) by S&P and having a maturity of not more than 90 days, (b) in one of the following Moody’s rating categories: (i) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (ii) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (iii) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (iv) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1” and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;

(e) any money market funds that (a) has substantially all of its assets invested continuously in the types of investments referred to in clause (i) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from S&P and Moody’s; and

(f) such other investments as to which each Approved Rating Agency shall have delivered a Rating Agency Confirmation.

Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other Approved Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (iii) shall only include instruments that qualify as “cash flow investments” (within the meaning of Section 860G(a)(6) of the Code); and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

“Permitted Transfer” shall mean any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, (c) any Transfer permitted without the consent of Lender pursuant to the provisions of Section 5.2.10(d) hereof, (d) any Sale or Pledge of an Excluded Entity, (e) any Sale or Pledge of the direct interests in Guarantor so long as after giving effect to such Sale or Pledge, an Excluded Entity or Qualified Transferee continues to control and own at least 50.1% of the indirect interests in Borrower, (f) any Lease of space in any of the Improvements to Tenants in accordance with the provisions of Section 5.1.21, (g) Permitted Encumbrances, (h) Permitted Equipment Transfers and (i) the release of any Property or portion thereof (or an Unencumbered Borrower) in connection with a release in accordance with Section 2.5 or Section 6.4 hereof.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

“Phase I Environment Report” shall mean those certain phase I environmental reports delivered to Lender with respect to each of the Properties.

“Plan Asset Regulations” shall have the meaning set forth in Section 4.1.9 hereof.

“Policies” shall have the meaning set forth in Section 6.1(b) hereof.

“Policy” shall have the meaning set forth in Section 6.1(b) hereof.

“Pre-Approved Alterations” shall have the meaning set forth in Section 5.22 hereof.

“Prepayment Premium” shall mean:

(a) with respect to all voluntary prepayments of the Loan that in the aggregate (together with all voluntary prepayments made prior to or contemporaneously therewith) do not exceed $875,000,000.00, zero,

(b) with respect to all voluntary prepayments of the Loan that (i) in the aggregate (together with all voluntary prepayments made prior to or contemporaneously therewith) exceed $875,000,000.00, but are less than or equal to $2,187,500,000 and (ii) are made prior to the applicable First Call Protection End Date, the Yield Maintenance Premium (calculated through and including the First Call Protection End Date);

(c) with respect to all voluntary prepayments of the Loan that (i) in the aggregate (together with all voluntary prepayments made prior to or contemporaneously therewith) exceed $2,187,500,000 and (ii) are made prior to the Second Call Protection End Date, the Yield Maintenance Premium (calculated through and including the Second Call Protection End Date), and

(d) with respect to all other voluntary prepayments of the Loan, zero.

“Prepayment Notice” shall have the meaning specified in Section 2.4.1(a).

“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Yield Maintenance End Date, as determined by Lender on the basis of “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date, the “Prepayment Rate” shall be the yield on such United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error.

“Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4 hereof.

“Prime Rate” shall mean the annual rate of interest publicly announced by JPMorgan Chase Bank, National Association, in New York, New York, as its base rate, as such rate shall change from time to time. If JPMorgan Chase Bank, National Association, ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If The Wall Street Journal ceases to publish the “Prime Rate,” the Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index. Notwithstanding the foregoing, in no event shall the Prime Rate be less than zero.

“Prime Rate Component” shall mean Component A at such time as interest thereon accrues at a rate of interest based upon the Prime Rate plus the Prime Rate Spread.

“Prime Rate Spread” shall mean, with respect to Component A, the difference (expressed as the number of basis points) between (a) LIBOR plus the Spread for such Component on the date LIBOR was last applicable to the Loan, minus (b) the Prime Rate on the date that LIBOR was last applicable to the Loan; provided, however, in no event shall such difference be a negative number.

“Principal” shall mean the Special Purpose Entity that is the general partner of an Individual Borrower, if such Individual Borrower is a partnership, or managing member of an Individual Borrower, if such Individual Borrower is a limited liability company other than a single-member Delaware limited liability company.

“Priority Waterfall Payments” shall mean the payment of Taxes, Insurance, Hotel Taxes and Custodial Funds and Ground Rent in accordance with Section 2.6.2(e) of this Agreement; provided, that such amounts have not previously been paid or reserved for by Manager as Manager Required Payments.

“Property” or “Properties” shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

“Property Account” shall have the meaning set forth in Section 2.6.1(a)(i).

“Property Account Agreement” shall mean those certain account control agreements by and between Borrower, Lender and the applicable Property Bank.

‘Property Account Charges” shall mean payments with respect to bank fees, change orders and returned checks due to insufficient funds with respect to the applicable Property Account.

“Property Bank” shall mean those certain banks set forth on Section 2.6.1(a)(i) and any replacement Eligible Institution.

“Property Conditions Reports” shall mean those certain property condition reports delivered to Lender with respect to each of the Individual Properties.

“Property Reports” shall mean the Property Condition Reports, the Phase I Environmental Reports and the PZR Reports delivered to Lender in connection with the Loan.

“Provided Information” shall mean any and all financial and other information provided at any time prepared by, or on behalf of, Borrower, Principal, any Affiliated Manager and/or Guarantor.

“Public Sale” shall mean (a) the Sale or Pledge in one or a series of transactions, of all of the direct or indirect legal or beneficial interests in Borrower (other than an Excluded Entity) to a Qualified Public Company, (b) any event whereby Guarantor or any direct or indirect subsidiary (other than any Individual Borrower) or parent of Guarantor (other than an Excluded Entity) becomes a Qualified Public Company pursuant to an initial public offering where $200,000,000 or more of shareholder equity in such Qualified Public Company has been sold to third parties in the public market or (c) the Sale or Pledge in one or a series of transactions, through any direct or indirect owner of a legal or beneficial interest in Borrower (other than with respect to an Excluded Entity) becomes, or is merged with or into, a Qualified Public Company.

“Public Vehicle” shall mean a Person whose securities are listed and traded on the New York Stock Exchange, AMEX, NASDAQ, the Frankfurt Stock Exchange, the London Stock Exchange, Euronext or the Luxembourg Stock Exchange and shall include a majority owned subsidiary of any such Person or any operating partnership through which such Person conducts all or substantially all of its business.

“PZR Reports” shall mean those certain zoning reports delivered to Lender with respect to each of the Properties.

“Qualified Manager” shall mean either (a) Manager; (b) any Affiliate of Hilton Worldwide Inc., (c) any of the entities set forth on Schedule 1.11 hereto with respect to each applicable Individual Property; (d) any management company Controlled by or under common Control with any management company set forth on Schedule 1.11; or (e) a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Properties that is reasonably acceptable to Lender, provided, that (i) in the case of subclause (e) above if required by Lender following a Securitization, Borrower shall have obtained a Rating Agency Confirmation from the Approved Rating Agencies with respect to such Manager and its management of the Properties and (ii) in the case of subclauses (b), (c), (d) and (e) above, if such Person is an Affiliate of Borrower, if required by Lender, Borrower shall have obtained an Additional Insolvency Opinion.

“Qualified Public Company” shall mean a Public Vehicle with a Net Worth equal to or exceeding $500,000,000 (inclusive of its interest in the Properties) as of the date of the Public Sale.

“Qualified Transferee” shall mean a Person (i) with a Net Worth equal to or exceeding $500,000,000 (exclusive of its interest in the Properties) as of the date of the Public Sale or Permitted Assumption; (ii) that has not been the subject of a Bankruptcy Action or of a material governmental or regulatory investigation which resulted in a final, nonappealable conviction for criminal activity involving moral turpitude; and (iii) that is (or is Controlled by, Controlling or under common Control with an entity that is) in the management, ownership or operation of commercial real estate hospitality assets. For the avoidance of doubt, there shall be no ongoing net worth covenants for a Qualified Transferee after the date of a Public Sale or Permitted Assumption.

“Ratable Share” shall mean, with respect to any Co-Lender, its share of each Component of the Loan based on the proportion of the outstanding principal of such Component of the Loan advanced by such Co-Lender to the total outstanding principal amount of the Loan. The Ratable Share of each Co-Lender on the date of this Agreement after giving effect to the funding of the Loan on the Closing Date is set forth on Schedule 1.6 attached hereto and made a part hereof.

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch and Morningstar or any other nationally recognized statistical rating agency, which has assigned a rating to the Securities.

“Rating Agency Confirmation” shall mean, collectively, a written affirmation from each of the Approved Rating Agencies that the credit rating of the Securities given by such Approved Rating Agency of such Securities immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Approved Rating Agency’s sole and absolute discretion. In the event that, prior to a Securitization and at any other given time, no Approved Rating Agency has elected to consider whether to grant or withhold such an affirmation and Lender does not otherwise have an approval right with respect to such event, then the term Rating Agency Confirmation shall be deemed instead to require the written reasonable approval of Lender.

“Register” shall have the meaning set forth in Section 9.7 hereof.

“Related Entities” shall have the meaning set forth in Section 5.2.10(e)(v) hereof.

“Related Parties” shall have the meaning set forth in the definition of Special Purpose Entity.

“Related Party” shall have the meaning set forth in the definition of Special Purpose Entity.

“Release” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Release Amount” shall mean, for any Individual Property, the amount set forth on Schedule 1.7, as the same may be reduced (a) pursuant to Section 2.4.2 hereof and/or (b) by the Parcel Release Price attributable to any Release Parcel released pursuant to Section 2.5.5 hereof.

“Release Debt Yield” shall have the meaning set forth in Section 2.5.2(e) hereof.

“Release Parcel” shall have the meaning set forth in Section 2.5.6 hereof.

“Remediation” and “Remediate” shall mean any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or a portion thereof.

“Rental Agent” shall mean Hilton International Puerto Rico, Inc. and its successors and/or assigns.

“Rental Management Agreement” shall mean those certain Condado Lagoon Villas Rental Pool Agreements between Rental Agent and each owner of a timeshare unit at the Caribe Property.

“Rental Management Program” shall mean a rental management program managed by the Manager or an Affiliate of Manager (as agent for Borrower) for the rental of any condo-hotel units.

“Rents” shall mean, with respect to each Individual Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to such Individual Property and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or any of their respective agents or employees from any and all sources arising from or attributable to the Individual Property, and proceeds, if any, from business interruption or other loss of income insurance, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales proceeds, if any, from business interruption or other loss of income insurance, any distributions, dividends and/or other payments of cash or other property received by Borrower in connection with any Condominium or Property Agreement and all amounts received by Borrower, Manager or any Affiliate thereof from or with respect to any Rental Management Program.

“Replacement Guarantor” shall mean:

(a) a Qualified Transferee (including any Qualified Public Company with a Net Worth equal to or in excess of $500,000,000 (exclusive of its interests in the Properties)); or

(b) a Qualified Public Company (i) with a Net Worth equal to or in excess of $500,000,000 (inclusive of its interests in the Properties); provided, that the Debt Yield as of the date of determination shall equal or exceed twelve percent (12%) or (ii) that delivers the Cash/LC Collateral.

“Replacement Guaranty” shall have the meaning set forth in Section 5.2.10(f) hereof.

“Replacement Interest Rate Cap Agreement” shall mean, collectively, one or more interest rate protection agreements, reasonably acceptable to Lender, from an Acceptable Counterparty with terms substantially similar to the Interest Rate Cap Agreement except that the same shall be effective as of the date required in Section 2.2.7(c); provided that to the extent any such interest rate protection agreements do not meet the foregoing requirements, a “Replacement Interest Rate Cap Agreement” shall be such interest rate protection agreements approved in writing by the Approved Rating Agencies with respect thereto.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement, (ii) a management agreement with a Qualified Manager, which management agreement shall (A) have been entered into by Borrower and such Qualified Manager on an arms’-length basis and otherwise on commercially reasonable third-party terms and (B) with economic terms and management fees comparable to existing local market rates or (iii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (iii), following a Securitization, Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation from the Approved Rating Agencies with respect to such management agreement and (b) an assignment of management agreement and subordination of management fees substantially in the form as the Assignment of Management Agreement (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense.

“Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Fund” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Monthly Deposit” shall mean an amount equal to the greater of (a) four percent (4%) of aggregate Gross Income from Operations from the Properties for the calendar month that is two (2) calendar months prior to the calendar month in which the applicable deposit to the Replacement Reserve Fund is to be made and (b) the aggregate monthly amount required to be reserved by the Manager in the Manager Accounts for payment of the cost of Replacements under the Management Agreement for the Properties for such period. Notwithstanding the foregoing, provided that Borrower is maintaining the Property in accordance with the requirements of the Management Agreement and the Loan Documents, the amount of the Replacement Reserve Monthly Deposit shall be reduced by the aggregate amount of deposits required to be deposited by Borrower in the Manager Account for Replacements for such period, to the extent that Lender shall have received evidence reasonably satisfactory to Lender that Borrower shall have made such deposit.

“Replacements” shall mean, FF&E, replacements and repairs required to be made to each Individual Property or the Improvements.

“Representative Borrower” shall have the meaning set forth in Section 10.6 hereof.

“Required Debt Yield” shall mean a Debt Yield, as determined by Lender, equal to or exceeding eight and twenty-five hundredths percent (8.25%).

“Required Repair Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repair Deadline” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repair Fund” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1 hereof.

“Reserve Accounts” shall mean, collectively, the Tax and Insurance Reserve Account, the Replacement Reserve Account, the Required Repair Account, the Ground Lease Reserve Account, the Excess Cash Flow Reserve Account and any other escrow account established pursuant to the Loan Documents.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repairs Fund, the Ground Lease Reserve Fund, the Excess Cash Flow Reserve Fund and any other escrow fund established by the Loan Documents.

“Restoration” shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restricted Party” shall mean (a) Borrower, Principal and Guarantor and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, Principal, any Guarantor or any non-member manager but, with respect to this subclause (b), excluding (i) any shareholders or owners of stock or equity interest that are publicly traded on any nationally recognized stock exchange that are not Affiliates of Borrower, Principal or Guarantor (other than any Excluded Entity) and (ii) any Excluded Entity.

“S&P” shall mean Standard & Poor’s Ratings Services.

“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

“Satisfaction Date” shall have the meaning set forth in 9.3(d) hereof.

“Second Call Protection End Date” shall mean the Business Day immediately following the Payment Date in November, 2015.

“Section 2.7 Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.1.1(h) hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Securitization Vehicle” shall mean each REMIC or Grantor Trust into which all or a portion of the Loan has been transferred.

“Servicer” shall have the meaning set forth in Section 9.5 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.5 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Special Purpose Entity” shall mean a corporation, limited partnership, general partnership or limited liability company that complies with the following requirements from and after the date hereof unless it has received prior written consent to do otherwise from Lender or a permitted administrative agent thereof, or, while the Loan is securitized, a Rating Agency Confirmation from each of the Approved Rating Agencies, and an Additional Insolvency Opinion, in each case:

(i) is and shall be organized solely for the purpose of (A) in the case of Borrower (other than Holdings Borrower), (I) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Properties, entering into and performing its obligations under the Loan Documents with Lender, refinancing the Properties in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing or (B) in the case of any Principal, acting as a general partner of the limited partnership that owns the related Individual Property or as member of the limited liability company that owns the related Individual Property and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing and (II) in the case of Holdings Borrower, holding direct or indirect interests in the Individual Borrowers and Principals;

(ii) has not engaged and shall not engage in any business unrelated to the activities set forth in clause (i) of this definition;

(iii) has not owned and shall not own any real property other than in the case of Borrower, the Properties;

(iv) does not have, shall not have and at no time had any assets other than (A) in the case of each Individual Borrower (other than Holdings Borrower), the related Individual Property and personal property necessary or incidental to its ownership and operation of such Individual Property, (B) in the case of any Principal, acting as a general partner of the limited partnership that owns the related Individual Property or as member of the limited liability company that owns the related Individual Property and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, (C) in the case of Holdings Borrower, holding direct or indirect interests in the Individual Borrowers and Principals, and (D) in the case of the Caribe Borrower, its interests in the property management agreement for the property known as the Hilton Ponce (the “Prior Management Asset”).

(v) has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger, (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents or (C) in the case of a Principal, any transfer of its partnership or membership interest;

(vi) shall not cause, consent to or permit any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition without the prior written consent of Lender;

(vii) if such entity is a limited partnership, has and shall have at least one general partner (or in the case of a general partnership, at least two general partners) and has and shall have, as its only general partners, Special Purpose Entities each of which (A) is a corporation or single member Delaware limited liability company, (B) has two (2) Independent Directors or Independent Managers, and (C) holds a direct interest as general partner in the limited partnership of not less than 0.5%;

(viii) if such entity is a corporation, shall have at least two (2) Independent Directors, and shall not cause or permit the board of directors of such entity to take any Bankruptcy Action with respect to itself or, if the corporation is a Principal, with respect to Borrower;

(ix) if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single member limited liability company set forth in this definition of “Special Purpose Entity”), has and shall have at least one (1) member that is a Special Purpose Entity, that is a corporation or a single-member limited liability company, that has at least two (2) Independent Directors and that directly owns at least one half of one percent (0.5%) of the equity of the limited liability company;

(x) if such entity is a single member limited liability company, (A) is and shall be a Delaware limited liability company, (B) has and shall have at least two (2) Independent Directors or Independent Managers serving as managers of such company, (C) shall not take any Bankruptcy Action, either with respect to itself or, if the company is a Principal, with respect to Borrower in each case, unless two (2) Independent Directors or Independent Managers then serving as managers of the company shall have consented in writing to such action, and (D) has had and shall have two (2) natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

(xi) has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable, (b) a partnership, has a partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not) (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets; (3) amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (4) without the affirmative vote of two (2) Independent Directors or Independent Managers of itself, or, if the corporation is a Principal, with respect to Borrower, take any Bankruptcy Action;

(xii) except with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, has at all times been and shall at all times remain solvent and has paid and shall pay its debts and liabilities (including, a fairly allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (in each case, to the extent there exists sufficient cash flow from the operations of the Property to do so; provided, that the foregoing shall not require any member, partner or shareholder of a Special Purpose Entity to make any additional capital contributions to a Special Purpose Entity;

(xiii) has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xiv) has maintained and shall maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is required to file income tax returns under applicable law, has filed and shall file its own income tax returns, except to the extent that it is required by law to file consolidated tax returns and, if it is a corporation, has not filed and shall not file a consolidated income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns;

(xv) has maintained and shall maintain its own records, books, resolutions and agreements;

(xvi) except as contemplated by the Loan Documents and the Management Agreement (where Manager is acting as the agent of Borrower) with respect to each other Borrower and with respect to prior financings which have been repaid in full, has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person;

(xvii) has held and shall hold its assets in its own name;

(xviii) has conducted and shall conduct its business in its name or in a name franchised or licensed to it by Manager (provided, Borrower may have conducted its business through an Affiliate of itself or of Borrower or an entity that acted as manager solely as an agent for the Borrower under a prior financing that has been fully repaid as of the date hereof) except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of such Special Purpose Entity;

(xix) (A) has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP or the Uniform System of Accounts, provided, however, that any such consolidated financial statement contains a note indicating that the Special Purpose Entity’s separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity’s liabilities do not constitute obligations of the consolidated entity, except as provided herein with respect to each other Borrower;

(xx) has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, provided there is sufficient cash flow to do so, and has maintained and shall maintain a sufficient number of employees, if any, in light of its contemplated business operations;

(xxi) has observed and shall observe all partnership, corporate or limited liability company formalities, as applicable;

(xxii) reserved;

(xxiii) following the Closing Date, (A) Borrower shall have no Indebtedness other than (I) the Loan, (II) Permitted Debt, (III) such Indebtedness as may be required pursuant to the Ground Leases, and (IV) such other liabilities that such Special Purpose Entity is expressly permitted to incur pursuant to this Agreement or as otherwise imposed by law and (B) Principals shall have no Indebtedness;

(xxiv) except as expressly permitted pursuant to the terms of any prior financing and except for guarantees or obligations, in each case, that have been released or discharged or that will be released or discharged as of the closing of the Loan, has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, has not held out and shall not hold out its credit as being available to satisfy the obligations of any other Person or has not pledged and shall not pledge its assets to secure the obligations of any other Person, in each case except as permitted pursuant to this Agreement with respect to each other Borrower or, in the case of Principal or required by applicable law with respect to the liabilities of the partnership of which Principal is a general partner;

(xxv) has not acquired and shall not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate;

(xxvi) has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing (individually, a “Related Party” and collectively, the “Related Parties”), including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

(xxvii) has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

(xxviii) reserved;

(xxix) has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of such Special Purpose Entity and not as a division or part of any other Person,

(xxx) has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxxi) except as expressly permitted pursuant to the terms of any prior financing and except for loans, in each case, that have been released or discharged or that will be released or discharged as of the closing of the Loan, has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity;

(xxxii) has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or department or part of it, and has not identified itself and shall not identify itself as a division or department of any other Person;

(xxxiii) other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s length transaction with an unrelated third party;

(xxxiv) has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

(xxxv) if such entity is a corporation, has considered and shall consider the interests of its creditors in connection with all corporate actions;

(xxxvi) except with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, has not had shall not have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents with respect to (A) each other Borrower and (B) the Guaranty, the Deductible Guaranty and Environmental Indemnity;

(xxxvii) except as set forth on Schedule 4.1.30 hereof and except in the case of Holdings Borrower, with respect to its equity interests in other Individual Borrowers or Principal, has not formed, acquired or held and shall not form, acquire or hold any subsidiary; provided, that a Principal may acquire and hold its interest in the related Individual Borrower;

(xxxviii) has complied and shall comply with all of the terms and provisions contained in its organizational documents;

(xxxix) has conducted and shall conduct its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion, or if applicable, any Additional Insolvency Opinion, are true;

(xl) has not permitted and shall not permit any Affiliate or constituent party (other than Manager, solely in its capacity as an agent of Borrower) independent access to its bank accounts, except as expressly permitted in any prior financing or as contemplated in the Loan Documents (other than Manager, solely in its capacity as an agent of Borrower);

(xli) is, has always been and shall continue to be duly formed, validly existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is qualified to do business;

(xlii) has paid all Section 2.7 Taxes which it owes and is not currently involved in any dispute with any taxing authority other than taxes that are being contested in good faith by appropriate proceedings;

(xliii) is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that resulted in a judgment against it that has not been paid in full;

(xliv) has no judgments or Liens of any nature against it except for Section 2.7 Tax liens not yet due and the Permitted Encumbrances;

(xlv) has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition; and

(xlvi) has no material contingent or actual obligations not related to the Property.

“Spread” shall mean with respect to Component A, 2.65%, which amount shall be increased by twenty-five (25) basis points pursuant to (but not in duplication of) Section 2.8(e) for the period beginning on the commencement of the third Extension Term and ending on the Maturity Date, effective as of the first day of the immediately succeeding Interest Period for Component A.

“State” shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

“Strike Price” shall mean (a) for the period from the Closing Date through and including the Initial Maturity Date, a rate of not more than six percent (6.00%) and (b) for any Extension Term, the Extension Strike Price.

“Survey” shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

“Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof.

“Tax and Insurance Reserve Account” shall have the meaning set forth in Section 7.2 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

“Tenant” shall mean any Person with a possessory right to all or any part of an Individual Property pursuant to a Lease.

“Threshold Amount” shall have the meaning set forth in Section 5.1.22 hereof.

“Title Insurance Policies” shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form reasonably acceptable to Lender (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“Transferee” shall have the meaning set forth in Section 5.2.10(e)(iii) hereof.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

“Unencumbered Borrower” shall have the meaning specified in Section 2.4.2(b) hereof.

“Uniform System of Accounts” shall mean the Tenth Revised Edition, 2006, of the Uniform System of Accounts for Hotels as adopted by the American Hotel and Motel Association.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Approved Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.7(e).

“Waikoloa Ground Lease” shall mean State of Hawaii Department of Land and Natural Resources General Lease No. S-5862 made June 1, 2006, but effective as of August 15, 1997 by and between the State of Hawaii, as lessor, and Global Resort Partners, as lessee, as the same has been and may be further amended, restated, replaced or otherwise modified from time to time.

“Waikoloa Outparcel” shall have the meaning set forth in Section 2.5.5 hereof.

“Waikoloa Outparcel Release Price” shall mean $52,800,000.00

“Working Capital Peg Balance” shall mean the sum of (a) the estimated amount of Manager Required Payments anticipated by Manager in their reasonable business judgment to be incurred in the next thirty (30) days (other than Taxes and Insurance Premiums) and (b) amounts sufficient to pay Taxes and Insurance Premiums, each as reasonably determined by Manager in accordance with the Management Agreement (including any provisions of the Assignment of Management Agreement).

“Working Funds” shall have the meaning assigned thereto in the Management Agreement.

“Yield Maintenance End Date” shall mean the First Call Protection End Date and the Second Call Protection End Date, as applicable.

“Yield Maintenance Premium” shall mean, with respect to any repayment of the outstanding principal balance of Component B prior to the applicable Yield Maintenance End Date, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the applicable Component of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest to be made with respect to the portion of such Component being prepaid assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the applicable Component being prepaid is paid on the applicable Yield Maintenance End Date with respect to such Component (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II

GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower may request and receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower and Lender acknowledge and agree that the Loan shall be fully funded as of the Closing Date.

2.1.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) repay and discharge any existing loans relating to the Properties, (b) pay all past due Basic Carrying Costs, if any, with respect to the Properties, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties and (f) distribute the balance, if any, to Borrower.

2.1.5 Components of the Loan. For the purpose of computing interest payable from time to time on the principal amount of the Loan and certain other computations set forth herein, the principal balance of the Loan shall be divided into Component A, Component B-1 and Component B-2. The principal amount of the Components shall be as follows:

COMPONENT	PRINCIPAL AMOUNT	INTEREST RATE

A	$875,000,000.00	Floating Interest Rate

B-1	$1,312,500,000.00	Fixed Interest Rate

B-2	$1,312,500,000.00	Fixed Interest Rate

Section 2.2 Interest Rate.

2.2.1 Interest Rate. (a) Subject to the provisions of this Section 2.2, interest on the outstanding principal balance of Component A shall accrue from (and including) the Closing Date to the last day of the Interest Period during which the Maturity Date occurs at the Floating Interest Rate. Borrower shall pay to Lender on each Payment Date the interest accrued (or to be accrued) on the outstanding principal balance of Component A for the related Interest Period.

(b) Subject to the provisions of this Section 2.2, interest on the outstanding principal balance of Component B shall accrue from (and including) the Closing Date to (but excluding) the Maturity Date at the applicable Fixed Interest Rate. Borrower shall pay to Lender on each Payment Date the interest accrued (or to be accrued) on the outstanding principal balance of Component B for the related Interest Period.

2.2.2 Interest Calculation. Interest on the outstanding principal balance of each Component of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan.

2.2.3 Determination of Interest Rate. (a) Subject to the terms and conditions of this Section 2.2.3, Component A of the Loan shall bear interest at the Floating Interest Rate. The Floating Interest Rate applicable to any related Interest Period shall be determined by Lender as set forth herein; provided, however, that LIBOR for the Interest Period commencing on the Closing Date through and including November 4, 2013 shall be 0.172%.

(b) In the event that Lender shall have reasonably determined that by reason of circumstances affecting the interbank Eurodollar market LIBOR cannot be determined as provided in the definition of LIBOR as set forth herein, then Lender shall forthwith give notice thereof by telephone of such fact, confirmed in writing, to Borrower at least one (1) Business Day prior to the Determination Date. If such notice is given, Component A of the Loan shall be converted, from and after the first day of the next succeeding Interest Period, to a Prime Rate Loan bearing interest based on the Prime Rate in effect on the related Determination Date.

(c) If, pursuant to the terms of Section 2.2.3(b) above, Component A of the Loan has been converted to a Prime Rate Loan but thereafter LIBOR can again be determined as provided in the definition of LIBOR as set forth herein, Lender may give notice thereof to Borrower and convert the Prime Rate Loan back to a Floating Interest Rate Loan by delivering to Borrower notice of such conversion no later than 11:00 a.m. (New York City Time), three (3) Business Days prior to the next succeeding Determination Date, and the Loan shall be converted to a Floating Interest Rate Loan from, after and including the first day of the next succeeding Interest Period. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a Floating Interest Rate Loan to a Prime Rate Loan.

(d) Intentionally Omitted.

(e) If the adoption of any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a Floating Interest Rate Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a Floating Interest Rate Loan or to convert a Prime Rate Loan to a Floating Interest Rate Loan shall be canceled forthwith and (ii) any outstanding Floating Interest Rate Loan shall be converted automatically to a Prime Rate Loan on the first day of the next succeeding Interest Period or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Floating Interest Rate Loan hereunder. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

(f) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

(i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

(ii) shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender would have under the terms of the Loan Documents achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material;

(iii) shall hereafter subject any Lender to any Section 2.7 Taxes (other than (A) Indemnified Taxes, (B) Section 2.7 Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iv) shall hereafter impose on Lender any other condition (other than Section 2.7 Taxes);

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender in its reasonable discretion. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(f), Lender shall provide Borrower with not less than thirty (30) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to

Borrower shall be conclusive in the absence of manifest error. Subject to Section 2.2.3(h) hereof, this provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(g) Lender shall not be entitled to claim compensation pursuant to this Section 2.2.3 for any increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued prior to the earlier of (i) ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim for compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for the calculation of the additional amounts owed to Lender under this Section 2.2.3, which statement shall be conclusive and binding on all parties absent manifest error and (ii) any earlier date provided Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause (i) within ninety (90) days after Lender received written notice of such change in law or circumstance.

(h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a Floating Interest Rate Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to third-party lenders of funds obtained by it in order to maintain a Floating Interest Rate Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the Floating Interest Rate Loan on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to third-party lenders of funds obtained by it in order to maintain the Floating Interest Rate Loan hereunder and (iii) the conversion pursuant to the terms hereof of the Floating Interest Rate Loan to the Prime Rate Loan on a date other than the Payment Date, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to third-party lenders of funds obtained by it in order to maintain a Floating Interest Rate Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

2.2.4 Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the Floating Interest Rate Loan and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the Floating Interest Rate Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender (including the effect on any Securitization) as determined by Lender in its reasonable discretion.

2.2.5 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. If any Component is not repaid on the applicable Maturity Date for such Component, default interest will accrue from and after the applicable Maturity Date for such Component and will be calculated by multiplying (a) the actual number of days elapsed from the date such payment was due for which the calculation is being made by (b) a daily rate based on the applicable Default Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of each Component.

2.2.6 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

2.2.7 Interest Rate Cap Agreement. (a) Prior to or contemporaneously with the Closing Date, Borrower shall, with respect to Component A, enter into an Interest Rate Cap Agreement with a LIBOR strike price no greater than the Strike Price. The Interest Rate Cap Agreement (i) shall at all times be in a form and substance reasonably acceptable to Lender with respect to such matters not otherwise set forth in this Agreement, (ii) shall at all times be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Cash Management Account any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt related to Component A exists, provided that the Debt shall be deemed to exist if the Properties are transferred by judicial or non-judicial foreclosure or deed in lieu thereof, (iv) shall be for a period equal to the then existing term of Component A of the Loan and (v) shall at all times have a notional amount equal to or greater than the then outstanding principal balance of Component A of the Loan and shall at all times provide for the applicable Strike Price. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement (the “Assignment of Interest Rate Cap Agreement”), all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Cash Management Account) and shall notify the Acceptable Counterparty of such assignment.

(b) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Acceptable Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be directly deposited immediately into the Cash Management Account or, during the continuance of an

Event of Default, into such account as specified by Lender. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Acceptable Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder without Lender’s prior consent.

(c) In the event of any downgrade, withdrawal or qualification of the rating of the Acceptable Counterparty by any Approved Rating Agency, Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than the period of time provided for in such Interest Rate Cap Agreement following such downgrade, withdrawal or qualification (not to exceed ten (10) Business Days).

(d) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

(e) In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender (a) a resolution/consent, as applicable, of the Acceptable Counterparty authorizing the delivery of the Interest Rate Cap Agreement acceptable to Lender, and (b) an opinion from counsel (which counsel may be in house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

(i) the Acceptable Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement;

(ii) the execution and delivery of the Interest Rate Cap Agreement by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(iii) all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

(iv) the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(f) At such time as Component A of the Loan is repaid in full, all of Lender’s right, title and interest in and to the Interest Rate Cap Agreement shall terminate and Lender shall execute and deliver such documents as may be required to evidence Lender’s release of the Interest Rate Cap Agreement and to notify Acceptable Counterparty of such release.

Section 2.3 Loan Payment.

2.3.1 Monthly Debt Service Payments. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to and including, (i) with respect to Component A, November 4, 2013 and (ii) with respect to Component B, October 31, 2013, which interest shall be calculated in accordance with the provisions of Section 2.2 hereof and (b) commencing on the Payment Date occurring in December, 2013 and on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender equal to the Monthly Debt Service Payment Amount, which payments shall be applied to interest accrued (or to be accrued) for the related Interest Period.

2.3.2 Payments Generally. The first Interest Period hereunder (a) with respect to Component A, shall commence on and include the Closing Date and shall end on and include November 4, 2013 and (b) with respect to Component B, shall commence on and including the Closing Date and end on October 31, 2013. Thereafter during the term of the Loan, each Interest Period (a) with respect to Component A, shall commence on the fifth (5th) day of the calendar month preceding the calendar month in which the related Payment Date occurs and shall end on and include the fourth (4th) day of the calendar month in which the related Payment Date occurs and (b) with respect to Component B, shall commence on the first day of each calendar month and end on the last day of the calendar month immediately preceding the related Payment Date. For purposes of making payments hereunder, but not for purposes of calculating the applicable Interest Period for any Payment Date, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the last day of the applicable Interest Period. All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever unless required by applicable law.

2.3.3 Payment on Maturity Date. Borrower shall pay to Lender on the applicable Maturity Date the outstanding principal balance of the Loan, all accrued (or to be accrued) and unpaid interest and all other amounts due hereunder and under the Note, the Mortgages and the other Loan Documents.

2.3.4 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents are not paid by Borrower on or prior to the date on which it is due (other than the principal amount due on the applicable Maturity Date), Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents to the extent permitted by applicable law.

2.3.5 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 a.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. Borrower may prepay the Loan in whole or in part provided, that (a) no Event of Default is continuing as of the date of the applicable prepayment; (b) Borrower gives Lender not less than ten (10) days’ prior written notice of the amount of the Loan that Borrower intends to prepay and the intended date of prepayment which notice shall be revocable by Borrower at any time (the “Prepayment Notice”); and (c) Borrower pays Lender, in addition to the outstanding principal amount of the Loan to be prepaid, (i) all interest that would have accrued on the amount of the Loan to be paid through and including the last day of each applicable Interest Period related to the Payment Date following the date of such prepayment or, if such prepayment occurs on a Payment Date, any interest that would have accrued through and including the last day of each Interest Period related to such Payment Date; (ii) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the actual Breakage Costs (if any) and all of Lender’s reasonable, actual out-of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment of the Loan and any actual out-of-pocket costs and expenses incurred in connection with a rescinded or extended Prepayment Notice and (iii) the applicable Prepayment Premium.

2.4.2 Mandatory Prepayments.

(a) On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds relating to an Individual Property, if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of any Individual Property or otherwise remit such Net Proceeds to Borrower pursuant to Section 6.4 hereof, Borrower shall prepay or authorize Lender to apply such Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with interest through and including the last day of each applicable Interest Period related to such Payment Date and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds up to the Adjusted Release Amount for such Individual Property and any Net Proceeds in excess of the Adjusted Release Amount shall be disbursed to Borrower, it being understood that any such mandatory payments of principal in an amount up to the Adjusted Release Amount for such Individual Property made pursuant to this Section 2.4.2 shall be applied in accordance with Section 2.4.4. After the occurrence of and during the continuance of an Event of Default, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion. Other than during the continuance of an Event of Default, no Prepayment Premium or other premium, penalty or charge shall be due in connection with any prepayment made pursuant to this Section 2.4.2. The Adjusted Release Amount with respect to such Individual Property shall be reduced by an amount equal to the principal portion of such prepayment applied to the Loan; provided, that nothing herein shall be construed to reduce the aggregate Adjusted Release Amount for any Individual Property required to be paid to Lender prior to obtaining a release of the applicable Individual Property. Lender shall provide to Borrower, upon ten (10) days’ prior notice, (i) a release of the Individual Property (and any related Collateral) if (A) at any time the Adjusted Release Amount is reduced to zero, together with such additional documents and instruments evidencing or confirming the release as the Borrower shall reasonably request, or (B) Lender is required to deliver such release pursuant to a court order issued in connection with a Condemnation or (ii) a release of the portion of an Individual Property that is subject to a Condemnation.

(b) In connection with any release under this Section 2.4.2, in the event that such release would result in the release of all Individual Properties held by an Individual Borrower (each an “Unencumbered Borrower”), such Unencumbered Borrower shall be released by Lender from the obligations of the Loan Documents, except with respect to those obligations that are expressly provided herein to survive repayment of the Loan, and shall no longer be considered an Individual Borrower for purposes of this Agreement. In connection with a release or cancellation of each Unencumbered Borrower, Lender agrees to deliver (i) a UCC-3 Financing Statement termination or amendment releasing Lender’s security interest in the collateral pledged to Lender relating to each Unencumbered Borrower, and (ii) instruments executed by Lender reasonably necessary to evidence the release or cancellation of each Unencumbered Borrower from its obligations under the Loan Documents. All reasonable costs and expenses incurred by Lender in connection with such release shall be paid by Borrower.

2.4.3 Prepayments After Default. If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including, without limitation, through application of any Reserve Funds), such tender or recovery shall (a) include interest at the Default Rate on the outstanding principal amount of the Loan through the last calendar day of each Interest Period within which such tender or recovery occurs and (b) be deemed a voluntary prepayment by Borrower and shall in all instances include (i) an amount equal to the Prepayment Premium, if any, and (ii) all interest which would have accrued on the amount of the Loan to be paid through the end of each related Interest Period. After the occurrence of and during the continuance of an Event of Default, Lender may apply such payment Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion.

2.4.4 Application of Principal Payments to Components. Any mandatory prepayment of principal of the Loan made pursuant to Section 2.4.2 hereof and any voluntary prepayments of the principal of the Loan pursuant to Section 2.4.1 hereof or otherwise, shall be applied as follows: (a) first, to the reduction of Component A, until reduced to zero; (b) second, to the reduction of Component B-1, until reduced to zero; and (c) third, to the reduction of the outstanding principal balance of Component B-2, until reduced to zero. After the occurrence of and during the continuance of an Event of Default, Lender may apply such payment to the Components or any other portion of the Debt (until paid in full) in any order or priority in its sole discretion.

2.4.5 Debt Yield Cure. In order to achieve the applicable Required Debt Yield to effect a Debt Yield Cure, Borrower may prepay a portion of the outstanding principal balance of the Loan in the amount necessary to cause the Debt Yield to equal or exceed the applicable Required Debt Yield (each such prepayment, a “Debt Yield Cure Payment”), provided that (a) no Event of Default is then continuing, and (b) in each case, Borrower pays Lender, in addition to the outstanding principal amount of the Loan to be prepaid, (i) all interest that would have accrued on the amount of Loan to be paid through and including the last day of each applicable Interest Period related to the Payment Date, or, if such prepayment occurs on a Payment Date, for each applicable Interest Period related to such Payment Date; (ii) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the Breakage Costs and all of Lender’s reasonable costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment; (iii) if such prepayment is made prior to the First Call Protection End Date or the Second Call Protection End Date, the applicable Prepayment Premium.

Section 2.5 Release of Property. Except as set forth in this Section 2.5 or Section 2.4.2, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any Individual Property. For the avoidance of doubt, any prepayment of the Loan in connection with a Condemnation shall be governed solely by Section 2.4.2 and Section 6.3 hereof.

2.5.1 Release of all Properties Upon Payment in Full. (a) If Borrower has elected to prepay the entire Loan and the requirements of Section 2.4 and this Section 2.5 have been satisfied or the Loan is repaid in full on the Maturity Date, all of the Properties shall be released from the Liens of their respective Mortgages.

(b) In connection with the release of the Mortgages, Borrower shall submit to Lender, not less than seven (7) Business Days prior to the Payment Date on which Borrower intends to prepay the Loan in full, a release of Lien (and related Loan Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and that would be satisfactory to a prudent lender acting reasonably. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Borrower shall pay all reasonable third-party costs and expenses incurred by Lender in connection with such release and the then current reasonable and customary fee being assessed by Servicer, if any, to effect such release.

2.5.2 Release of Individual Property. If Borrower has elected to prepay a portion of the Loan and the requirements of Section 2.4.1 and this Section 2.5 have been satisfied, and provided that no Event of Default has occurred and is continuing, Borrower may obtain the release of such Individual Property from the Lien of the Mortgage thereon (or at Borrower’s option, an assignment thereof to one or more third parties) and related Loan Documents, and the release of Borrower’s obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated in the Loan Documents to survive), upon the satisfaction of all of the following conditions:

(a) The amount of the outstanding principal balance of the Loan to be prepaid shall equal the Adjusted Release Amount for the applicable Individual Property, and such prepayment shall be deemed a voluntary prepayment for all purposes hereunder including, without limitation, the payment of any applicable Prepayment Premium;

(b) Subsequent to such release, each Individual Borrower shall continue to be a Special Purpose Entity pursuant to, and in accordance with, Section 4.1.30 and Section 5.1.28 hereof;

(c) If, in connection with such release, any Individual Property will be transferred to an Affiliate, an Additional Insolvency Opinion.

(d) Borrower shall submit to Lender, not less than seven (7) days prior to the date on which the prepayment will be made, a release (or assignment) of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release (or assignment) shall be in a form appropriate in each jurisdiction in which the Individual Property is located and that would be satisfactory to a prudent lender acting reasonably and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens and security interests granted under the Loan Documents and not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

(e) After giving effect to such release, the Debt Yield for the Properties then remaining subject to the Liens of the Mortgages shall be equal to or greater than (i) nine and one-half percent (9.50%) or (ii) if such release is in connection with a transfer to an Affiliate, the greater of (x) the Debt Yield for all of the Properties subject to the Liens of the Mortgages immediately prior to giving effect to the applicable release or (y) nine and one-half percent (9.5%) ((i) and (ii), collectively, the “Release Debt Yield”); provided, however, that Borrower shall not be required to satisfy the provisions of this Section 2.5.2(e) with respect to the Debt Yield of the Properties in connection with a release of an Individual Property which is proposed in order to cure an Event of Default caused by a default under any Ground Lease, and that was not caused by Borrower in bad faith to circumvent the requirements of this Section 2.5.2(e);

(f) Intentionally Omitted;

(g) Borrower shall reimburse Lender and Servicer, if any, for any third party costs and expenses arising from such release (including reasonable attorneys’ fees and expenses) and Borrower shall have paid, in connection with such release, (i) all recording charges, filing fees, similar taxes or other expenses payable in connection therewith, (ii) all costs and expenses of the Rating Agencies incurred with respect to such release (to the extent such costs have not already been paid directly by Borrower), and (iii) to any Servicer, the current fee being assessed by such Servicer to effect such release;

(h) Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and the Loan-to-Value Ratio exceeds or would exceed 125% immediately after giving effect to the release of the applicable Individual Property, no release will be permitted unless the principal balance of the Loan is prepaid by an amount not less than the greater of (i) the Adjusted Release Amount or (ii) the least of the following amounts: (A) only if the released Individual Property is sold, the net proceeds of an arm’s length sale of the released Individual Property to an unrelated Person, (B) the fair market value of the released Individual Property as reasonably determined by Lender at the time of the release, or (C) an amount such that the Loan-to-Value Ratio (as so determined by Lender) after giving effect to the release of the applicable Individual Property is not greater than the Loan-to-Value Ratio immediately prior to such release, unless Lender receives an opinion of counsel that, if this clause (ii) is applicable but not followed or is no longer applicable at the time of such release, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the release of the applicable Individual Property; and

(i) In connection with any release under this Section 2.5, in the event that such release would result in the release of all Individual Properties held by an Unencumbered Borrower, such Unencumbered Borrower shall be released by Lender from the obligations of the Loan Documents, except with respect to those obligations that are expressly provided herein to survive repayment of the Loan, and shall no longer be considered an Individual Borrower for purposes of this Agreement. In connection with a release or cancellation of each Unencumbered Borrower, Lender agrees to deliver (i) a UCC-3 Financing Statement termination or amendment releasing Lender’s security interest in the collateral pledged to Lender relating to each Unencumbered Borrower, and (ii) instruments executed by Lender reasonably necessary to evidence the release or cancellation of each Unencumbered Borrower from its obligations under the Loan Documents. All reasonable costs and expenses incurred by Lender in connection with such release shall be paid by Borrower.

2.5.3 Release in Connection with a Sale to Third-Party. Notwithstanding the provisions of Section 2.5.2(e), with respect to a requested release of an Individual Property in conjunction with the sale of such Individual Property in an arm’s length transaction to a third party purchaser (with not more than a twenty-five percent (25%) non-controlling direct or indirect interest in such Individual Property retained by Borrower, Guarantor, or any of their respective Affiliates), if the Debt Yield after giving effect to the release would not satisfy clause (i) of the definition of Release Debt Yield, Borrower shall be permitted to obtain a release (or assignment) of the Lien of the Mortgage, provided that in lieu of paying the applicable Adjusted Release Amount in connection with such release, then Borrower shall pay to Lender

(together with all other amounts due to Lender pursuant to clauses (e), (f), (g) and (h) of Section 2.5.2,) an amount equal to the greater of (A) the Adjusted Release Amount applicable to such Individual Property and (B) the lesser of (I) one hundred percent (100%) of the gross cash proceeds actually received by Borrower from such Individual Property (net of any reasonable and customary closing costs associated with the sale of such Individual Property) or (II) the amount of a prepayment of the Loan that would be necessary to, after giving effect to the requested release of the applicable Individual Property, satisfy a Debt Yield of nine and one-half percent (9.50%). Any such prepayment pursuant to this Section 2.5.3 shall be deemed a voluntary prepayment for all purposes hereunder, including, without limitation, the payment of any applicable Prepayment Premium.

2.5.4 Assignment of Mortgage. Upon the request of Borrower in connection with the release of any Individual Property pursuant to the provisions of this Agreement, Lender agrees to cooperate, at Borrower’s sole cost and expense (including Lender’s reasonable attorneys’ fees and disbursements), to provide an assignment of the Mortgage with respect to such Individual Property without representation, recourse, covenant or warranty of any nature, express or implied, in lieu of the release. Notwithstanding the foregoing, Lender reserves the right to impose different requirements or procedures on such an assignment of the Mortgage to the extent (but only to the extent) necessary to accommodate any Legal Requirements enacted or interpreted in a new manner subsequent to the date hereof at the time of such release if and to the extent a reasonably prudent Lender would impose such requirements or procedures.

2.5.5 Release of Outparcels. Lender agrees to release from the Lien of the applicable Mortgages and the other Loan Documents (a) those certain parcels of real property more particularly described on Schedule 2.5.5(a)(i) hereof (the “Free Release Outparcels”), (b) that certain parcel of real property particularly described on Schedule 2.5.5(a)(ii) hereof (the “Waikoloa Outparcel”) and (c) the parcel set forth on Schedule 2.5.5(a)(iii) (the “Hawaiian Village Taran Outparcel”), the Free Release Outparcels, the Waikoloa Outparcel and the Hawaiian Village Taran Outparcel, each an “Outparcel” and, collectively, the “Outparcels”) upon satisfaction of the following conditions by Borrower:

(a) Not more than ninety (90) calendar days and not less than thirty (30) calendar days prior to the date of the release, Borrower delivers a notice to Lender (which Borrower shall have the right to revoke, modify or extend from time to time) setting forth (i) the date of the proposed release, (ii) the name of the proposed transferee and (iii) the legal description of the Outparcel;

(b) With respect to the release of any Free Release Outparcel and subject to and in compliance with this Section 2.5.5, Borrower shall not be required to pay to Lender any release amount with respect to any such release. If Borrower seeks the release of the Waikoloa Outparcel, Borrower may obtain the release of such parcel upon satisfaction of each of the requirements set forth in this Section 2.5.5 and by paying to Lender the Waikoloa Outparcel Release Price. If Borrower seeks the release of the Hawaiian Village Taran Outparcel, Borrower may obtain the release of such parcel upon satisfaction of each of the requirements set forth in this Section 2.5.5 and by paying to Lender the Hawaiian Village Taran Outparcel Release Price such prepayment shall be deemed a voluntary prepayment for all purposes hereunder and the requirements of Section 2.4 hereof shall be satisfied, including, without limitation the applicable

Prepayment Premium, if any. Any payment of the Waikoloa Outparcel Release Price or Hawaiian Village Taran Outparcel Release Price pursuant to this Section 2.5.5(b) shall be deemed a voluntary prepayment for all purposes hereunder and the requirements of Section 2.4 hereof shall be satisfied, including, without limitation the applicable Prepayment Premium, if any.

(c) In connection with and as a condition to a release of the Waikoloa Outparcel, Borrower shall deliver to Lender (i) agreements reasonably acceptable to Lender evidencing a facilities and cost sharing arrangement between Borrower and the new owner of the Waikoloa Outparcel, which may be in form and substance similar to the facilities sharing arrangements in place at the Hilton Hawaiian Village on the Closing Date, and (ii) agreements pursuant to which Borrower receives (a) 100% of all net revenues from the rental of unsold timeshare inventory located in the Waikoloa Outparcel and (b) fees for providing services to the timeshare units included in any such timeshare project, which fees shall be generally consistent with the fees reflected in agreements in place at the Hilton Hawaiian Village by which Borrower provides certain services to the timeshare projects in or adjacent to the Hilton Hawaiian Village. Notwithstanding anything to the contrary in this paragraph, Lender agrees that Borrower shall not be entitled to revenues generated by the developer of the timeshare project on the Waikoloa Outparcel (the “Timeshare Developer”) or by Hilton Resorts Corporation or its Affiliates (together, the “Timeshare Operator”) from (i) the sale or financing of timeshare interests or (ii) provision of management or other services by the Timeshare Operator to the Timeshare Developer, to purchasers of timeshare interests in the project, or to any property owners’ association formed for the governance of the timeshare project, which services shall not include the rental of the Timeshare Developer’s unsold timeshare intervals in the project;

(d) As of the date of the release, no Event of Default which is continuing;

(e) Borrower delivers to Lender (i) evidence which would be satisfactory to a prudent lender acting reasonably that (A) the Outparcel has been legally subdivided from the remainder of the related Individual Property (or an application therefor shall have been filed and Borrower and transferee have entered into a property tax allocation agreement with the same economic effect of a tax lot subdivision) and (B) the Outparcel (together with any appurtenant easements or other rights with respect to adjacent property) is not necessary for the related Individual Property to comply with any zoning, building, land use or parking or other similar Legal Requirements with respect to the related Individual Property or for the then current use of the related Individual Property, including without limitation for access, driveways, parking, utilities or drainage or, to the extent that the Outparcel is necessary for any such purpose, a joint development agreement, reciprocal easement agreement or other agreement has been or will be executed and recorded that would allow the owner of the related Individual Property to continue to use the Outparcel to the extent necessary for such purpose, which joint development agreement or reciprocal easement agreement shall be superior to the Mortgages and (ii) a certificate executed by an officer of Borrower stating that after giving effect to such transfer, each of the Outparcel and the balance of the related Individual Property (together with any appurtenant easements or other rights with respect to adjacent property) conforms to and is in compliance in all material respects with applicable Legal Requirements and constitutes or will constitute a separate tax lot (and Lender agrees to execute and deliver an instrument in form and substance reasonably acceptable to Lender at Borrower’s sole cost and expense, confirming the subordination of the Mortgage(s) to a joint development agreement, reciprocal easement agreement or other agreement referred to in clause (i)(B) above);

(f) Borrower shall deliver to Lender an endorsement to the Title Insurance Policy (to the extent reasonably available in the applicable State) insuring the applicable Mortgage or an updated Title Insurance Policy or similar coverage where such endorsement is not available, which endorsement or updated Title Insurance Policy (i) extends the effective date of such Title Insurance Policy to the effective date of the release, (ii) confirms no change in the priority of the Mortgage on the balance of the related Individual Property (exclusive of the Outparcel and except as expressly provided in Section 2.5.5(e)(i)(B) above)) and (iii) insures the rights and benefits under any new or amended reciprocal easement agreement or such other agreement required pursuant to Section 2.5.5(e)(i) above that has been executed and recorded, if any;

(g) Borrower shall deliver to Lender evidence in the form of a certificate executed by Borrower that Borrower has complied with any requirements applicable to the release in the Leases, reciprocal easement agreements, operating agreements, parking agreements or other similar agreements affecting the related Individual Property and that the release does not violate any of the provisions of such documents in any material respect and that any such release of an Outparcel shall not result in any right in favor of a third party of offset, abatement or reduction of rent payable to Borrower or any right in favor of a third party of termination, cancellation or surrender under any Leases, reciprocal easement agreements or other material agreement by which Borrower or the related Individual Property is bound or encumbered and the surrender of which would have a material adverse effect on the Borrower or the related Individual Property;

(h) Borrower shall deliver to Lender any other information and documents of a ministerial or administrative nature which would be required by a prudent lender acting reasonably relating to the release of the Outparcel;

(i) Borrower shall reimburse Lender and Servicer, if any, for any third party costs and expenses arising from such release (including reasonable attorneys’ fees and expenses) and Borrower shall have paid, in connection with such release, (i) all recording charges, filing fees, similar taxes or other expenses payable in connection therewith, (ii) all costs and expenses of the Rating Agencies incurred with respect to such release (to the extent such costs have not already been paid directly by Borrower), and (iii) to any Servicer, the current fee being assessed by such Servicer to effect such release;

(j) Borrower shall simultaneously with the release of the Outparcel transfer title to the Outparcel to a Person(s) other than Borrower;

(k) Subsequent to such release, each Individual Borrower shall continue to be hereby a Special Purpose Entity pursuant to, and in accordance with, Section 4.1.30 and Section 5.1.28 hereof;

(l) Notwithstanding anything to the contrary contained herein (including, without limitation, Section 2.5.5(b) hereof), or in any other Loan Document, if the Loan is included in a REMIC Trust and the Loan to Value Ratio (as determined by Lender in its reasonable discretion using any commercially reasonable method permitted to a REMIC Trust in accordance with Section 1.860G-2(b)(7) of the Treasury Regulations) exceeds 125% immediately after the release of the applicable Outparcel, no release will be permitted unless the principal balance of the Loan is paid down by a “qualified amount” as that term is defined in the IRS Revenue Procedure 2010-30, as the same may be amended, supplemented or modified from time to time, unless the Lender receives an opinion of counsel that the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of the applicable Release Parcel;

(m) If the release of the Release Parcel occurs after a Securitization and the Loan is included in a Grantor Trust, Borrower shall deliver an opinion of counsel that would be acceptable to a prudent lender acting reasonably, prepared and delivered at Borrower’s reasonable expense, stating that any Grantor Trust that has acquired the Loan will not fail to maintain its status as a Grantor Trust solely as a result of such release;

(n) If such Outparcel is transferred to an Affiliate, an Additional Insolvency Opinion, if such transfer to an Affiliate is not addressed in the Insolvency Opinion; and

(o) Upon the release of the Waikoloa Outparcel in accordance with this Section 2.5.5, the Release Amount of the Waikoloa Property shall be reduced by the Waikoloa Outparcel Release Price.

2.5.6 Partial Releases. Lender agrees to release from the Lien of the applicable Mortgages and the other Loan Documents certain parcels of real property which (as set forth in clause (b) below) do not materially and adversely affect the ongoing operations of the remaining property other than the lost income associated with the parcel being released (each a “Release Parcel” and, collectively, the “Release Parcels”) upon satisfaction of the following conditions by Borrower:

(a) Not more than ninety (90) calendar days and not less than thirty (30) calendar days prior to the date of the release, Borrower delivers a notice (which Borrower shall have the right to revoke, modify or extend from time to time) to Lender setting forth (i) the date of the proposed release, (ii) a survey of the Release Parcel in scope and substance that would be satisfactory to a prudent lender acting reasonably, and (iii) an appraisal indicating the value of the Individual Property (both inclusive and exclusive of the Release Parcel) that is (A) executed and delivered to Lender by a qualified MAI appraiser having no direct or indirect interest in such Release Parcel or any loan secured in whole or in part thereby and whose compensation is not affected by the approval or disapproval of such appraisal by Lender, (B) addressed to Lender and its successors and assigns; and (C) satisfies the requirements of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date of such calculation, with respect to such appraisal and the appraiser making such appraisal;

(b) Intentionally Omitted;

(c) As of the date of the release, no Event of Default is continuing;

(d) Borrower delivers to Lender (i) evidence which would be satisfactory to a prudent lender acting reasonably that (A) the Release Parcel has been or concurrently with the release will be legally subdivided from the remainder of the related Individual Property (or an application therefor shall have been filed and Borrower and transferee have entered into a property tax allocation agreement with the same economic effect of a tax lot subdivision), and (B) the Release Parcel (together with any appurtenant easements or other rights with respect to adjacent property) is not necessary for the related Individual Property to comply with any zoning, building, land use or parking or other similar Legal Requirements with respect to the related Individual Property or for the then current use of the related Individual Property, including without limitation for access, driveways, parking, utilities or drainage or, to the extent that the Release Parcel is necessary for any such purpose, a reciprocal easement agreement, joint development agreement or other agreement has been executed and recorded that would allow the owner of the related Individual Property to continue to use the Release Parcel to the extent necessary for such purpose, which joint development agreement or reciprocal easement agreement shall be superior to the Mortgages and (ii) a certificate executed by an officer of the applicable Individual Borrower stating that after giving effect to such transfer, each of the Release Parcel and the balance of the related Individual Property (together with any appurtenant easements or other rights with respect to adjacent property) conforms to and is in compliance in all material respects with Legal Requirements and constitutes or will constitute a separate tax lot (and Lender agrees to execute and deliver an instrument in form and substance reasonably acceptable to Lender, at Borrower’s sole cost and expense, confirming the subordination of the Mortgage(s) to a joint development agreement, reciprocal easement agreement or other agreement referred to in clause (i)(B) above);

(e) Borrower shall deliver to Lender an endorsement to the Title Insurance Policy (to the extent reasonably available in the applicable State) insuring the applicable Mortgage, which endorsement (i) extends the effective date of such Title Insurance Policy to the effective date of the release, (ii) confirms no change in the priority of the Mortgage on the balance of the related Individual Property (exclusive of the Release Parcel and except as expressly provided in Section 2.5.6(d)(B)(i) above); and (iii) insures the rights and benefits under any new or amended reciprocal easement agreement or such other agreement required pursuant to Section 2.5.6(d)(i) above that has been executed and recorded, if any;

(f) The applicable Individual Borrower delivers evidence in the form of a certificate executed by such Individual Borrower that such Individual Borrower has complied with any requirements applicable to the release in the Leases, reciprocal easement agreements, operating agreements, parking agreements or other similar agreements affecting the related Individual Property and that the release does not violate any of the provisions of such documents in any material respect and that any such release of a Release Parcel shall not result in any right in favor of a third party of offset, abatement or reduction of rent payable to such Individual Borrower or any right in favor of a third party of termination, cancellation or surrender under any Leases, reciprocal easement agreements or other material agreement by which such Individual Borrower or the related Individual Property is bound or encumbered and the surrender of which would have a material adverse effect on the Borrower or the related Individual Property;

(g) Borrower pays all of Lender’s reasonable out-of-pocket expenses relating to the release of the Release Parcel;

(h) Borrower shall simultaneously with the release of the Release Parcel transfer title to the Release Parcel to a Person(s) other than Borrower;

(i) If the release of the Release Parcel occurs after a Securitization and the Loan is included in a Grantor Trust, Borrower shall deliver an opinion of counsel that would be acceptable to a prudent lender acting reasonably, prepared and delivered at Borrower’s reasonable expense, stating that any Grantor Trust that has acquired the Loan will not fail to maintain its status as a Grantor Trust solely as a result of such release;

(j) Borrower pays to Lender the product of (i) one hundred and fifteen percent (115%) and (ii) the product of (A) one hundred percent (100%) of the difference in the value of the related Individual Property including the Release Parcel, and excluding the Release Parcel, as set forth in the appraisal obtained pursuant to Section 2.5.6(a)(iii) and (ii) 51.2% (such amount, the “Parcel Release Price”) and such prepayment shall be deemed a voluntary prepayment for all purposes hereunder and the requirements of Section 2.4. hereof shall be satisfied, including, without limitation the applicable Prepayment Premium, if any;

(k) Notwithstanding anything to the contrary contained herein (including, without limitation, Section 2.5.5(b) hereof), or in any other Loan Document, if the Loan is included in a REMIC Trust and the Loan to Value Ratio (as determined by Lender in its reasonable discretion using any commercially reasonable method permitted to a REMIC Trust in accordance with Section 1.860G-2(b)(7) of the Treasury Regulations) exceeds 125% immediately after the release of the applicable Release Parcel, no release will be permitted unless the principal balance of the Loan is paid down by a “qualified amount” as that term is defined in the IRS Revenue Procedure 2010-30, as the same may be amended, supplemented or modified from time to time, unless the Lender receives an opinion of counsel that the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of the applicable Release Parcel;

(l) In the event that the Release Parcel encompasses more than fifteen percent (15%) of the hotel rooms in the applicable Individual Property or relates to more than fifteen percent (15%) of the Adjusted Release Amount for such Individual Property, such release shall only be permitted if (i) the Debt Yield after giving effect to the release of such Release Parcel shall be equal to or exceed the Release Debt Yield or (ii) following a Securitization, the applicable Approved Rating Agencies have provided a Rating Agency Confirmation with respect to such release of the Release Parcel; provided, that with respect to any Release Parcel related to the Properties set forth on Schedule 2.5.6 hereof, such release shall only be permitted if Lender shall have received a Rating Agency Confirmation regardless of whether Borrower is able to satisfy the Debt Yield set forth in clause (i) above;

(m) In the event that the Release Parcel encompasses more than thirty percent (30%) of the hotel rooms in the applicable Individual Property or relates to more than thirty percent (30%) of the Adjusted Release Amount for such Individual Property, such release shall only be permitted if, following a Securitization, the applicable Approved Rating Agencies have provided a Rating Agency Confirmation with respect to such release of the Release Parcel;

(n) Subsequent to such release, each Individual Borrower shall continue to be hereby a Special Purpose Entity pursuant to, and in accordance with, Section 4.1.30 and Section 5.1.28 hereof; and

(o) If, the Release Parcel will be transferred to an Affiliate, an Additional Insolvency Opinion.

Upon the release of any Release Parcel in accordance with this Section 2.5.6, the Adjusted Release Amount of the related Individual Property shall be reduced by the Parcel Release Price. In connection with Borrower effectuating the release of a Release Parcel, Lender agrees to reasonably cooperate with Borrower (at Borrower’s sole cost and expense) in filing necessary applications for condominium declarations, re-subdivision or other land use changes; provided, that such declarations, subdivisions or land use changes do not have a Material Adverse Effect on the remaining Individual Property.

Section 2.6 Cash Management.

2.6.1 Property Accounts/Concentration Accounts/FF&E Concentration Account. (a) During the term of the Loan, Borrower shall maintain the following:

(i) With respect to each Individual Property (other than the Caribe Property), an account (each, a “Property Account”, and collectively, the “Property Accounts”) with the Property Bank which shall be held in the applicable Borrower’s name in trust for the benefit of Lender, which Property Accounts shall be under the sole dominion and control of Lender and entitled as set forth in the applicable Property Account Agreement. Borrower has established or shall establish the Property Accounts set forth on Schedule 2.6.1(a)(i) hereof.

(ii) With respect to the Caribe Property accounts with the Caribe Bank (the “Caribe Accounts”) in the name of the Caribe Borrower, as more particularly described on Schedule 2.6.1(a)(ii).

(iii) The accounts (each a “Concentration Account” and collectively, the “Concentration Accounts”) set forth on Schedule 2.6.1(a)(iii) with Concentration Bank which shall be in the name of the applicable Borrower in trust for the benefit of Lender, which Concentration Accounts shall be under the sole dominion and control of Lender and entitled as set forth in the Concentration Account Agreement. Borrower has established or shall establish the Concentration Accounts set forth on Schedule 2.6.1(a)(iii) hereof.

(iv) The accounts (the “Master Concentration Accounts”) set forth on Schedule 2.6.1(a)(iv) with Master Concentration Bank which shall be in the name of the Holdings Borrower in trust for the benefit of Lender, which Master Concentration Account shall be under the sole dominion and control of Lender and entitled as set forth in the Master Concentration Account Agreement. Borrower has established or shall establish the Master Concentration Accounts set forth on Schedule 2.6.1(a)(iv) hereof.

(v) The account (the “Operating Account”) set forth on Schedule 2.6.1(a)(v) with Operating Account Bank in trust for the benefit of Lender, which Operating Account shall be under the sole dominion and control of Lender and entitled as set forth in the Operating Account Agreement. Borrower has established or shall establish the Operating Account set forth on Schedule 2.6.1(a)(v) hereof.

(vi) The account (the “FF&E Concentration Account”) set forth on Schedule 2.6.1(a)(vi) with Cash Management Bank which shall be in the name of the applicable Borrower in trust for the benefit of Lender, which FF&E Concentration Account shall be under the sole dominion and control of Lender and entitled as set forth in the FF&E Concentration Account Agreement. Borrower has established or shall establish the FF&E Concentration Account set forth on Schedule 2.6.1(a)(vi) hereof.

(b) Borrower has caused or shall cause the delivery of irrevocable written instructions to each of the credit card companies or credit card clearing banks with which Borrower or Manager has entered into merchant’s agreements to deliver all receipts payable with respect to the Properties (other than the Caribe Property) directly to the applicable Concentration Accounts. Borrower shall, and shall cause Manager to, deposit all amounts received by Borrower or Manager constituting Rents into the applicable Property Account or Concentration Account (or in the case of the Caribe Borrower, the applicable Caribe Account), not less than once every Business Day during the term of the Loan.

(c) Borrower hereby grants to Lender a first priority security interest in (i) each Property Account and all deposits at any time contained therein and the proceeds thereof, (ii) each Concentration Account and all deposits at any time contained therein and the proceeds thereof, (iii) each Master Concentration Account and all deposits at any time contained therein and the proceeds thereof, (iv) the Caribe Account and all deposits at any time contained therein, and (v) the FF&E Concentration Account and all deposits at any time contained therein and the proceeds thereof, in each case, will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in each Property Account, FF&E Concentration Account, Concentration Account, Master Concentration Account and the Caribe Account, including, without limitation, filing UCC-1 Financing Statements and continuations thereof. Lender and Servicer shall have the sole right to make withdrawals from each Property Account, FF&E Concentration Account, each Concentration Account, each Master Concentration Account and the Operating Account; provided, that Lender shall instruct the Operating Bank to (A) make disbursements to Manager, at Manager’s request for payment of Manager Required Payments (B) to disburse amounts for Concentration Account Charges to the Concentration Accounts and (C) to disburse amounts for FF&E from the FF&E Concentration Account. Notwithstanding Lender’s sole dominion and control over the Operating Account, Lender hereby agrees that it will exercise its rights in the Operating Account in a manner that is consistent with the provisions of this Agreement and shall make funds available, as provided herein, for Manager Required Payments. All costs and expenses for establishing and maintaining each Property Account, each Concentration Account, each Master Concentration Account, the Caribe Account, the FF&E Concentration Account and the Operating Account shall be paid by Borrower. All monies now or hereafter deposited into each Property Account, each Concentration Account, each Master Concentration Account, the FF&E Concentration Account, the Caribe Account and the Operating Account shall be deemed additional security for the Debt.

(d) Borrower has obtained from each Property Bank, its agreement to transfer to one or more Concentration Accounts (other than reasonable fees of the Property Bank as more particularly described in the applicable Property Account Agreement), in immediately available funds by federal wire transfer or ACH transfer, all amounts on deposit in each Property Account less a peg balance of $10,000.00 (which peg balance shall be applied from time to time at the request of Manager to Property Account Charges) no less frequently than daily (and more frequently as requested by Manager) throughout the term of the Loan.

(e) Borrower has obtained from each Concentration Bank, its agreement to transfer in immediately available funds by federal wire transfer or ACH transfer no less frequently than daily (and more frequently as requested by Manager), all amounts on deposit in the Concentration Accounts less any amounts for Concentration Account Charges (which amounts shall be disbursed from time to time to Manager, at Manager’s request for the payment of Concentration Account Charges) to either (i) the Operating Account (other than the reasonable fees of the Concentration Bank as more particularly described in the applicable Concentration Account Agreement) or (ii) a Master Concentration Account (other than the reasonable fees of the Master Concentration Bank, as more particularly described in the Master Concentration Account Agreement). Borrower has obtained from each Master Concentration Bank, its agreement to transfer to the Operating Account in immediately available funds by federal wire transfer or ACH transfer no less frequently than daily (and more frequently as requested by Manager) , all amounts on deposit in the Master Concentration Accounts throughout the term of the Loan.

(f) Holdings Borrower, Lender, Manager, Operating Bank and Cash Management Bank entered into the Cash Management Agreement, pursuant to which Operating Bank has agreed to transfer to the Cash Management Account (other than the reasonable fees of the Operating Bank as more particularly described in the Operating Account Agreement), in immediately available funds by federal wire transfer or ACH transfer, all amounts on deposit in the Operating Account not otherwise disbursed to, or at the direction of, Manager for payment of Manager Required Payments which exceed the Working Capital Peg Balance, not less than daily throughout the term of the Loan.

(g) Caribe Borrower shall transfer to the Cash Management Account, all amounts in the Caribe Account after payment of Manager Required Payments related to the Caribe Property not less frequently than monthly.

(h) Subject to Priority Waterfall Payments made pursuant to Section 3.4 of the Cash Management Agreement and Section 2.6.2(e) hereof, upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Cash Management Account to the payment of the Debt in any order in its sole discretion, subject to the terms of Section 7.10 of this Agreement.

(i) Each Property Account, Concentration Account, Master Concentration Account, the FF&E Concentration Account, the Operating Account, the Caribe Accounts and the Cash Management Account shall be an Eligible Account and shall not be commingled with other monies held by Borrower, Manager, Property Bank, Agent, Operating Bank or Concentration Bank, as applicable; provided that the monies of the Borrowers held in such accounts may be commingled with the monies of the other Borrowers in such accounts.

(j) Borrower shall not further pledge, assign or grant any security interest in any Property Accounts, the Caribe Accounts, the FF&E Concentration Account the Concentration Accounts, the Master Operating Account, the Operating Account or the Cash Management Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(k) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorney’s fees and expenses) arising from or in any way connected with any Property Account and/or each Property Account Agreement or with any Concentration Account and/or each Concentration Account Agreement or with any Master Concentration Account and/or each Master Concentration Account Agreement or with the Operating Account and/or the Operating Account Agreement (unless arising from the gross negligence or willful misconduct of Lender) or with any Caribe Account or Caribe Account Agreement, the FF&E Concentration Account and/the applicable FF&E Concentration Account Agreement Account or the performance of the obligations for which the Property Accounts, the Concentration Accounts, the Master Concentration Accounts, the FF&E Concentration Account or the Operating Account were established.

2.6.2 Cash Management Account.

(a) Borrower shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Agent in trust and for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled as set forth in the Cash Management Agreement. Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, filing UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

(b) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(c) All funds on deposit in the Cash Management Account following the occurrence and during the continuance of an Event of Default may be applied by Lender pursuant to the terms of any Loan Document in such order and priority as Lender shall determine, subject to the terms of Sections 2.6.2(e) and 7.10 of this Agreement and subject to payment of Priority Waterfall Payments.

(d) Borrower hereby agrees that Lender may modify the Cash Management Agreement for the purpose of establishing additional sub accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents and Lender shall provide prior written notice thereof to Borrower no less than five (5) Business Days prior to such modification.

(e) Notwithstanding anything contained herein or in the other Loan Documents to the contrary, Lender agrees that, notwithstanding the existence of an Event of Default, Lender shall at all times (i) instruct Property Banks to transfer to the applicable Concentration Account (other than reasonable fees of the Property Bank as more particularly described in the applicable Property Account Agreement) in immediately available funds by federal wire transfer or ACH transfer all amounts on deposit in each Property Account not less than once every Business Day, (ii) instruct Concentration Banks to transfer to either (x) the applicable Operating Account (other than reasonable fees of the Concentration Bank as more particularly described in the applicable Concentration Account Agreement) in immediately available funds by federal wire transfer or ACH transfer all amounts on deposit in each Concentration Account not less than once every Business Day or (y) the applicable Master Concentration Account (which will in turn deposit to the Operating Account) (other than reasonable fees of the Master Concentration Bank as more particularly described in the applicable Master Account Agreement) in immediately available funds by federal wire transfer or ACH transfer all amounts on deposit in each Master Concentration Account not less than once every Business Day, (iii) instruct Operating Account Bank to (A) permit Manager (without further notice or direction required from Lender) to access and draw upon the Operating Account for the payment of Manager Required Payments and to maintain amounts in the Operating Account equal to the then applicable Working Capital Peg Balance, (B) instruct the Operating Bank to disburse funds to the FF&E Concentration Account for FF&E and (C) transfer to the Cash Management Account all amounts on deposit in the Operating Account not otherwise disbursed to Manager which exceed the Working Capital Peg Balance not less than once every Business Day and (iv) apply amounts on deposit in the Cash Management Account to payment of the Priority Waterfall Payments. Any amounts remaining in the Cash Management Account after payment of the Priority Waterfall Payments shall be deposited in the Excess Cash Flow Reserve and applied in accordance with Section 7.5 hereof.

2.6.3 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to this Agreement and the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

Section 2.7 Withholding Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Section 2.7 Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Section 2.7 Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Section 2.7 Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.7(a)) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. For the purposes of this Section 2.7, the term “Loan Documents” shall not include the Interest Rate Cap Agreement, the Assignment of Interest Rate Cap Agreement or any other document with respect thereto, and the term “applicable law” shall include FATCA.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(c) Indemnification by the Borrower. The Borrower shall indemnify Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Section 2.7 Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.7, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Section 2.7 Tax with respect to payments made under any Loan Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.7(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Section 2.7 Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Section 2.7 Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit B-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is a partnership or is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit B-2 or Exhibit B-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit B 4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Section 2.7 Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Section 2.7 Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so. If a Servicer is appointed pursuant to Section 9.5, such Servicer shall deliver to the Borrower a W-9 to establish exemption from backup withholding or, if the Servicer is a U.S. branch of a foreign bank, a W-8IMY electing to be treated as a U.S. person.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Section 2.7 Taxes as to which it has been indemnified pursuant to this Section 2.7 (including by the payment of additional amounts pursuant to this Section 2.7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Section 2.7 Taxes giving rise to such refund), net of all out-of-pocket expenses (including Section 2.7 Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Section 2.7 Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Section 2.7 Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Section 2.7 Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Survival. Each party’s obligations under this Section 2.7 shall survive any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document. Notwithstanding the foregoing or anything to the contrary set forth in this Section 2.7, Borrower shall not be obligated to pay pursuant to this Section 2.7, and Lender shall not be entitled to claim compensation pursuant to this Section 2.7 for any amounts which were incurred or which accrued more than ninety (90) days before the date Lender notified Borrower of the circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the amounts payable by Borrower under this Section 2.7.

(h) Lender hereby agrees that, upon the occurrence of any circumstances entitling Lender to additional amounts pursuant to this Section 2.7, Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different applicable lending office for the receipt of payments with respect to, or the funding or booking of, its Loan hereunder, if, in the reasonable judgment of such Lender, such designation (i) would eliminate or reduce such additional amounts payable pursuant to Section 2.7 in the future, and (ii) would not subject such lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation.

Section 2.8 Extension of the Initial Maturity Date. Borrower shall have the option to extend the Component A Initial Maturity Date of the Loan for three (3) successive terms (each such option, a “Component A Extension Option” and each such successive term, an “Extension Term”) of one (1) year each (the Component A Initial Maturity Date following the exercise of each such option is hereinafter the “Component A Extended Maturity Date”) upon satisfaction of the following terms and conditions:

(a) no Event of Default shall have occurred and be continuing at the commencement of the applicable Extension Term;

(b) Borrower shall provide Lender with written revocable notice of its election to extend the Component A Initial Maturity Date as aforesaid not later than thirty (30) days and not earlier than one hundred twenty (120) days prior to the date the Loan is then scheduled to mature (provided that if Borrower shall subsequently revoke such notice, Borrower shall be responsible for Lender’s costs and expenses incurred in connection with same);

(c) Borrower shall obtain and deliver to Lender on the first day of each Component A Extension Option, one or more Interest Rate Cap Agreements in form substantially identical to the Interest Rate Cap Agreements delivered to Lender in connection with the closing of the Loan or in a form otherwise reasonably approved by Lender from an Acceptable Counterparty in a notional amount equal to the then outstanding principal balance of Component A of the Loan, which Interest Rate Cap Agreement shall have a LIBOR strike price that is not greater than the Extension Strike Price and be effective commencing on the first date of such Extension Term and shall have a maturity date not earlier than the applicable Component A Extended Maturity Date after giving effect to the option then being exercised;

(d) Intentionally Omitted; and

(e) Immediately prior to the commencement of the third Extension Term, the Spread shall be increased by twenty-five (25) basis points which increase shall be effective as of the immediately succeeding Interest Period for Component A.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of all of the conditions precedent to closing set forth in the application or term sheet for the Loan delivered by Borrower to Lender and the commitment or commitment rider, if any, to the application or term sheet for the Loan issued by Lender.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Each Individual Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization. Each Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own or lease the applicable Individual Property and to transact the businesses in which it is now engaged. Each Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its businesses and operations. Each Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the applicable Individual Property and to transact the businesses in which it is now engaged. The sole business of Borrower is the ownership, management and operation of the Properties. The ownership interests in Borrower are as set forth on the organizational chart attached hereto as Schedule 4.1.1.

4.1.2 Proceedings. Borrower have each taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets are subject (unless consents from all applicable parties thereto have been obtained), nor will such action, to Borrower’s knowledge, result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. Except as set forth on Schedule 4.1.4 attached hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or to Borrower’s knowledge, threatened against or affecting Borrower, Principal or any Individual Property, which actions, suits or proceedings, if determined against Borrower, Principal or any Individual Property, would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or business of Borrower, Principal or the condition or ownership of any Individual Property.

4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which would reasonably be expected to materially and adversely affect Borrower or any Individual Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which Borrower or any of the Properties is bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Properties are otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause (xxiii) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof. (b) obligations under the Loan Documents and (c) Permitted Encumbrances.

4.1.6 Title. Borrower has good, marketable and insurable title to the real property (or a leasehold estate as it relates to the Ground Leased Properties) comprising part of each Individual Property and good title to the personal property and Improvements that constitute the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property (as currently used) or Borrower’s ability to repay the Loan. Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on Borrower’s interests in the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), to the extent a security interest may be perfected therein by the recording of the applicable Mortgage or the filing of financing statements under the Uniform Commercial Code, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Except as set forth in Schedule 4.1.6, to Borrower’s knowledge, there are no claims for payment for work, labor or materials affecting the Properties which are a Lien prior to, or of equal priority with, the Liens created by the Loan Documents and as to which Lender has not otherwise received affirmative insurance in the applicable Title Insurance Policy (in form and substance satisfactory to Lender in all respects).

4.1.7 Solvency. Borrower has not entered into this transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and Borrower has received reasonably equivalent value in exchange for its obligations under such Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against Borrower, or any of its constituent Persons in the last seven (7) years, and neither Borrower nor any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can reasonably foresee, would be reasonably likely to materially and adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

4.1.9 No Plan Assets. As of the date of this Agreement, neither Borrower nor Guarantor is an “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, and none of the respective assets of Borrower or Guarantor constitute or will constitute “plan assets” of any benefit plan investor within the meaning of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). Except as could not reasonably be expected, individually or in the aggregate to have a material adverse effect on Borrower, neither Borrower nor Guarantor nor any ERISA Affiliate is obligated to contribute to any employee benefit plan (as so defined) subject to Title IV of ERISA. Transactions contemplated hereunder by or with Borrower or Guarantor are not subject to any state or other statute or regulation with respect to governmental plans within the meaning of Section 3(32) of ERISA which are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect and which prohibit the transactions contemplated by this Agreement, including, but not limited to the exercise by Lender of any of its rights under the Loan Documents.

4.1.10 Compliance. Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower or to the best of Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects (or to the extent that any such financial data was incorrect in any material respect when delivered, the same have been corrected by financial data subsequently delivered to Lender prior to the Closing Date in writing and containing an express reference to any and all such concerns), (ii) fairly represent the financial condition of Borrower and the Properties, as applicable, as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. The foregoing representation shall not apply to any such financial data that constitutes projections, provided that Borrower represents and warrants that such projections were made in good faith and that Borrower has no reason to believe that such projections are materially inaccurate. Except for Permitted Encumbrances, Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and are reasonably likely to have a material adverse effect on any Individual Property or the current operation thereof as a hotel, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, from that set forth in said financial statements.

4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to the best of Borrower’s knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property, other than to the extent the same would not reasonably be expected to have a material adverse effect on the Individual Property affected thereby.

4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14 Utilities and Public Access. Except as set forth in the Title Insurance Policies or except to the extent that there is no material adverse effect on any Individual Property, (i) each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses; (ii) all public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right of way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policies; and (iii) all roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15 Not a Foreign Person. Borrower (or if such entity is a disregarded entity for U.S. federal income tax purposes, such entity’s beneficial owner) is not a “foreign person” within the meaning of § 1445(f)(3) of the Code.

4.1.16 Separate Lots. Except as set forth in the Title Insurance Policies, each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

4.1.17 Assessments. Except as set forth in the Title Insurance Policies, to Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

4.1.18 Enforceability. The Loan Documents are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents are not subject to any right of rescission, set off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and neither Borrower nor Guarantor has asserted any right of rescission, set off, counterclaim or defense with respect thereto.

4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

4.1.20 Insurance. Borrower has obtained and has delivered to Lender certified copies of the Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy and would reasonably be expected to have a materially adverse effect with respect to any Individual Property, Borrower’s ability to perform its obligations under the Loan Documents and/or Lender’s security interest in such Individual Property, and neither Borrower nor any other Person, has done, by act or omission, anything which would impair the coverage of any such Policy.

4.1.21 Use of Property. Each Individual Property is used exclusively for hotel and other appurtenant and related uses.

4.1.22 Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits and any applicable liquor license required for the legal use, occupancy and operation of each Individual Property as a hotel (collectively, the “Licenses”), have been obtained and are in full force and effect, except for where the failure to obtain such licenses or for such licenses to not be in full force and effect does not have a material adverse effect on any Individual Borrower or any Individual Property. Borrower or Manager shall keep and maintain all Licenses necessary for the operation of each Individual Property as a hotel to the extent the failure to have such licenses would reasonably be expected to result in a material adverse effect with respect to the Individual Property to which it relates. The use being made of each Individual Property is in conformity in all material respects with the certificate of occupancy, if any, issued for such Individual Property.

4.1.23 Flood Zone. Except as set forth in the Surveys or the flood determinations obtained by Lender, none of the Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to each such Individual Property.

4.1.24 Physical Condition. Except if the same do not, in the aggregate in respect of the Individual Property affected thereby, have a material adverse effect on such Individual Property, and except as disclosed in the Property Reports, to Borrower’s knowledge, (i) each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; and (ii) there exists no structural or other material defects or damages in any

Individual Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which have not been remedied prior to the Closing Date and would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25 Boundaries. Except as set forth in the Surveys, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon any Individual Property, and no easements or other encumbrances upon any Individual Property encroach upon any of the Improvements, so as to materially affect the value or marketability of the applicable Individual Property except those which are insured against by the applicable Title Insurance Policy.

4.1.26 Leases. To Borrower’s knowledge, the Properties are not subject to any Material Leases other than the Material Leases described in the rent roll attached hereto as Schedule 4.1.26 and made a part hereof and, to Borrower’s knowledge, is true, complete and accurate in all material respects as of the Closing Date. Borrower is the owner and lessor of landlord’s interest in the Leases. To Borrower’s knowledge, (i) with the exception of hotel guests and patrons, no Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases, (ii) the current Material Leases are in full force and effect and Borrower has not received or delivered written notice that either party is in default under a Material Lease except for (A) defaults which have been cured and (B) defaults that do not, in the aggregate for any Individual Property, have a materially adverse effect. No Rent has been paid more than one (1) month in advance of its due date (except with respect to provision of rooms and banquet and meeting space and services in the ordinary course of business). All work to be performed by Borrower under each Material Lease has been performed as required in all material respects and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant. “To Borrower’s knowledge, except as described on Schedule 4.1.26, no Tenant under a Material Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no such Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees occupy such leased premises. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part and no tenant under any Lease has any right or option for additional space in the Improvements.

4.1.27 Survey. To Borrower’s knowledge, the Survey for each Individual Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting such Individual Property or the title thereto.

4.1.28 Inventory. Borrower is the owner of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Mortgages) located on or at each Individual Property. All of the Equipment, Fixtures and Personal Property are sufficient to operate the Properties in the manner required hereunder and in the manner in which they are currently operated.

4.1.29 Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current Legal Requirements, each of the Mortgages are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

4.1.30 Special Purpose Entity/Separateness. (a) Each Borrower and each Principal has at all times been and is a Special Purpose Entity.

(b) The representations, warranties set forth in Section 4.1.30 shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

(c) Any and all of the stated facts and assumptions made in any Insolvency Opinion, including, but not limited to, any exhibits attached thereto, will have been true and correct in all respects, and Borrower and Principal, will have complied with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion, in each case as of the date of such Insolvency Opinion. To Borrower’s knowledge, each entity other than Borrower and Principal with respect to which an assumption is made or a fact stated in any Insolvency Opinion will have complied with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion, in each case as of the date of such Insolvency Opinion.

(d) Borrower hereby represents with respect to itself and Principal that any amendment or restatement of any organizational document has been accomplished in accordance with, and was permitted by, the relevant provisions of such document prior to its amendment or restatement from time to time.

(e) Borrower and Principal each hereby represents as follows:

(i) its business has been limited solely to (A) in the case of Borrower (other than Holdings Borrower), acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Properties, entering into and performing its obligations under the Loan Documents with Lender, refinancing the Properties in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, (B) in the case of Caribe Borrower, managing the Prior Management Asset , (C) in the case of any Principal, acting as a general partner of the limited partnership that owns the related Individual Property or as member of the limited liability company that owns the related Individual Property and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing and (D) in the case of Holdings Borrower, holding direct and indirect interests in the Individual Borrowers and Principals;

(ii) intentionally omitted;

(iii) it has not engaged in any business other than as set forth in (i) above, except that the Caribe Borrower previously owned the Prior Management Asset;

(iv) it has not entered into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing of Borrower, except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s length transaction with an unrelated party, except as may have been expressly permitted pursuant to any prior financings;

(v) except as expressly permitted pursuant to the terms of any prior financing and except for guarantees or obligations, in each case, that have been released or discharged or that will be released or discharged as of the closing of the Loan, it has not (a) made any loans or other extensions of credit to any Person or (b) acquired or held evidence of indebtedness issued by any other Person or entity, in either of the case of (a) or (b), other than (1) extensions of credit such as security deposits made in the ordinary course of business relating to the ownership and operation of an Individual Property made to an entity that is not an Affiliate of or subject to common ownership with such entity or (2) cash and investment grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity;

(vi) it has paid its debts and liabilities from its assets as the same have become due or such debts and liabilities have been repaid or discharged as of the date hereof;

(vii) it has done or caused to be done all things necessary to observe organizational formalities and preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises;

(viii) except as expressly permitted under the Loan Documents and except as expressly permitted pursuant to the terms of any prior financing, it has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person and Borrower’s, to the extent applicable, assets have not been listed as assets on the financial statement of any other Person. Borrower has filed its own tax returns (except to the extent that it has been a tax disregarded entity not required to file tax returns under applicable law). Borrower has maintained its books, records, resolutions and agreements as official records;

(ix) it has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing), has corrected any known misunderstanding regarding its status as a separate entity, has conducted its business in its own name, has not identified itself or any of its Affiliates as a division or part of the other and has maintained and utilized separate stationery, invoices and checks;

(x) except as expressly permitted under the Loan Documents and except as expressly permitted pursuant to the terms of any prior financing, it has not commingled its assets with those of any other Person and has held all of its assets in its own name;

(xi) except as expressly permitted pursuant to the terms of any prior financing, and except as expressly permitted under the Loan Documents and except for guarantees or obligations that have been released or discharged or that will be released or discharged as of the closing of the Loan, it has not guaranteed or become obligated for the debts of any other Person and has not held itself out as being responsible for the debts or obligations of any other Person;

(xii) it has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or any of constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing;

(xiii) except pursuant to prior financings that have been repaid or otherwise discharged, it has not granted a security interest or lien in, to or upon, or pledged or otherwise encumbered any of its assets to secure the obligations for the benefit of any other Person other than with respect to loans secured by the Properties and no such security interest, lien, pledge or other encumbrance remains outstanding except in connection with the Loan with respect to the obligations or the other Borrowers;

(xiv) it has maintained adequate capital in light of its contemplated business operations;

(xv) it has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds;

(xvi) except as set forth on Schedule 4.1.30, it has not owned any subsidiary or any equity interest in any other Person;

(xvii) it has not made loans to any other person that have not been released or discharged nor has it bought or held evidence of indebtedness issued by any other person or entity;

(xviii) reserved;

(xix) it has not incurred any Indebtedness that is still outstanding other than Indebtedness that is permitted under the Loan Documents;

(xx) it is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that resulted in a judgment against it that has not been paid in full;

(xxi) reserved;

(xxii) it is and has since its formation been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business;

(xxiii) it has not had any of its obligations guaranteed by an Affiliate, except pursuant to prior financings that have been repaid or otherwise defeased and guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan);

(xxiv) except as set forth on Schedule 4.1.30, none of the Tenants holding leasehold interests with respect to the Property is Affiliated with Borrower;

(xxv) to Borrower’s knowledge, except as set forth in the Title Insurance Policies, Borrower has no judgments or liens of any nature against it except for Permitted Encumbrances and tax liens not yet due or delinquent or which are contested in good faith by appropriate proceedings;

(xxvi) is in compliance in all material respects with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Agreement, has received all material permits necessary for it to operate;

(xxvii) is not involved in any material dispute with any taxing authority other than any disputes for taxes that are being contested in good faith by appropriate proceedings;

(xxviii) except as set forth in the Title Insurance Policies, has paid all taxes which it owes except as permitted pursuant to this Agreement other than any taxes that are being contested in good faith by appropriate proceedings;

(xxix) has no material contingent or actual obligations not related to the Properties owned directly or indirectly by such entity; and

(xxx) has no material continuing obligations or other liabilities with respect to the Prior Management Asset.

(f) Any assignment of limited liability company interests in Borrower and Principal and the admission of the assignee as a member of Borrower or Principal, as applicable was accomplished in accordance with, and was permitted by, the limited liability company agreement of Borrower or Principal, as in effect at such time.

(g) Intentionally Omitted.

(h) (I) any consents, waivers or amendments to the limited liability company agreement of any Borrower or Principal that is a Delaware limited liability company (each a “Company”), or limited partnership agreement of any Borrower or Principal that is a Delaware limited partnership (each a “Partnership”), that were required to effect any assignment of a limited liability company interest in such Company or assignment of a partnership interest in such Partnership, as the case may be, or for the admission of an assignee as a member of a Company, or as a partner of a Partnership, were obtained or accomplished in accordance with such limited liability company agreement or partnership agreement, as applicable, as in effect at the time of such assignment, and that any conditions to assignment of any limited liability company interest in a Company or any partnership interest in a Partnership, as the case may be, or for the admission of an assignee as a member of a Company or as a partner of a Partnership, as applicable, have been satisfied or waived, (II) there have been at all times at least one member of each Company, and (III) that have been at all times at least one general partner and one additional general or limited partner of each Partnership that were different Persons.

4.1.31 Management Agreement. Each Management Agreement is in full force and effect and, to Borrower’s knowledge, there is no material default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a material default thereunder. Each Management Agreement was entered into on commercially reasonable terms.

4.1.32 Illegal Activity. No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

4.1.33 No Change in Facts or Circumstances; Disclosure. To Borrower’s knowledge, all information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls (including the rent roll attached hereto as Schedule 4.1.26), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are true, complete and correct in all material respects. The foregoing representation shall not apply to any such financial information that constitutes projections, provided that Borrower represents and warrants that it has no reason to believe that such projections are materially inaccurate. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or would be reasonably likely to materially and adversely affect the use, operation or value of the Properties or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35 Embargoed Person. As of the date hereof, (a) none of the funds or other assets of Borrower constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the USA PATRIOT Act (including anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the

Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of law (“Embargoed Person”); (b) none of the funds or other assets of Borrower constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (c) no Embargoed Person has any interest of any nature whatsoever in Borrower with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (d) none of the funds of Borrower have been derived from or are the proceeds of, any unlawful activity with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.36 Principal Place of Business; State of Organization. Borrower’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Each Individual Borrower is organized under the laws of the State listed opposite of each Borrower on Schedule 4.1.36 and its organizational identification number is listed in Schedule 4.1.36.

4.1.37 Environmental Representations and Warranties. (a) Except as otherwise disclosed by the Phase I Environmental Reports (or Phase II environmental report, if required) delivered to Lender by Borrower in connection with the origination of the Loan (such report is referred to below as the “Environmental Report”), to Borrower’s knowledge (a) there are no Hazardous Substances or underground storage tanks in, on, or under the Properties, except those that are (i) in compliance in all material respects with Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required under Environmental Law), (ii) de-minimis amounts necessary to operate the Properties for the purposes set forth in this Agreement which will not result in an environmental condition in, on or under the Properties and which are otherwise permitted under and used in compliance with Environmental Law and (iii) fully disclosed to Lender in writing pursuant to the Environmental Report; (b) there are no past or present Releases of Hazardous Substances in violation of Environmental Law, on, under or from the Properties which have not been fully remediated in accordance with Environmental Law; (c) Borrower has not received any written notice or other communication from any Person (including, but not limited to, a Governmental Authority) relating to an existing threat of any Release of Hazardous Substances migrating to the Properties or possible liability of any Person pursuant to any Environmental Law or other environmental conditions in connection with the Properties; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Properties which has not been fully remediated in accordance with Environmental Law; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Properties, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Properties that are known to Borrower and has provided to Lender all information that is contained in Borrower’s files and records, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Properties and/or to the environmental condition of the Properties.

4.1.38 Mortgage Taxes. As of the date hereof, Borrower represents that they have paid (or escrowed sufficient funds with the Escrow Agent for payment of) all state, county and municipal recording and all other similar taxes imposed upon the execution and recordation of the Mortgages.

4.1.39 Ground Lease. Except as set forth in Schedule 4.1.39 attached hereto, Borrower hereby represents and warrants to Lender the following with respect to each Ground Lease:

(a) The Ground Lease or a memorandum of the Ground Lease has been duly recorded. The Ground Lease permits the interest of Borrower to be encumbered by a mortgage or the Ground Lessor has approved and consented to the encumbrance of the Ground Lease Property by the applicable Mortgage. There have not been amendments or modifications to the terms of the Ground Lease since recordation of the Ground Lease (or a memorandum thereof), with the exception of written instruments which have been recorded or as disclosed to Lender in this Agreement.

(b) The Ground Lease may not be terminated, surrendered or amended without the prior written consent of Lender; provided that the Ground Lessor shall not be prevented from exercising its remedies in accordance with the Ground Lease if the obligations of Borrower under the Ground Lease are not performed as provided in the Ground Lease.

(c) Except for the Permitted Encumbrances and other encumbrances of record, Borrower’s interest in the Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the applicable Mortgage other than the Ground Lessor’s related fee interest.

(d) Borrower’s interest in the Ground Lease is assignable without the consent of the Ground Lessor to Lender, the purchaser at any foreclosure sale or the transferee under a deed or assignment in lieu of foreclosure in connection with the foreclosure of the Lien of the Mortgage or transfer of Borrower’s leasehold estate by deed or assignment in lieu of foreclosure. Thereafter, the Ground Lease is further assignable by such transferee and its successors and assigns without the consent of the Ground Lessor.

(e) As of the date hereof, the Ground Lease is in full force and effect and no default has occurred on the part of the Borrower under the Ground Lease, nor to Borrower’s knowledge has any default occurred by the Ground Lessor under such Ground Lease (except in each case, any such default that has been previously cured). There is no existing condition which, but for the passage of time or the giving of notice, could result in (i) a default by the Borrower under the terms of the Ground Lease or (ii) to Borrower’s knowledge, a default by Ground Lessor under the terms of such Ground Lease.

(f) Under the terms of the Ground Lease and the Loan Documents, taken together, any related insurance and condemnation proceeds that are paid or awarded to Borrower with respect to the leasehold interest will be applied either to the repair or restoration of all or part of the Ground Lease Property, with Lender having the right subject to the terms of the Loan Documents to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

(g) The Ground Lease requires the Ground Lessor to give notice of any default by Borrower to Lender prior to exercising its remedies thereunder.

(h) Lender is permitted the opportunity to cure any default under the Ground Lease, which is curable after the receipt of notice of the default before the Ground Lessor thereunder may terminate the Ground Lease.

(i) The Ground Lease has a term which extends not less than twenty (20) years beyond the Maturity Date (including any unexercised option periods and automatic renewal periods).

(j) The Ground Lease requires the Ground Lessor to enter into a new lease upon termination (prior to expiration of the term thereof) of the Ground Lease for any reason, including rejection or disaffirmation of the Ground Lease in a bankruptcy proceeding.

4.1.40 Cash Management Account. Borrower hereby represents and warrants to Lender that:

(a) The Cash Management Agreement, and this Agreement create a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed the Cash Management Account;

(b) The Cash Management Account constitutes a “deposit account” and/or “securities account” within the meaning of the Uniform Commercial Code of the State of New York;

(c) Pursuant and subject to the terms hereof and the other applicable Loan Documents, Agent has agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

(d) The Cash Management Account are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to Agent complying with instructions with respect to the Cash Management Account from any Person other than Lender.

4.1.41 Intentionally Omitted.

4.1.42 Taxes. Except with respect to the NORC Riparian Property Inc., each Individual Borrower is treated as a partnership or a disregarded entity for U.S. federal income tax purposes. Borrower has timely filed or caused to be filed all federal income and other material Section 2.7 Tax, returns and reports required to have been filed by it and has paid or caused to be paid all federal income and other material Section 2.7 Taxes and related liabilities required to have been paid by it, except taxes that are being contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves. There are no Liens for Section 2.7 Taxes on or with respect to any of Borrower’s income or assets, other than Liens for Section 2.7 Taxes not yet due or delinquent or which are contested in good faith by appropriate proceedings and for which Borrower has set aside on its books adequate reserves.

4.1.43 Labor. No work stoppage, labor strike, slowdown or lockout is pending or threatened by employees and other laborers at the Properties. Except as described on Schedule 4.1.43, neither Borrower nor, to Borrower’s knowledge without inquiry, Manager (i) is not involved in or, to the best of Borrower’s Knowledge, threatened with any material labor dispute, material grievance or litigation relating to labor matters involving any employees and other laborers at the Properties, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints, (ii) to the best of Borrower’s Knowledge, has not engaged with respect to the Properties, in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act, or (iii) is not a party to, or bound by, any existing collective bargaining agreement or union contract with respect to employees and other laborers at the Properties. As of the Closing Date, Borrower has received no notice that any payments that are required to be paid under any collective bargaining agreement have not been paid.

4.1.44 Project Improvement Plans. There are no Project Improvement Plans applicable to the Properties other than the Project Improvement Plans set forth on Schedule 4.1.44 hereto.

4.1.45 Condominium. Borrower is a party (either directly, or as a successor-in-interest) to the Condominium Documents and the Condominium Documents are in full force and effect and have not been amended or modified and Borrower’s interest therein has not been assigned pursuant to any assignment that has not otherwise been disclosed to Lender as of the date hereof. There are no set-offs, claims, counterclaims or defenses being asserted or, after giving the requisite notice, if any, required under the Condominium Documents, capable of being asserted, for the enforcement of the obligations of any party under the Condominium Documents. No party to any Condominium Document has the right to file a Lien for amounts due under the provisions of such Condominium Document which, if unpaid, may be asserted as a Lien prior to the Lien of the Mortgage. All common charges and other sums due from Borrower, if any, under the Condominium Documents have been paid to the extent they are payable on or prior to the date hereof.

4.1.46 Declarations. Borrower is a party (either directly, or as a successor-in-interest) to the Declarations and the Declarations are is in full force and effect and has not been amended or modified and Borrower’s interest therein has not been assigned pursuant to any assignment. There are no set-offs, claims, counterclaims or defenses being asserted or, after giving the requisite notice, if any, required under the Declarations, capable of being asserted, for the enforcement of the obligations of any party under the Declarations. No party to any Declaration has the right to file a Lien for amounts due under the provisions of such Declaration which, if unpaid, may be asserted as a Lien prior to the Lien of the Mortgage. All common charges and other sums due from Borrower, if any, under the Declarations have been paid to the extent they are payable on or prior to the date hereof.

4.1.47 Material Property Agreements.

(a) Each Material Property Agreement is in full force and effect, and except as set forth on Schedule 4.1.47 hereof, there are no material defaults by Borrower thereunder or, to Borrower’s knowledge, any material defaults thereunder by any other party thereto. Borrower has not given or received any notice of default under any of the Material Property Agreements that remains uncured or in dispute.

(b) Borrower has delivered true, correct and complete copies of the Material Property Agreements (including all amendments and supplements thereto) to Lender.

(c) All fees and other compensation for services previously performed under the Property Agreement have been paid in full or are not yet due and payable as of the date hereof.

Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower but shall be deemed to have been given on the date hereof. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of the Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender to comply with the following covenants, and in connection therewith:

5.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to Borrower and the Properties, including, without limitation, building and zoning codes and certificates of occupancy and the procurement of all necessary and required hospitality, liquor, gaming or innkeeper’s licenses. There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Properties to commit any act or omission affording the federal government or any state or local government the right of forfeiture against any Individual Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby, covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all rights it has in necessary franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender, Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost during the pendency of such dispute; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property during the pendency of such dispute; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2 Taxes and Other Charges. Except as otherwise provided in this Section 5.1.2, Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof prior to delinquency; provided, however, Borrower’s obligation to directly pay Taxes and Other Charges shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Except as otherwise provided in this Section 5.1.2, Borrower shall not later than five (5) Business Days after receipt of a written request from Lender, deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, Borrower shall not be required to furnish such receipts for payment of such Taxes and Other Charges during any period that Taxes and Other Charges have been paid by Lender pursuant to Section 7.2 hereof or by Manager pursuant to a Management Agreement). Except as otherwise provided in the following sentence, Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien (other than Permitted Encumbrances) or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. Borrower, at Borrower’s own expense, may contest, by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost during the pendency thereof; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property during the pendency thereof; (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien; and (vii) Borrower shall deliver written notice of such contest to Lender.

5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower’s condition (financial or otherwise) or business or any Individual Property.

5.1.4 Access to Properties. Subject to the rights of Tenants, guests, patrons and the rights of any landlord under any Ground Lease, Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice.

5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, or Guarantor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way materially and adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7 Perform Loan Documents. Borrower shall in a timely manner observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower. Borrower shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

5.1.8 Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

5.1.9 Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(a) without limiting any other obligation of Borrower hereunder, upon the written request of Lender, furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith, provided, that, so long as no Event of Default has occurred and is continuing, the foregoing shall not require Borrower to obtain updated appraisals after the Closing Date, unless specifically required by the terms of this Agreement;

(b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require including, without limitation, the execution and delivery of all writings necessary to transfer any hospitality, liquor and other licenses required for the continued operation of the Properties into the name of Lender or its designee after the occurrence and during the continuance of an Event of Default to the extent such transfer is permitted by applicable law or, to the extent such transfer is not permitted by applicable law, reasonably cooperate with Lender in obtaining new hospitality, liquor or other licenses required for the continued operation of an Individual Property and terminating existing licenses, in each case solely at the direction of Lender; and

(c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time including, without limitation, the execution and delivery of all such writings necessary to transfer any liquor licenses with respect to the Property into the name of Lender or its designee after the occurrence and during the continuance of an Event of Default to the extent such transfer is permitted by applicable law or, to the extent such transfer is not permitted by applicable law, reasonably cooperate with Lender in obtaining new hospitality, liquor or other licenses required for the continued operation of an Individual Property and terminating existing licenses, in each case solely at the direction of Lender.

5.1.10 Principal Place of Business, State of Organization. Borrower shall not cause or permit any change to be made in its name, identity (including its trade name or names), place of organization or formation (as set forth in Section 4.1.36 hereof) or, except as permitted pursuant to Section 5.2 hereof, Borrower’s corporate or partnership or other structure unless Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement and the other Loan Documents and, in the case of a change in Borrower’s structure, except as permitted pursuant to Section 5.2 hereof, without first obtaining the prior written consent of Lender. Upon Lender’s request, Borrower shall, at Borrower’s sole cost and expense, execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Properties as a result of such change of principal place of business or place of organization. Borrower’s principal place of business and chief executive office has been for the preceding four months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower shall promptly notify Lender of any change in their organizational identification number. Upon receipt of a written request from Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate each Individual Property, and representing and warranting that Borrower do business under no other trade name with respect to such Properties.

5.1.11 Financial Reporting. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (and, in any event, not more than two (2) times in any calendar year unless an Event of Default is continuing, in which case no such restriction shall apply) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any reasonable and actual costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Properties, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest.

(b) Borrower will furnish to Lender annually, within seventy-five (75) days following the end of each Fiscal Year, a copy of Borrower’s unaudited financial statements covering the Properties on a combined basis for such Fiscal Year and containing statements of profit and loss for Borrower and the Properties and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Properties

(on a combined basis) for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses (not including any contributions to the Replacement Reserve Fund and the Required Repair Fund). Borrower’s annual financial statements shall be accompanied by (i) an Officer’s Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Properties being reported upon as of such date and has been prepared in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or such other accounting basis acceptable to Lender) and (ii) occupancy statistics including revenue per available room and average daily rates for the Properties on a combined basis as well as for each Individual Property. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether there exists, to Borrower’s knowledge, an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c) Borrower shall cause Guarantor to furnish to Lender annually, within one-hundred twenty (120) days following the end of each Fiscal Year of guarantor, financial statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP, redacted to exclude information with respect to individual limited partners and individual investor information accompanied by an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender.

(d) Borrower will furnish, or cause to be furnished, to Lender on or before forty (40) days after the end of (i) prior to a Securitization, each calendar month and (ii) after a Securitization, each calendar quarter, each the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as of the relevant date as applicable: (i) an occupancy report for the subject month, including an average daily rate and revenue per available room; (ii) monthly and year to date operating statements prepared for each calendar month, noting EBITDA, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund and the Required Repair Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses, all in form satisfactory to Lender and (iii) during a Cash Trap Period, upon the written request of Lender, a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such periods. In addition, such certificate shall also be accompanied by an Officer’s Certificate stating that the representations and warranties of Borrower set forth in subsection (xxiii) of the definition of “Special Purpose Entity” are true and correct as of the date of such certificate. On or before forty (40) days after the end of (i) prior to Securitization, each calendar month and (ii) after a Securitization, each calendar quarter, Borrower also will furnish, or cause to be furnished, to Lender the most current Smith Travel Research Reports then available to Borrower reflecting market penetration and relevant hotel properties competing with the Properties.

(e) Lender hereby acknowledges receipt of the Annual Budget for the remainder of the Fiscal Year-ending on December 31, 2013. Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of Fiscal Year (which, subject to the immediately succeeding sentence shall be for informational purposes only). If an Event of Default is continuing, a Bankruptcy Action of Manager has occurred and such Manager has not been replaced with a Qualified Manager in accordance with the terms of this Agreement or a Debt Yield Trigger Period is continuing the Annual Budget shall be subject to Lender’s reasonable written approval, which approval shall not be unreasonably withheld, conditioned or delayed (each such Annual Budget, an “Approved Annual Budget”); provided, however, that Lender shall not withhold its consent with respect to (i) expenditures necessary to comply with life, health or safety matters and (ii) Employment Costs (as such term is defined in the Management Agreement). So long as neither a Debt Yield Trigger Period exists nor an Event of Default has occurred and is continuing, any Annual Budget, and any amendments or modifications thereto shall be deemed an Approved Annual Budget and Lender shall have no approval right with respect thereto. In the event that Borrower is required to submit an Annual Budget for approval pursuant to this Section 5.1.11(d), each such request for approval of an Annual Budget shall contain the following legend in prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval: “THIS IS A REQUEST FOR APPROVAL OF AN ANNUAL BUDGET. LENDER’S RESPONSE IS REQUESTED WITHIN TEN (10) DAYS.” In the event that Lender fails to grant or withhold its approval to such Annual Budget within such ten (10) day period, Borrower shall deliver to Lender a second request for approval containing the following legend in prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval: “THIS IS A SECOND REQUEST FOR APPROVAL OF AN ANNUAL BUDGET. LENDER’S RESPONSE IS REQUESTED WITHIN TEN (10) DAYS. LENDER’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN LENDER’S APPROVAL BEING DEEMED TO HAVE BEEN GRANTED.” In the event that Lender fails to grant or withhold its approval to such Annual Budget within such ten (10) day period, then Lender’s approval shall be deemed to have been granted. In the event that Lender timely disapproves a proposed Annual Budget in accordance with the foregoing, Borrower shall promptly revise such Annual Budget and resubmit the same to Lender (and each such resubmittal shall be subject to the provisions of this Section 5.1.11(d) as if the applicable proposed Annual Budget were being submitted to Lender for its initial review of the same, provided that the aforesaid ten (10) day periods shall each be five (5) days in connection with any such resubmittal). Borrower shall promptly revise each proposed Annual Budget and resubmit the same to Lender in accordance with the foregoing until Lender approves the proposed Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, each line item of such Approved Annual Budget shall be increased by the amount of the increase, if any, in the Consumer Price Index for the immediately preceding calendar year (other than the line items in respect of Taxes, Insurance Premiums, union wages, utilities expenses and Other Charges, which line items shall be adjusted to reflect actual increases in such expenses).

(f) In the event that, during any Cash Trap Period, Borrower must incur a capital expense not set forth in the Approved Annual Budget (each an “Extraordinary Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, that Lender’s consent shall not be required in connection with: (i) (A) expenditures necessary to comply with life, health or safety matters and Legal Requirements, (B) Employment Costs (as such term is defined in the Management Agreement) and (C) variable expense (as such term is used in the Management Agreement), in each case to the extent Borrower is not permitted to consent to such items pursuant to the Management Agreement, and (ii) matters which Borrower is permitted to use Excess Cash Flow Reserve Funds for, to the extent that there are sufficient funds available.

(g) During the continuance of a Cash Trap Period, Borrower shall not approve (to the extent Borrower is permitted to approve or reject such operating budget pursuant to the terms of the Management Agreement) any operating budget pursuant to any Management Agreement with Manager without the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed). Lender shall cooperate with Borrower to follow the procedures for budget approval set forth in the Management Agreement to the extent Borrower notifies Lender thereof.

(h) Intentionally Omitted.

(i) Any reports, statements or other information required to be delivered under this Agreement may be delivered via email, with report files in electronic form of Microsoft Word, Microsoft Excel or .pdf format, (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Properties and Borrower that is provided to Lender pursuant to this Section 5.1.11(h) in connection with the Securitization to such parties requesting such information in connection with such Securitization.

5.1.12 Business and Operations. Borrower shall continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management, leasing and operation of the Properties. Each Individual Borrower shall qualify to do business and will remain in good standing under the laws of each jurisdiction of its formation as and to the extent the same are required for the ownership, maintenance, management and operation of its respective Individual Properties. Each Individual Borrower shall at all times during the term of the Loan, continue to own or lease all of Equipment, Fixtures and Personal Property which are necessary to operate its respective Individual Properties in the manner required hereunder and in the manner in which it is currently operated.

5.1.13 Title to the Properties. Borrower shall warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgages on the Properties, subject only to Liens permitted hereunder (including Permitted

Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

5.1.14 Costs of Enforcement. In the event (a) that any Mortgage encumbering any Individual Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage encumbering such Individual Property prior to or subsequent to any Mortgage encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower and its successors or assigns, shall be chargeable with and agrees to pay all out-of-pocket costs of collection and defense, including reasonable third party attorneys’ fees and expenses, incurred by Lender or Borrower in connection therewith, but excluding regular servicing fees and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

5.1.15 Estoppel Statement. (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, claimed by Borrower, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations (subject to bankruptcy, insolvency or other similar laws and general principles of equity) and have not been modified or if modified, giving particulars of such modification; provided, however, that so long as no Event of Default has occurred and is continuing, Borrower shall not be required to provide such statement more than one (1) time in any calendar year.

(b) Borrower shall use commercially reasonable efforts to deliver to Lender upon request, (i) tenant estoppel certificates from each commercial Tenant party to a Material Lease at the Properties, (ii) estoppel certificates from any board with respect to a Condominium and (iii) estoppel certificates from each party under any Material Property Agreements, in each case, in form and substance reasonably satisfactory to Lender; provided, however, that so long as no Event of Default has occurred and is continuing, Borrower shall not be required to seek such statement more than one (1) time in any calendar year.

5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.17 Intentionally Omitted.

5.1.18 Confirmation of Representations. Borrower shall deliver, upon written request from Lender in connection with any Securitization, (a) one (1) or more Officer’s Certificates certifying as to the accuracy of all representations in all material respects made by Borrower in the Loan Documents as of the date of the closing of such Securitization in all relevant jurisdictions or, if any such representations require qualification on such date, setting forth such qualifications in reasonable detail, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, Principal and Guarantor as of the date that is within thirty (30) days of the Securitization.

5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

5.1.20 Environmental Covenants. (a) Borrower covenants and agrees that: (i) all uses and operations on or of the Properties, whether by Borrower or any other Person, shall be in material compliance with all Environmental Laws and permits issued pursuant thereto except to the extent that (A) any Environmental Law or order or directive of a Governmental Authority with respect thereto is being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a material adverse effect on the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Property, or (B) Borrower has determined in good faith that contesting the same is not in the best interests of Borrower and the failure to contest the same could not be reasonably expected to have a material adverse effect on the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Property; (ii) Borrower shall not cause, and shall use commercially reasonably efforts to ensure that no Person causes any Releases of Hazardous Substances in, on, under or from the Properties, except those that are both (A) in compliance with all applicable Environmental Laws and with permits issued pursuant thereto and (B) fully disclosed to Lender in writing; (iii) Borrower shall not place and shall use commercially reasonable efforts to ensure no other Person places Hazardous Substances in, on, or under the Properties, except those that are (A) in compliance with all applicable Environmental Laws and with permits issued pursuant thereto (to the extent such permits are required by applicable Environmental Law), (B) de-minimis amounts necessary to operate the Properties for the purposes set forth in the Loan Agreement which will not result in an environmental hazard in, on or under the Properties and which are otherwise permitted under and used in compliance with Environmental Law or (C) fully disclosed to Lender in writing; (iv) Borrower shall keep the Properties free and clear of all liens and other encumbrances imposed pursuant to any applicable Environmental Law due to any act or omission of Borrower (the “Environmental Liens”) and shall use commercially reasonable efforts to keep the Properties free and clear from any Environmental Liens due to any act or omission of any other Person; (v) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection (b) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews at reasonable times upon reasonable notice; (vi) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender made in the event that Lender has reason to believe that an environmental hazard exists on the Properties to (A) reasonably effectuate Remediation of any Release of a Hazardous Substance in, on, under or from the Properties to the extent required under Environmental Law; (B) comply with any applicable Environmental Law; (C) comply with any directive from any

Governmental Authority; and (D) take any other reasonable action necessary or appropriate for protection of human health or the environment; (vii) Borrower shall not do and shall use commercially reasonable efforts not to allow any Tenant or other user of the Properties to do any act relating to environmental matters that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Properties), impairs or may impair the value of the Properties, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Properties; and (viii) Borrower shall notify Lender in writing promptly upon Borrower obtaining knowledge of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Properties; (B) any non-compliance with any Environmental Laws related in any way to the Properties; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Properties; and (E) any written notice to Borrower from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to the release or potential release of Hazardous Substances or Remediation thereof, likely to result in liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Properties, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section 5.1.20.

(b) In the event that Lender has a reasonable basis to believe that an environmental hazard exists on the Properties that, in Lender’s sole discretion, endangers any Tenants or other occupants of the Properties or their guests or the general public or materially and adversely affects the value of the Properties, (i) upon reasonable notice from Lender, Borrower shall (subject to the rights of Tenants under Leases, guests, patrons and the rights of any landlord under the Ground Leases and any Submerged Land Lease), at Borrower’s expense, promptly cause an engineer or consultant reasonably satisfactory to Lender to conduct an environmental assessment or audit (the scope of which shall be determined in Lender’s reasonable discretion) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Lender and promptly deliver to Lender the results of any such assessment, audit, sampling or other testing after Lender shall have delivered the notice referenced above; and (ii) upon reasonable notice to Borrower, Lender and any other Person designated by Lender, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Properties at all reasonable times, and upon reasonable prior notice to Borrower, to assess any and all aspects of the environmental condition of the Properties and its use with respect to such environmental hazard, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s reasonable discretion) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Borrower shall cooperate with and provide Lender and any such Person designated by Lender with access to the Properties.

5.1.21 Leasing Matters. (a) Subject to subsection (b) below, Borrower may enter into any Lease or other rental arrangement, exercise all extensions and renewals and enter into any modification, amendments and supplements to any Leases without the prior approval of Lender, provided that, any new Lease entered into after the date hereof shall (i) have rental rates comparable to existing local market rates in all material respects, provided, however, so long as no Cash Trap Period is in effect, a Lease of commercial space demising less than 5,000 square feet, with a term of less than five (5) years may be made on lower than market rate terms with a tenant who is not an Affiliate if Borrower reasonably determines in its prudent business judgment that such Lease will provide additional incremental revenue to the applicable Property in excess of its stated rent, (ii) be on commercially reasonable terms and shall not contain any terms which would materially adversely affect lender’s rights under the Loan Documents and (iii) be subordinate to the Mortgage encumbering the applicable Individual Property and shall provide that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale; provided, that with respect to any approval (or deemed approval) by Lender (or with respect to any Lease that does not require Lender’s approval), Lender shall, upon request of Borrower, enter into a subordination, non-disturbance and attornment agreement with any lessee entering into such Lease on Lender’s then standard form, subject to such commercially reasonable changes thereto as such lessee and Lender shall mutually agree (each acting reasonably).

(b) Any Material Leases with respect to an Individual Property written after the date hereof shall be subject to the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Material Leases listed on Schedule 5.1.21 attached hereto and previously delivered to Lender are hereby approved by Lender. Upon written request of Lender, Borrower shall furnish Lender with executed copies of all Leases; provided that so long as no Event of Default has occurred and is continuing, Borrower shall not be required to deliver copies of all Leases more frequently than two (2) times per calendar year and, where Leases have been previously delivered to Lender, Borrower may, in lieu of delivering new copies thereof to Lender, deliver an Officer’s Certificate stating that such Leases remain unchanged (or, if terminated or expired, that such Leases have been terminated or expired, or, where Leases have been modified, supplemented or extended, deliver copies of the documents modifying, supplementing or extending the Leases without delivering copies of the documents previously provided. All renewals of Leases (other than with respect to renewal or extension rights set forth in the Lease in effect as of the Closing Date) and all proposed Leases shall provide for rental rates comparable to existing local market rates in all material respects, provided, however, so long as no Cash Trap Period is in effect, a Lease of commercial space demising less than 5,000 square feet, with a term of less than five (5) years may be made on materially lower than local market rate terms with a tenant who is not an Affiliate if Borrower reasonably determines in its prudent business judgment that such Lease will provide additional incremental revenue to the applicable Property in excess of its stated rent. Borrower, (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that no termination by Borrower or acceptance of surrender by a Tenant of any Material Leases (regardless of when any such Material Lease was entered into) shall be permitted unless (A) by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Individual Property; or (B) the exercise by a Tenant of any termination right expressly provided in any existing Material Lease or any Material Lease hereafter entered into in compliance with the conditions set forth in this Section 5.1.21; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits, payments of the first month’s rent upon signing of the

Lease, and rent for providing rooms and banquet and meeting space and services in the ordinary course of business); (iv) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; (vi) shall not alter, modify or change the terms of any Material Lease (regardless of when any such material Lease was entered into) without the prior written consent of Lender, which approval shall not be unreasonably withheld, conditioned or delayed, which consent shall be subject to the deemed approval provisions set forth in this Section; and (vii) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a lease of all or substantially all of any Individual Property without Lender’s prior written consent. Each such request for approval of a Lease shall contain the following legend in prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval: “THIS IS A REQUEST FOR APPROVAL OF A LEASE. LENDER’S RESPONSE IS REQUESTED WITHIN TEN (10) DAYS.” In the event that Lender fails to grant or withhold its approval to such Lease within such ten (10) day period, Borrower shall deliver to Lender a second request for approval containing the following legend in prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval: “THIS IS A SECOND REQUEST FOR APPROVAL OF A LEASE. LENDER’S RESPONSE IS REQUESTED WITHIN FIVE (5) DAYS. LENDER’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD SHALL RESULT IN LENDER’S APPROVAL BEING DEEMED TO HAVE BEEN GRANTED.” In the event that Lender fails to grant or withhold its approval to such Lease within such five (5) day period, then Lender’s approval shall be deemed to have been granted. Notwithstanding the foregoing, Lender consent shall not be required in connection with (i) any Lease (or amendment, modification or termination thereof) that is not a Material Lease or a lease to an Affiliate, (ii) renewals, expansions or extensions of any Lease (including a Material Lease) by a tenant that is a party to such lease as of the Closing so long as the rental terms are on market terms (or on terms contemplated in the Lease in place on the Closing Date or any new Lease entered into in accordance with this Agreement), (iii) any de minimis modifications of any Material Lease, (iv) a commercially reasonable termination of any Material Lease arising from a default by the tenant thereunder or (v) an assignment of any Lease by the tenant thereunder for which Borrower’s has a consent right which is not to be unreasonably withheld, pursuant to the terms of such Lease.

5.1.22 Alterations. Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that would be reasonably likely to have a material adverse effect on Borrower’s financial condition, the value of the applicable Individual Property or the Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations (a) for Required Repairs, (b) that will not have a material adverse effect on Borrower’s financial condition or the value of the applicable Individual Property upon completion of such alterations, and such alterations shall (i) with respect to the aggregate for all

Individual Properties then subject to any alterations being performed in any calendar year, be subject to contracts, the aggregate remaining cost of which are no more than an amount equal to three percent (3%) of the outstanding principal balance of the Loan and (ii) with respect to any Individual Property subject to any alterations being performed at such time, be subject to contracts, the aggregate remaining cost of which is no more than ten percent (10%) of the Adjusted Release Amount for such Individual Property (the “Threshold Amount”), (c) are specifically provided for in the Approved Annual Budget, are a permitted variance for health, life and safety items under the Management Agreement or otherwise consented to by Lender and shall be funded from the Reserve Funds or the Borrower Remainder Account (as defined in the Cash Management Agreement) in accordance with this Agreement, (d) that are related to a tenant improvement the cost of which is to be paid by the tenant or Borrower pursuant to a Lease entered into in accordance with the terms of this Agreement, (e) are performed in connection with the Restoration of an Individual Property after the occurrence of a Casualty in accordance with the terms and provisions of this Agreement, (f) for Replacements if there are sufficient reserves on deposit in the Replacement Reserve Fund (or any Manager Account for such amounts) to pay for such obligations or (g) constitute decorative work performed in the ordinary course of business that are paid out of the Manager Accounts for FF&E. If the total unpaid amounts due and payable with respect to alterations to the Improvements being conducted at any Individual Property (excluding Required Repairs, Pre-Approved Alterations and alterations of the kind described in clauses (i) through (iv) of the preceding sentence) shall at any time exceed five percent (5%) of the Release Amount for an Individual Property, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following in any amount sufficient to cover the excess of the aggregate cost of such alterations over the Individual Property Threshold Amount (the “Alterations Deposit”): (A) cash, (B) U.S. Obligations, (C) other securities having a rating reasonably acceptable to Lender and, after a Securitization, that, at Lender’s option, the applicable Approved Rating Agencies have provided a Rating Agency Confirmation with respect to such securities or (D) a Letter of Credit. The Alterations Deposit shall be disbursed from time to time by Lender to Borrower for completion of the Alterations at the applicable Individual Property upon the satisfaction of the following conditions: (1) Borrower shall submit a request for payment to Lender at least five (5) Business Days prior to the date on which Borrower requests that such payment be made, which request for payment shall specify the Alterations for which payment is requested, (2) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall be continuing, and (3) such request shall be accompanied by an Officer’s Certificate (x) stating that the applicable portion of the Alterations at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, such Officer’s Certificate to be accompanied by copies of paid invoices or copies of invoices to be paid, and with respect to any invoices in excess of $25,000, copies of any licenses, permits or other approvals by any Governmental Authority required in connection with the applicable portion of the alterations, (y) identifying each contractor that supplied materials or labor in connection with the applicable portion of the alterations to be funded by the requested disbursement and (z) stating that, upon such disbursement, each such contractor has been paid or will have been paid in full for all amounts then due and owing to such contractor. Each Alterations Deposit shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this

Section 5.1.22, shall constitute additional security for the Debt and other obligations under the Loan Documents. Upon the completion of the Alterations in respect of which any Alteration Deposit is being held, Lender shall promptly return to Borrower any remaining portion of the Alterations Deposit upon the request of Borrower, provided that (1) on the date such request is received by Lender and on the date such disbursement is to be made, no Event of Default shall be continuing and (2) such request shall be accompanied by an Officer’s Certificate stating that the Alterations have been fully completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, such Officer’s Certificate to be accompanied by copies of paid invoices or copies of invoices to be paid, as applicable, and, with respect to any invoices in excess of $25,000, copies of any licenses, permits or other approvals by any Governmental Authority required in connection with Alterations (to the extent not received by Lender in connection with prior disbursement requests) and stating that each contractor providing services in connection with the Alterations has been paid in full or will have been paid in full upon such disbursement.

5.1.23 Operation of Property. (a) Borrower and Manager shall cause the Properties to be operated, in all material respects, in accordance with the Management Agreement (or Replacement Management Agreement) as applicable and in accordance with all applicable Legal Requirements. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.

(b) Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly after they become aware, notify Lender of any material default under the Management Agreement; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, written notice, written report and written estimate received by it under the Management Agreement; and (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

(c) Any Replacement Management Agreement shall (i) be with a Qualified Manager and shall either (A) include franchise and intellectual property rights substantially similar to those set forth in the Management Agreement in effect as of the Closing Date or (B) Borrower shall enter into a franchise agreement reasonably acceptable to Lender on third-party market rate terms with a Qualified Manager. Borrower shall not permit Manager or any Affiliate of Hilton Worldwide Inc. to rebrand any Property to a lower category based on the annual chain scale published by Smith Travel Reports without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. At no time shall the Properties be operated as unbranded hotels.

5.1.24 Intentionally Omitted.

5.1.25 Embargoed Person. Borrower and Principal have performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Principal and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, Principal or Guarantor, as applicable, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Principal or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, Principal or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure.

5.1.26 Ground Leases. (a) Borrower shall, at its sole cost and expense, promptly and timely perform and observe all the material terms, covenants and conditions required to be performed and observed by Borrower as lessee under each Ground Lease (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under each Ground Lease).

(b) If Borrower shall be in default under any Ground Lease, then, subject to the terms of the applicable Ground Lease, Borrower shall grant Lender the right (but not the obligation), to cause the default or defaults under such Ground Lease to be remedied and otherwise exercise any and all rights of Borrower under the Ground Lease, as may be necessary to prevent or cure any default, provided such actions are necessary to protect Lender’s interest in the Individual Property under the Loan Documents and Lender shall, subject to the rights of Tenants, Permitted Encumbrances and hotel guests and patrons, have the right to enter all or any portion of the related Ground Lease Property at such times and in such manner as Lender deems necessary, to prevent or to cure any such default, provided that in each case, such actions are necessary to protect Lender’s interest in the Individual Property under the Loan Documents.

(c) The actions or payments of Lender to cure any default by Borrower under each Ground Lease shall not remove or waive, as between Borrower and Lender, the default that occurred under this Agreement by virtue of the default by Borrower under any Ground Lease unless and until Borrower shall have reimbursed Lender for all sums referenced in the immediately succeeding sentence and the applicable default shall have been cured. All sums expended by Lender to cure any such default shall be paid by Borrower to Lender, upon demand, with interest on such sum at the rate set forth in this Agreement from the date such sum is expended to and including the date the reimbursement payment is made to Lender. All such indebtedness shall be deemed to be secured by the related Security Instrument.

(d) Borrower shall notify Lender promptly in writing of the occurrence of any material default by Ground Lessor under any Ground Lease or following the receipt by Borrower of any written notice from Ground Lessor under any Ground Lease noting or claiming the occurrence of any default by Borrower under any Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by Borrower under any Ground Lease. Borrower shall promptly deliver to Lender a copy of any such written notice of default.

(e) Borrower shall use commercially reasonable efforts to obtain from Ground Lessor under each Ground Lease and furnish to Lender the estoppel certificate of Ground Lessor stating the date through which rent has been paid and whether or not there are any defaults thereunder and specifying the nature of such claimed defaults, if any, but in no event (so long as no Event of Default has occurred and is continuing) more than one (1) time in any Fiscal Year.

(f) Borrower shall promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under any Ground Lease or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents with respect to each Ground Lease Property. Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, after the occurrence and during the continuation of an Event of Default, any and all acts and to execute any and all documents that are necessary to preserve any rights of Borrower under or with respect to each Ground Lease, including, without limitation, the right to effectuate any extension or renewal of each Ground Lease, or to preserve any rights of Borrower whatsoever in respect of any part of each Ground Lease (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

(g) Notwithstanding anything to the contrary contained in this Agreement with respect to each Ground Lease:

(i) The lien of the related Security Instrument attaches to all of Borrower’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. Sections 101 et seq., including, without limitation, all of Borrower’s rights, as debtor, to remain in possession of the related Ground Lease Property.

(ii) Borrower shall not, without Lender’s written consent, elect to treat the Ground Lease as terminated under Subsection 365(h)(l) of the Bankruptcy Code. Any such election made without Lender’s prior written consent shall be void.

(iii) As security for the Debt, Borrower unconditionally assigns, transfers and sets over to Lender all of Borrower’s claims and rights to the payment of damages arising from any rejection by the lessor under the Ground Lease under the Bankruptcy Code. Lender and Borrower shall proceed jointly or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of lessor under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Debt shall have been satisfied and discharged in full. Any amounts received by Lender or Borrower as damages arising out of the rejection of the Ground Lease as aforesaid shall be applied to all costs and expenses of Lender

(including, without limitation, attorney’s fees and costs) incurred in connection with the exercise of any of its rights or remedies in accordance with the applicable provisions of this Agreement.

(iv) If, pursuant to Subsection 365(h) of the Bankruptcy Code, Borrower seeks to offset, against the rent reserved in the Ground Lease, the amount of any damages caused by the nonperformance by the lessor of any of its obligations thereunder after the rejection by lessor of the Ground Lease under the Bankruptcy Code, then Borrower shall not affect any offset of such amounts unless it shall have provided written notice to Lender of its intent to do so and Lender shall have consented thereto (provided Lender shall be deemed to have consented thereto if it shall fail to object to the same in written notice to Borrower within ten (10) Business Days after receipt of the aforementioned notice, in which case Borrower may proceed to offset the amounts set forth in Borrower’s notice.

(v) If any action, proceeding, motion or notice shall be commenced or filed in respect of any lessor of all or any part of the Ground Lease Property in connection with any case under the Bankruptcy Code, Lender and Borrower shall cooperatively conduct and control any such litigation with counsel agreed upon between Borrower and Lender in connection with such litigation. Borrower shall, upon demand, pay to Lender all reasonable actual out of pocket costs and expenses (including reasonable attorneys’ fees and costs) actually paid or actually incurred by Lender in connection with the cooperative prosecution or conduct of any such proceedings. All such costs and expenses shall be secured by the lien of the related Security Instrument.

(vi) Borrower shall notify Lender of any filing by or against the lessor under the Ground Lease of a petition under the Bankruptcy Code, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.

(h) if Lender, its nominee, designee, successor, or assignee acquires title and/or rights of Borrower under the Ground Lease by reason of foreclosure of the applicable Security Instrument, deed in lieu of foreclosure or otherwise, such party shall (x) succeed to all of the rights of and benefits accruing to Borrower under the Ground Lease, and (y) be entitled to exercise all of the rights and benefits accruing to Borrower under the Ground Lease. At such time as Lender shall request, Borrower agrees to execute and deliver and use commercially reasonable efforts to cause any third party to execute and deliver to Lender such documents as Lender and its counsel may reasonably require in order to insure that the provisions of this section will be validly and legally enforceable and effective against Borrower and all parties claiming by, through, under or against Borrower.

5.1.27 Payment of Obligations. Borrower will pay its obligations, including tax liabilities, that, if not paid, could result in a material adverse effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (c) the failure to make payment pending such contest could not reasonably be expected to result in a material adverse effect, and provided that the foregoing shall not require any partners, members, shareholders or other owners of Borrower to make additional capital contributions to Borrower.

5.1.28 Special Purpose Entity Covenants. (a) Borrower (other than Holdings Borrower) shall not engage in any business other than (i) acquiring, owning, holding, leasing, financing, operating and managing the Properties and in the case of Holdings Borrower, owing its equity interest in another Individual Borrower or Principal, (ii) entering into financings and refinancings of the Properties as permitted by this Agreement and (iii) transacting any and all lawful business that was incident, necessary and appropriate to accomplish the foregoing. Principal shall not engage in any business other than (i) owing its interests in each Individual Borrower and (ii) transacting any and all lawful business that was incident, necessary and appropriate to accomplish the foregoing, and provided that the foregoing shall not require any partners, members, shareholders or other owners of Borrower to make additional capital contributions to Borrower.

(b) Borrower shall not have any Indebtedness other than (i) the Loan, (ii) Permitted Debt, (iii) as may be required pursuant to the Ground Leases, and (iv) such other liabilities that are permitted pursuant to the terms of the Loan Documents; provided, however, that this covenant shall not require any shareholder, partner or member of Borrower to make additional capital contributions to any such entity. Principal shall not have any Indebtedness.

(c) Neither Borrower nor Principal shall assume or guarantee or become obligated for the debts of any other Person, shall not hold out its credit as being available to satisfy the obligations of any other Person and shall not pledge its assets to secure the obligations of any other Person, in each case except as permitted pursuant to this Agreement with respect to co-borrowers or as required by applicable law with respect to general partners.

(d) Until the Debt has been paid in full, Borrower shall remain a Special Purpose Entity.

(e) Borrower and Principal will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion or any Additional Insolvency Opinion. Each Affiliate of Borrower or Principal with respect to which an assumption is made or a fact stated in any Insolvency Opinion will comply with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion. Borrower and Principal covenant that in connection with any Additional Insolvency Opinion delivered in connection with this Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein.

(f) Borrower or Principal shall provide Lender with five (5) Business Days’ written notice prior to the removal of an Independent Director of Borrower or Principal and no Independent Director shall be removed other than for Cause.

5.1.29 Taxes. Except for NORC Riparian Property, Inc., each Individual Borrower will be treated as a partnership or a disregarded entity for U.S. federal income tax purposes. The Borrower will timely file or cause to be filed all federal income and other material Section 2.7 Tax returns and reports required to be filed by it and will pay or cause to be paid all federal income and other material Section 2.7 Taxes and related liabilities required to be paid by it, except Section 2.7 Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower sets aside on its books adequate reserves in accordance with GAAP. Borrower will not permit any Liens for Section 2.7 Taxes to be imposed on or with respect to any of its income or assets, other than Liens for Section 2.7 Taxes not yet due or delinquent or which are contested in good faith by appropriate proceedings and for which Borrower sets aside on its books adequate reserves in accordance with GAAP.

5.1.30 Condominium. (a) Borrower hereby covenants and agrees with respect to each Condominium that:

(i) it will not, without Lender’s prior written consent, vote to amend, modify, supplement or terminate, or consent to (1) the termination of any of the Condominium Documents or (2) the amendment, modification or supplementation of any of the Condominium Documents, in each case, in any material respect which would materially and adversely affect the applicable Individual Borrower, the applicable Individual Property or Lender’s rights under the Condominium Documents;

(ii) it will pay all assessments for common charges and expenses made against those condominium units then owned by it pursuant to the applicable Condominium Documents prior to delinquency, other than assessments or common charges that are being contested in good faith pursuant to the applicable Condominium Documents;

(iii) it will comply in all material respects with all of the terms, covenants and conditions on its part to be complied with, pursuant to the applicable Condominium Documents and any rules and regulations that may be adopted for the Condominium, as applicable, as the same shall be in force and effect from time to time;

(iv) it will take all commercially reasonable actions as may be necessary from time to time to preserve and maintain the Condominium in accordance with the applicable Condominium Law;

(v) it will not, without the prior written consent of Lender, take (and hereby assigns to Lender any right it may have to take) any action to terminate the Condominium, withdraw the Condominium from the Condominium Law, or cause a partition of the Condominium; and

(vi) it will not, without Lender’s prior written consent, which shall not be unreasonably conditioned, withheld or delayed, exercise any right it may have to vote for, (A) any additions or improvements to the Common Elements of the Condominium, except as such additions or improvements are completed in accordance hereof, (B) any borrowing on behalf of the Condominium or (C) the expenditure of any insurance proceeds or condemnation awards for the repair or restoration of the related Improvements other than in accordance with Article VI hereof.

(b) The provisions of Article VI hereof shall apply to the entirety of any Individual Property that is a Condominium as provided herein, notwithstanding the submission of any portion of such Individual Property to the Condominium Law. Without limiting the generality of the foregoing, Borrower, for and on behalf of itself and its direct and indirect successors and assigns as owner(s) of condominium units in the Condominium or any of them, (i) irrevocably waives, to the extent permitted by law, any applicable law which grants to the trustees of the Condominium and/or the owners of the condominium units rights in the event of a casualty or a condemnation which are inconsistent with the provisions of Article VI hereof and (ii) expressly agrees to the application of the insurance proceeds and condemnation awards in accordance with Article VI hereof to the extent permitted by applicable law.

(c) Lender shall have the right, subject to any required consent of the unit owners, at reasonable times and upon reasonable notice, to inspect the records of the Condominium as provided in the Condominium Documents until such time as the Debt is paid in full.

(d) Upon written request from Lender, Borrower will use commercially reasonable efforts to obtain and deliver to the Lender, a true and correct copy of: (A) each notice of any meeting of the association of owners of the Condominium; (B) the minutes of any such meeting; (C) any statement of financial condition of said association, audited or otherwise, furnished to or available to an owner; (D) any statement showing the allocation of expenses and any other assessments against the owners; (E) any statements issued to Borrower calling for payment of expenses other than the regular monthly maintenance statements; and (F) any notice of default given to Borrower in respect of the observance of the Condominium Documents or any of them.

5.1.31 O&M Program. Borrower hereby represents and warrants that the operations and maintenance plan(s) described on Schedule 5.1.31 hereto (as the same may be amended, restated or replaced from time to time, each an “O&M Program”) are true and complete descriptions of the O&M Programs in place with respect to the applicable Properties, and (b) the applicable Individual Borrower has as of the date hereof complied in all material respects with each Individual Property’s O&M Program. Borrower hereby covenants and agrees that, during the term of the Loan, including any extension or renewal thereof, the applicable Individual Borrower shall comply in all material respects with the terms and conditions of its Individual Property’s O&M Program.

5.1.32 Material Property Agreements. Borrower shall at all times comply in all material respects with all Material Property Agreements. Borrower agrees that without the prior written consent of Lender, Borrower will not amend, modify or terminate any of the Material Property Agreements in any material and adverse respect.

5.1.33 Declarations. The Borrower hereby covenants and agrees with Lender with respect to each Declaration as follows:

(a) Borrower shall not, without Lender’s prior written consent, materially amend, modify or supplement, or exercise its consent rights under any Declaration (subject to the limitations of Borrower’s rights to withhold consent under the Declaration) with respect to the material amendment, modification or supplementation of any Declaration except that Lender shall not unreasonably withhold its consent to any amendment or modification which will not be deemed to have a material adverse effect on the use, value or operation of the Property or Borrower’s ability to pay the Monthly Debt Service Payment Amount including the payment due on the Maturity Date;

(b) Borrower shall pay all charges and other sums to be paid by Borrower pursuant to the terms of the Declarations as the same shall become due and payable and prior to the expiration of any applicable grace period therein provided. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any charges required to be paid by Borrower pursuant to the Declarations, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of the Declarations and any other instrument to which Borrower is subject or by which the Property is bound and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) the Property and no part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost during the pendency of any such dispute; (iv) the Declarations will not be in danger of being terminated; (v) Borrower shall promptly upon final determination thereof pay the amount of any such charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such charges from Borrower and the Property during the pendency thereof; and (vii) Borrower shall furnish such security as may be required in the proceeding to insure the payment of any such charges, together with all interest and penalties thereon;

(c) Borrower shall comply, in all material respects, with all of the terms, covenants and conditions on the Borrower’s part to be complied with pursuant to terms of the Declarations;

(d) Borrower shall take all actions as may be necessary from time to time to preserve and maintain the Declarations in accordance with applicable laws, rules and regulations;

(e) Borrower shall not, without the prior written consent of Lender, as determined in its sole discretion, take (and hereby assigns to Lender any right it may have to take) any action to terminate, surrender, or accept any termination or surrender of, the Declarations;

(f) Borrower shall enforce, in a commercially reasonably manner, the obligations to be performed by the parties to the Declarations (other than Borrower);

(g) Borrower shall promptly furnish to Lender any notice of default or other communication delivered in connection with the Declarations by any party to the Declarations or any third-party other than routine correspondence and invoices;

(h) Borrower shall not assign (other than to Lender) or encumber its rights under the Declarations;, except in connection with a release of the Waikoloa Outparcel or a Release Parcel;

(i) At such time as Lender shall request, Borrower agrees to execute and deliver to Lender such documents as Lender and its counsel may require in order to insure that if Lender, its nominee, designee, successor, or assignee acquires title and/or rights of Borrower under the Declarations by reason of foreclosure of the Mortgage, deed-in-lieu of foreclosure or otherwise, such party shall (x) succeed to all of the rights of and benefits accruing to Borrower under the Declarations, and (y) be entitled to exercise all of the rights and benefits accruing to Borrower under the Declarations.

Section 5.2 Negative Covenants. From the Closing Date until payment and performance in full of all Obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties and any other collateral in accordance with the terms of this Agreement and the other Loan Documents, each of Borrower hereby covenant and agree with Lender that it will not do, or permit to be done, directly or indirectly, any of the following:

5.2.1 Operation of Property. (a) Borrower shall not, without Lender’s prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate, or cancel the Management Agreement; provided, that Borrower may, without Lender’s consent, replace the Manager so long as the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges or fees under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(b) Following receipt of written notice from Lender of the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any material decisions, grant any material approvals or otherwise take any material action under the Management Agreement without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion.

(c) Borrower shall use commercially reasonable efforts to cause any Manager Accounts to be an Eligible Account.

5.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except for (a) Permitted Encumbrances; (b) Liens created by or permitted pursuant to the Loan Documents; (c) Liens for Taxes or Other Charges not yet due and payable which are contested in good faith by appropriate proceedings and for which Borrower has set aside adequate reserves on its books; and (d) easements and other similar encumbrances entered into by Borrower in the ordinary course of business for use, access, parking, water and sewer lines, telephones and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easement or other similar encumbrance shall materially impair the utility and operation of the Property or materially and adversely affect the value of the Property or Borrower’s condition (financial or otherwise) or business.

5.2.3 Dissolution. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify or amend in any material respect, waive or terminate its Organizational Documents or its qualification and good standing in any jurisdiction, in each case, without obtaining the prior written consent of Lender or Lender’s designee or (e) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the organizational documents of the Principal, in each case, without obtaining the prior written consent of Lender or Lender’s designee.

5.2.4 Change in Business. Borrower shall not enter into any line of business other than the ownership, leasing, management, maintenance and operation of the Properties (and any ancillary business related to such ownership, leasing, management, maintenance and operation), or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Nothing contained in this Section 5.2.4 is intended to expand the rights of Borrower contained in Section 5.2.10 hereof, and for the avoidance of doubt, the rights of Borrower to effectuate Transfers is governed solely by Section 5.2.10 hereof.

5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith or the forgiveness in the ordinary course of Borrower’s business of Rent in arrears in connection with a settlement with a Tenant under a Lease, provided that in the case of a Material Lease, the amount of Rent so forgiven is less than the aggregate amount of two (2) months’ basic Rent under such Material Lease)) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

5.2.6 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

5.2.7 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of such Individual Property.

5.2.8 Intentionally Omitted.

5.2.9 ERISA. (a) Assuming compliance by the Lender with paragraph (d) of this Section 5.2.9, Borrower shall not engage in any transactions contemplated under this Agreement which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under Section 406(a) of ERISA.

(b) Intentionally omitted.

(c) Borrower further covenants and agrees if at such time any “employee benefit plan”, whether or not subject to Title I of ERISA, holds an equity investment in Borrower or Guarantor, Borrower shall, deliver to lender such certifications from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, but not more frequently than once per calendar year, and on no less than thirty (30) Business Days’ advance written notice (but in no event shall Borrower’s failure to perform this Section 5.2.9(c) constitute an Event of Default), that neither Borrower is not (i) is subject to any state statutes regulating investments and fiduciary obligations with respect to governmental plans and (ii) one or more of the following circumstances with respect to each of Borrower, is true:

(i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(b)(2), as modified by Section 3(42) of ERISA; or

(iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e) or another exception to ERISA applies such that Borrower’s assets should not constitute “plan assets” of any “benefit plan investor” within the meaning of Section 3(42) of ERISA and the regulations promulgated thereunder.

(d) Lender represents and warrants that, throughout the term of the Loan, no portion of the assets used by any Lender in connection with the transactions contemplated under this Agreement and the other Loan Documents constitutes assets of a (i) “benefit plan investor” within the meaning of the Plan Asset Regulations unless the applicable Lender is relying on an available prohibited transaction exemption, all of the conditions of which are and continue to be satisfied or (ii) governmental plan (as defined in Section 3(32) of ERISA) which is subject to any provision which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (“Applicable Similar Law”), unless the acquisition and holding of the Loan or any interest therein will not give rise to a violation of any such Applicable Similar Law.

5.2.10 Transfers. (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the

Properties in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Properties as a means of maintaining the value of the Properties as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Properties so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Properties.

(b) Without the prior written consent of Lender and except to the extent otherwise set forth in this Section 5.2.10, Borrower shall not, and shall not permit any Restricted Party to do any of the following (collectively, a “Transfer”): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Properties or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party, other than (A) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.1.21, (B) Permitted Transfers and Permitted Debt.

(c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Properties or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of any Individual Property for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.

(d) Notwithstanding the provisions of this Section 5.2.10, the following shall not be deemed to be a Transfer:

(i) A Public Sale; provided, that (A) if after giving effect to any such Public Sale, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party is owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall deliver to Lender an Additional Insolvency Opinion reasonably acceptable to Lender and the Approved Rating Agencies and (B) no Individual Borrower or Principal shall fail to be a Special Purpose Entity by reason of such Public Sale.

(ii) The Sale (but not a Pledge nor the issuance of preferred equity interests), in one or a series of transactions, of the direct or indirect equity interests in Borrower and or direct or indirect interests in any Restricted Party; provided, that, (A) after giving effect to such Sale, Guarantor (x) shall own not less than fifty and one tenths percent (50.1%) of the economic and direct or indirect legal and beneficial interests in Borrower (on an unencumbered and look-through basis) and (y) Control Borrower, (B) any Excluded Entity or Qualified Transferee (x) shall own not less than 50.1% of the economic and direct or indirect legal and beneficial interests in Guarantor (on an unencumbered and look through basis) and (y) Control Guarantor, (C) upon the written request of Lender, Borrower shall deliver to Lender notice of each sale described in this Section 5.2.10(d)(ii) not less than ten (10) days following such request, (D) no Sale or Pledge of any direct interest in any Borrower shall be permitted and (E) no Individual Borrower shall fail to be a Special Purpose Entity by reason of such Sale. If after giving effect to any such Sale, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall deliver to Lender an Additional Insolvency Opinion reasonably acceptable to Lender and the Approved Rating Agencies.

Notwithstanding anything to the contrary contained in this Agreement (including Section 5.2.10), no notice to, or consent of, or deliveries to, or payments to Lender shall be required in connection with any Sale or Pledge (including as a result of a merger or issuance of shares) of direct or indirect interests in any Excluded Entity.

(e) No Transfer and assumption of the Loan shall occur during the period that is forty-five (45) days prior to and sixty (60) days after a Securitization. Otherwise a one (1) time (a) Transfer of a greater than fifty-one percent (51%) legal or beneficial direct or indirect interest in the Properties or Borrower and/or (b) a transfer of Control of Borrower in each case, accompanied by an assumption of the entire Loan, shall be permitted without Lender’s consent (a “Permitted Assumption”), provided that Lender receives thirty (30) days prior written notice of such Permitted Assumption and no Event of Default has occurred and is continuing at the time such Permitted Assumption is consummated, and further provided that the following additional requirements are satisfied:

(i) Borrower shall pay Lender a transfer fee equal to $500,000.00;

(ii) Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with such Permitted Assumption (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Approved Rating Agencies pursuant to clause (vi) below);

(iii) The proposed transferee (the “Transferee”) must be at least fifty-one percent (51%) owned (directly or indirectly) and Controlled by a Qualified Transferee or Qualified Public Company;

(iv) With respect to a Transfer of the Property, if applicable, the Transferee entity to which the Property is conveyed shall assume all of the obligations of Borrower under the Loan Documents in a manner reasonably satisfactory to Lender, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender;

(v) Transferee and Transferee’s principals that Control Transferee (“Related Entities”) must be able to satisfy all the representations and covenants set forth in Sections 4.1.35, 5.1.25 and 5.2.9 of this Agreement, and Transferee and the Related Entities shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender and, following a Securitization, satisfactory to the Approved Rating Agencies (B) all certificates, agreements necessary to evidence the Permitted Assumption and an Additional Insolvency Opinion and a due authority, execution and enforceability opinion reasonably acceptable to Lender;

(vi) Intentionally omitted;

(vii) Borrower or Transferee, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Transfer reasonably satisfactory in form and substance to Lender;

(viii) There shall be no material litigation relating to the creditworthiness of Transferee or any Related Entities or any regulatory action pending against Transferee or any Related Entities in each case, which could be reasonably expected to have a material adverse effect on the financial condition of such Transferee or Related Entity;

(ix) One (1) or more Replacement Guarantors shall have assumed all of the liabilities and obligations of Guarantor under the Guaranty executed by Guarantor or execute a Replacement Guaranty substantially similar to the Guaranty; provided that the Replacement Guarantor shall not be subject to an ongoing net worth covenant;

(x) If the Permitted Assumption is accomplished by deed or conveyance of the Properties rather than by assignment of all of Guarantor’s or a Restricted Party’s interests in Borrower, Borrower shall deliver, at its sole cost and expense, an endorsement to the Title Insurance Policies, as modified by the assumption agreement, as a valid first lien on the Properties and naming the Transferee as owner of the Properties, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Properties shall not be subject to any additional exceptions or liens other than those contained in the relevant Title Insurance Policy issued on the date hereof and any other Permitted Encumbrances; and

(xi) Each Individual Property shall be managed by a Qualified Manager pursuant to a Management Agreement.

Immediately upon a Transfer to such Transferee and the satisfaction of all of the above requirements, the named Borrower and Guarantor herein shall be released from all liability under this Agreement, the Note, the Mortgage and the other Loan Documents for acts or omissions occurring after such Transfer. The foregoing release shall be effective upon the date such Permitted Assumption is consummated, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.

(f) In the case of a Transfer that is a Public Sale pursuant to Section 5.2.10(d)(i) or a Permitted Assumption pursuant to Section 5.2.10(e) Guarantor shall be released from the Guaranty for all liability arising after the date of such Transfer if one of the following conditions are met: (i) a Replacement Guarantor shall execute a replacement guaranty in form and substance the same as the Guaranty covering all liability arising after the date of such Transfer (but not any which may have accrued prior thereto) (a “Replacement Guaranty”); provided, that such Replacement Guarantor shall not be subject to an ongoing Net Worth covenant; or (ii) Borrower delivers to Lender the Cash/LC Collateral.

(g) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s Transfer without Lender’s consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

5.2.11 Ground Lease. (a) Borrower shall not, without Lender’s written consent, fail to exercise any option or right to renew or extend the term of any Ground Lease in accordance with the terms of the related Ground Lease, and shall give immediate written notice to Lender and shall execute, acknowledge, deliver and record any document requested by Lender to evidence the lien of the related Security Instrument on such extended or renewed lease term; provided, however, Borrower shall not be required to exercise any particular such option or right to renew or extend (or to permit the term of any Ground Lease to renew or extend automatically) to the extent Borrower shall have received the prior written consent of Lender (which consent may not be unreasonably withheld, delayed or conditioned) allowing Borrower to forego exercising such option or right to renew or extend. If Borrower shall fail to exercise any such option or right as aforesaid within thirty days prior to the date when required, Lender may exercise the option or right as Borrower’s agent and attorney in fact as provided above in Lender’s own name or in the name of and on behalf of a nominee of Lender, as Lender may determine in the exercise of its sole and absolute discretion.

(b) Borrower shall not waive, excuse, condone or in any way release or discharge any Ground Lessor under any Ground Lease of or from such Ground Lessor’s material obligations, covenant and/or conditions under the related Ground Lease without the prior written consent of Lender (which consent will not be unreasonably withheld, delayed or conditioned).

(c) Borrower shall not, without Lender’s prior written consent, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend in a material adverse manner, any Ground Lease, other than an expiration of the Ground Lease pursuant to its terms. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Any acquisition of Ground Lessor’s interest in any Ground Lease by Borrower or any Affiliate of Borrower shall be accomplished by Borrower in such a manner so as to avoid a merger of the interests of lessor and lessee in such Ground Lease, unless consent to such merger is granted by Lender.

5.2.12 Condominium Documents. Borrower shall not, without Lender’s prior written consent, vote to amend, modify, supplement or terminate, or consent to (a) the termination of any of the Condominium Documents or (b) the amendment, modification or supplementation of any of the Condominium Documents in any material respect which would materially and adversely affect the applicable Individual Borrower, the applicable Individual Property or Lender’s rights under the Condominium Documents. Without the prior written consent of the Lender, Borrower shall not vote to approve any of the following matters in connection with any Condominium (unless expressly required under the Condominium Documents): (i) any material and adverse change in the nature and amount of any insurance covering all or a part of the Condominium and the disposition of any proceeds thereof, but only to the extent any of the foregoing violates the Loan Documents; (ii) the manner in which any condemnation or threat of condemnation of all or a part of the applicable Individual Property shall be defended or settled and the disposition of any award or settlement in connection therewith, but only to the extent the foregoing violates the Loan Documents; (iii) any amendment to the Condominium Documents which by its terms requires the consent of Lender and any removal of any portion of the applicable Individual Property from the provisions of the Condominium Law; (iv) the creation of, or any change in, any private restrictive covenant, zoning ordinance, or other public or private restrictions, now or hereafter limiting or defining the uses which may be made of the applicable Individual Property or any part thereof or (v) any material relocation of the boundaries of the applicable Individual Property.

5.2.13 Affiliate Transactions. Neither Borrower nor Principal may enter into or be a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable and are no less favorable to it than would be obtained in a comparable arm’s length transaction with an unrelated third party.

5.2.14 Rental Management Agreement. Borrower shall not, without Lender’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), (a) terminate, or consent to the termination of any Rental Management Agreement (except by reason of default of the other party to the Rental Management Agreement) if such termination would materially and adversely affect the Borrower, the Property or Lender’s rights thereunder, or (b) amend, modify, supplement or consent to the amendment, modification or supplementation of any Rental Management Agreement in any material respect which would materially and adversely affect the Borrower, the Property or Lender’s rights thereunder.

ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1 Insurance. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Properties providing at least the following coverages:

(i) comprehensive all risk “special form” insurance (“Special Form”) including, but not limited to, loss caused by any type of windstorm or hail, on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) waiving all co insurance provisions or to be written on a no co insurance form; (C) providing no deductible greater than $500,000 per occurrence; Borrower may utilize a $5,000,000 aggregate deductible (basket aggregate) in conjunction with a per occurrence deductible which will not exceed $500,000 per occurrence except with respect to flood, windstorm and earthquake coverage, providing for a deductible not to exceed five percent (5%) of the total insurable value of the Property (the “Base Deductible”), subject to a $1,000,000 minimum; provided, however, that Borrower shall be permitted to maintain (x) with respect to the Hilton New Orleans Airport Property, a deductible for flood insurance not to exceed $10,000,000 and (y) a maximum deductible with respect to flood, windstorm and earthquake coverage of fifteen percent (15%) of the total insurable value of the Property (the “Increased Deductible”) if Guarantor delivers the Deductible Guaranty, guaranteeing any failure by Borrower to pay its obligations (the “Guaranteed Excess Deductible Obligations”) actually incurred with respect to that portion of the Increased Deductible which exceeds the Base Deductible and not otherwise insured by a third-party provider (such difference, the “Excess Deductible”); provided, that the amount of such Excess Deductible shall be capped at $150,000,000 for the Hilton Hawaiian Village and (D) if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses, coverage for loss to the undamaged portion in an amount equal to the full Replacement Cost for the undamaged portion and for coverage for demolition costs and coverage for increased costs of construction provide a combined minimum limit of $250,000,000 per occurrence with respect to each of the Individual Properties known as Hilton Hawaiian Village, Hilton San Francisco Union Square and Hilton New York and $100,000,000 for each of the other Individual Properties per occurrence. In addition, Borrower shall obtain: (y) flood insurance, including tsunami, in amounts acceptable to Lender, except for any Individual Property where any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood insurance in an amount equal to (1) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended plus (2) additional flood insurance in an amount not less than $300,000,000, which shall be dedicated to those Individual Properties known as Hilton Hawaiian Village, Hilton Waikoloa Village, Hilton Caribe, Hilton Miami Airport, Doubletree San Jose and Hilton New Orleans Airport.

Notwithstanding the foregoing, in the event the limits provided with respect to flood are eroded by five percent (5%) or more due to claims, Borrower shall reinstate the available flood limits within ninety (90) days to the limits in place as of the Closing Date, and (z) earthquake insurance, including earth movement due to volcanic eruption, in an amount equal to the Probable Maximum Loss as indicated in a portfolio seismic risk analysis for a 475-year return period, 90th centile confidence level with a separate assessment for California (such analysis to be approved by Lender and Rating Agencies and secured by the applicable Borrower utilizing a third-party engineering firm qualified to perform such seismic risk analysis using the most current RMS software, or its equivalent, to include consideration of loss amplification, at the expense of the applicable Individual Borrower); provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i). Notwithstanding the foregoing, subject to Rating Agency approval, Borrower shall be permitted to provide coverage for named windstorm in an amount equal to the 1,000-year Probable Maximum Loss (“PML”) as indicated in a risk analysis for all high risk locations under the Policy (such analysis to be approved by Lender and Rating Agencies and secured by the applicable Borrower utilizing a third-party engineering firm qualified to perform such risk analysis using the most current RMS software, or its equivalent, to include consideration of storm surge and loss amplification, at the expense of the applicable Individual Borrower). The risk analyses for earthquake and windstorm required pursuant to this subsection (i) shall be referred to herein individually as an “Acceptable Risk Analysis” and collectively as “Acceptable Risk Analyses”;

(ii) business income or rental loss insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an amount equal to one hundred percent (100%) of the projected gross revenues from the operation of the Properties (as reduced to reflect expenses not incurred during a period of Restoration) on an actual loss sustained basis for the entire period of Restoration or for a twenty-four (24) month period of indemnity; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income or rental loss insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross revenues from each Individual Property (as reduced to reflect expenses not incurred during a period of Restoration) for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iii) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance (or an equivalent) covering claims not covered by or under the terms or provisions of the below mentioned commercial general liability insurance policy and (B) the insurance provided for in subsection (i) above written in a so called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property and (4) with an agreed amount endorsement waiving co insurance provisions;

(iv) comprehensive boiler and machinery insurance, if steam boilers or other pressure fixed vessels are in operation, in an amount not less than $50,000,000 on terms consistent with the commercial property insurance policy required under subsection (i) above;

(v) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property and foreign liability for the Hilton Caribe Property, if applicable, such insurance (A) to be on the so called “occurrence” form with a combined limit of not less than $1,500,000.00 in the aggregate and $1,000,000.00 per occurrence; including a self-insured retention of not greater than $500,000.00; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts and (5) contractual liability covering the indemnities contained in Section 9 of the Mortgages to the extent the same is insurable;

(vi) if applicable, automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000.00;

(vii) if applicable, worker’s compensation and employer’s liability subject to the worker’s compensation laws of the applicable state;

(viii) umbrella/excess liability insurance in an amount not less than $100,000,000.00 per occurrence and in the aggregate on terms consistent with the commercial general liability insurance policy required under subsection (v) above, including, but not limited to, supplemental coverage for employer’s liability, liquor liability and automobile liability, which umbrella liability coverage shall apply in excess of such supplemental coverage;

(ix) the insurance required under this Section 6.1(a)(i), (ii), (v) and (viii) above shall cover perils of terrorism and acts of terrorism or, if excluded from such insurance, coverage for perils of terrorism and acts of terrorism shall be provided through a separate policy acceptable to Lender and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Section 6.1(a)(i), (ii), (v) and (viii) above at all times during the term of the Loan. Notwithstanding the foregoing, the amount of terrorism coverage that shall be required for the Policies required in Section 6.1(a)(i) and (ii) above shall be in an amount equal to the lesser of (1) the Full Replacement Cost of the Individual Property and (2) the allocated loan amount for the Individual Property. If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute (“TRIPRA”) is not in effect, then provided that terrorism insurance is commercially available, Borrower shall be required to carry terrorism insurance throughout the term of the Loan as required by the preceding sentence, but in such event Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required hereunder (without giving effect to the cost of the terrorism, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount;

(x) Employment Practices Liability, including third party coverage, in an amount not less than $5,000,000:

(xi) Crime coverage in amounts not less than $5,000,000;

(xii) Liquor Liability in amounts not less than $1,000,000 per occurrence and to be included in the umbrella/excess liability insurance required in subsection (viii) above;

(xiii) environmental insurance against claims for pollution and remediation legal liability related to each Individual Property (“PLL Policy”), such insurance: (A) to be a claims made and reported policy for an initial term of seven years; (B) with limits of liability of $10,000,000 for each Pollution Condition and $25,000,000 in the aggregate; (C) with a self-insured retention amount of $50,000 for each Pollution Condition; (D) shall name the Lender as an additional named insured per Mortgagee Assignment endorsements providing automatic rights of assignment in the event of defaults; (E) shall be dedicated solely to the Properties and Borrower shall not be permitted to add any additional locations during the PLL Policy term; and (F) shall, throughout the PLL Policy term, include the same coverages, terms, conditions and endorsements (and shall not be amended in any way without the prior written consent of Lender) as the PLL Policy approved at Closing; and

(xiv) upon sixty (60) days written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

(b) All insurance provided for in Section 6.1(a) hereof, shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies having a rating of “A” or better by S&P provided, however, that if Borrower elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred percent (100%) of the first layer of insurance coverage shall be provided by insurance companies having a claims paying ability rating of “A” or better (or its equivalent) by S&P, Fitch (if Fitch is rating the Securitization and is rating the insurance company) and Moody’s (if Moody’s is rating the Securitization and is rating the insurance company) and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if such syndicate consists of four (4) or fewer members) shall be provided by insurance companies having a claims paying ability rating of “BBB+” or better (or its equivalent) by S&P, Fitch (if Fitch is rating the Securitization and is rating the insurance company) and Moody’s (if Moody’s is rating the Securitization and is rating the insurance company). Notwithstanding the foregoing, Factory Mutual Insurance Company and Affiliated FM Insurance Company shall be acceptable insurance companies provided they maintain a rating of “Api” or better by S&P and a rating of “A” or better by Fitch. The Policies described in Section 6.1 hereof (other than those strictly limited to liability protection) shall designate Lender as loss payee. Prior to the expiration dates of the Policies theretofore furnished to Lender, evidence that the Policies shall continue in force uninterrupted, to be followed by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”) as such Insurance Premiums shall become due and payable, shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder or shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of Section 6.1(a) hereof. In the event Borrower adds any locations to the Policy that are subject to the perils of earthquake, flood or wind/named storm, Borrower shall notify Lender and provide updated Acceptable Risk Analyses as applicable and the limits provided for such perils shall be increased as necessary so as to be in compliance with the requirements of Section 6.1. In the event Borrower adds any locations to the Policy providing coverage for terrorism which is within a 1,000 foot radius (the “Radius”) of an Individual Property, Borrower shall (1) increase the limits of any such Policy so that it shall be adequate to maintain the coverage set forth in this Section 6.1 for each property in the aggregate within the Radius that is covered by such blanket policy calculated on a total insured value basis or (2) provide the required coverage on a separate policy in compliance with the requirements of this Section 6.1.

(d) All Policies provided for or contemplated by Section 6.1(a) hereof shall name Borrower as a named insured and, in the case of liability policies, except for the Policy referenced in Section 6.1(a)(vii) of this Agreement, shall name Lender as the additional insured, as its interests may appear, and in the case of property damage, including but not limited to terrorism, boiler and machinery, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender and guaranteeing thirty (30) days’ notice of cancellation to Lender except ten (10) days’ notice for non-payment of premium.

(e) All Policies shall contain clauses or endorsements to the effect that:

(i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days written notice to Lender and any other party named therein as an additional insured; provided, that ten (10) days’ notice will be required for non-payment of premium or; if issuer will not or cannot provide the notices required herein, Borrower shall be obligated to provide such notice;

(iii) the issuers thereof shall give ten (10) days’ written notice to Lender if the issuers of such Policy elect not to renew the Policy prior to its expiration or, if the issuers will not or cannot provide the notices required herein, Borrower shall be obligated to provide such notice; and

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate after ten (10) Business Days’ notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.

Section 6.2 Casualty. If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Lender (provided that no notice shall be required in connection with a Casualty that is de minimis) and shall promptly commence and diligently prosecute the completion of the Restoration of the Individual Property pursuant to Section 6.4 hereof as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with Section 6.4 hereof. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Casualty/Condemnation Threshold Amount and Borrower, as applicable, shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3 Condemnation. (a) Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any

Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower, as applicable, shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, (a) if Restoration of such Individual Property would be deemed feasible by a prudent Lender acting reasonably based upon the nature of the Condemnation, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property pursuant to Section 6.4 hereof and otherwise comply with the provisions of Section 6.4 hereof; provided, that, Borrower shall not be obligated to pursue completion of the Restoration if Lender is obligated to disburse Net Proceeds pursuant to Section 6.4 hereof with respect thereto (and Borrower has satisfied all applicable conditions to such disbursement) and Lender fails to disburse such proceeds and (b) if Restoration of such Individual Property is not considered feasible by a prudent Lender acting reasonably based upon the nature of the Condemnation, then Lender shall apply the Net Proceeds of such Condemnation to the principal of the Loan in accordance with Section 2.4.2 hereof. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan or any portion thereof is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Mortgage in connection with a Condemnation of an Individual Property (but taking into account any proposed Restoration on the remaining portion of such Individual Property) (based solely on real property and excluding any personal property or going concern value), the Loan-to-Value Ratio is greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC Trust), the principal balance of the Loan must prepaid down by an amount not less than the least of the following amounts: (i) the Condemnation Proceeds, (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the Loan-to-Value Ratio (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Mortgage. Any such prepayment shall be deemed a voluntary prepayment and shall be subject to Section 2.4.1 hereof (other than the requirements to prepay the Debt in full and provide thirty (30) days’ notice to Lender).

Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration of any Individual Property:

(a) If the Net Proceeds shall be less than the Individual Property Casualty/Condemnation Threshold Amount and the costs of completing the Restoration shall be less than the Casualty/Condemnation Threshold Amount, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) (A), (C), (F), (G) and (H) hereof are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b) If the Net Proceeds are equal to or greater than the Casualty/Condemnation Threshold Amount or the costs of completing the Restoration is equal to or greater than the Casualty/Condemnation Threshold Amount Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iv), (ix) and (x) as a result of such damage or destruction, after deduction of the reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of the reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than twenty two and one half percent (22.5%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

(C) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than one hundred twenty (120) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion, provided, that for purposes of this clause the filing of an application for a building permit for the Restoration shall be deemed to be commencement of the Restoration provided Borrower promptly commences work thereafter and diligently proceeds to the completion of such Restoration;

(D) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii) hereof, if applicable, or (3) by other funds of Borrower;

(E) Lender shall be satisfied, subject to a force majeure delay, that the Restoration will be completed on or before the earliest to occur of (1) one hundred twenty (120) days prior to the Maturity Date (or with respect to any Extension Term, sixty (60) days prior to the applicable Extended Maturity Date), (2) such time as may be required under all applicable Legal Requirements in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (3) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof;

(F) the Individual Property and the use thereof after the Restoration will, in all material respects, be in compliance with and permitted under all applicable Legal Requirements (including as a legal non-conforming use);

(G) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(H) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Individual Property or the related Improvements;

(I) the Debt Yield immediately prior to such Casualty or Condemnation was equal to or greater than (i) six and one-half percent (6.50%) with respect to such Casualty or Condemnation that occurs prior to the commencement of the second Extension Term and (ii) seven percent (7%) with respect to such Casualty or Condemnation that occurs on or after the commencement of the second Extension Term, in each case, with respect to the affected Individual Property;

(J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably approved by Lender in the same manner as each Annual Budget is to be approved by Lender during the continuance of a Cash Trap Event Period; and

(K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration.

(ii) The Net Proceeds shall be held by Lender in an interest bearing Eligible Account and, until disbursed in accordance with the provisions of this Section 6.4(b),

shall constitute additional security for the Debt and Other Obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable acceptance by Lender and the Casualty Consultant. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower. Lender shall grant or deny with a reasonable explanation any consent required hereunder within fourteen (14) days after the receipt of the applicable request and all documents in connection therewith. In the event that Lender fails to respond within said fourteen (14) day period, such failure shall be deemed to be the consent and approval of Lender if (A) Borrower has delivered to Lender the applicable documents, with the notation “IMMEDIATE RESPONSE REQUIRED, FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN FOURTEEN (14) DAYS FROM RECEIPT SHALL BE DEEMED TO BE LENDER’S APPROVAL” prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval and (B) Lender does not approve or reject (with a reasonable explanation) the applicable request within fourteen (14) days from the date Lender receives such request as evidenced by a certified mail return receipt or confirmation by a reputable national overnight delivery service that the same has been delivered to Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall (A) deposit the deficiency (the “Net Proceeds Deficiency”) with Lender or (B) deliver a Letter of Credit reasonably satisfactory to Lender in an amount equal to the Net Proceeds Deficiency before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and Other Obligations under the Loan Documents.

(vii) The excess, if any, of the Net Proceeds (and the remaining balance, if any, of the Net Proceeds Deficiency) deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender, to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

(c) Lender shall, with reasonable promptness following any Casualty or Condemnation, notify Borrower whether or not Net Proceeds are required to be made available to Borrower for a Restoration pursuant to this Section 6.4 (or, if the same are not required to be made available to Borrower for Restoration pursuant to this Section 6.4, whether Lender will nevertheless make the same available, which election Lender may make in its sole and absolute discretion). All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) hereof may be retained and applied by Lender toward the payment of the Debt in accordance with Section 2.4.2 hereof, whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion.

(d) In the event of foreclosure of the Mortgage with respect to an Individual Property, or other transfer of title of an Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning such Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(e) Notwithstanding anything to the contrary contained in the Loan Documents (except Section 6.3(b) of this Agreement) with respect to the disbursement of Insurance Proceeds or Condemnation Proceeds in respect of the Ground Lease, the express provisions set forth in the Ground Lease shall govern; provided, however, to the extent the compliance by Borrower with the terms and conditions of this Section 6.4 do not create a default under the terms and provisions of the Ground Lease, Borrower shall comply with the terms and provisions of this Section 6.4 and, provided, further, that Borrower shall not grant its consent, approval or waiver with respect to any disbursement of Insurance Proceeds or Condemnation Proceeds in respect of the Ground Lease Property (if such disbursement would violate the terms and provisions of this Section 6.4) as may be requested or required in connection with the terms and provisions of the Ground Lease without first obtaining the written consent, approval, or waiver of Lender.

(f) In addition to the foregoing, in connection with any partial Condemnation or Casualty, if any Net Proceeds shall be equal to or greater than sixty percent (60%) of the Release Amount in respect of the applicable Individual Property, then Borrower shall have the right, but not the obligation, regardless of the provisions of Section 2.4.1 hereof, elect not to proceed with a Restoration and to prepay the Adjusted Release Amount of the applicable Individual Property (a “Casualty/Condemnation Prepayment”) utilizing the Net Proceeds (together with other funds of the Borrower if such Net Proceeds are less than the Adjusted Release Amount) and obtain the release of the applicable Individual Property from the Lien of the Mortgage thereon and related Loan Documents, provided that (i) Borrower shall have satisfied the requirements of Section 2.5.2 hereof (excluding Section 2.5.2(e)), (ii) Borrower shall consummate the Casualty/Condemnation Prepayment on or before the second Payment Date occurring following the proposed date of the intended Casualty/Condemnation Prepayment and (iii) Borrower pays to Lender, concurrently with making such Casualty/Condemnation Prepayment, any other amounts required pursuant to Section 2.4.2 hereof. For the avoidance of doubt, unless such payment is made during the continuance of an Event of Default, no Prepayment Premium or other premium or penalty or charge shall be due with respect to a Casualty/Condemnation Prepayment.

ARTICLE VII

RESERVE FUNDS

Section 7.1 Required Repairs.

7.1.1 Deposits. Borrower shall perform the repairs at the Properties, as more particularly set forth on Schedule 7.1.1 hereto (such repairs hereinafter referred to as “Required Repairs”). Borrower shall complete each of the Required Repairs on or before (a) if such repairs involve issues relating to the protection of the health and safety of any tenant, patron or other occupant of the Property, as soon as commercially practicable not to exceed ninety (90) days from the date hereof or (b) if such repairs do not involve issues relating to the protection of human health and safety, then within the time frame set forth on Schedule 7.1.1 (collectively, the “Required Repairs Deadline”). It shall be an Event of Default under this Agreement if Borrower does not complete the Required Repairs at the Property on or before the Required Repairs Deadline; provided, however, if Borrower shall have been unable to complete a Required Repair by the Required Repair Deadline, after using commercially reasonable efforts to do so and provided that the failure to complete such Required Repair does not endanger any tenant, patron or other occupant of the Property or the general public and does not materially and adversely affect the value of the Property, the Required Repair Deadline shall be automatically extended solely as to such Required Repair to permit Borrower to complete such Required Repair so long as Borrower is at all times thereafter diligently and expeditiously proceeding to complete the same.

Section 7.2 Tax and Insurance Escrow Fund.

(a) To the extent Taxes, Other Charges and/or Insurance Premiums are not reserved for in a Manager Account maintained by Manager pursuant to the Management Agreement or previously paid by Manager pursuant to the Management Agreement (provided, that to the extent so reserved or paid, Borrower delivers to Lender the invoices and other evidence of payment required under Section 5.1.2 and Section 6.1 hereof in which case the required deposit will be reduced on a dollar-for-dollar basis by such amount), Borrower shall pay to Lender on each Payment Date during a Cash Trap Period, (i) one twelfth (1/12) of the Taxes, Other Charges and all amounts due pursuant to the Loan Documents that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes, Other Charges, and (ii) one twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (i) and (ii) above hereinafter called the “Tax and Insurance Escrow Fund”). The account in which the Tax and Insurance Escrow Funds are held shall hereinafter be referred to as the “Tax and Insurance Reserve Account”. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgages. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes and Other Charges) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. Provided that sufficient amounts are on deposit in the Tax and Insurance Escrow Fund, Lender shall, upon Borrower’s written request, reimburse Borrower from amounts on deposit in the Tax and Insurance Escrow Fund for all real property Taxes, Other Charges and Insurance Premiums actually paid by Borrower. As a precondition to any such reimbursement, Borrower shall submit to Lender an Officer’s Certificate setting forth the amount of tax payments made and jurisdictions in which such payments were made (if applicable) and upon the written request of Lender receipts for payment or other evidence reasonably satisfactory to Lender that such real, property Taxes, Other Charges and Insurance Premiums have been paid. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes, Other Charges and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes, Other Charges and Insurance Premiums by the dates set forth in (i) and (ii) above, Lender shall provide written notice to Borrower of such determination and Borrower shall, commencing with the first Payment Date following Borrower’s receipt of such written notice, increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and Other Charges and/or thirty (30) days prior to expiration of the Policies, as the case may be. Any amounts remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be promptly returned to Borrower. As used in this Section 7.2(a), other charges shall not include Ground Rent, which will be reserved and disbursed pursuant to Section 7.5 hereof.

(b) Notwithstanding anything herein to the contrary, provided that no Event of Default has occurred and is continuing, to the extent that any of the insurance required to be maintained by Borrower under this Agreement and/or any other Loan Document is effected under a blanket policy reasonably acceptable to Lender insuring substantially all of the real property owned, directly or indirectly, by Guarantor, Borrower shall not be required to make deposits pursuant to the foregoing with respect to Insurance Premiums.

Section 7.3 Replacements and Replacement Reserve.

7.3.1 Replacement Reserve Fund. Borrower shall, during the continuance of a Cash Trap Period, pay to Lender on each Payment Date an amount equal to the Replacement Reserve Monthly Deposit to fund the cost of Replacements; provided, however, that Replacements shall not include expense items that otherwise would be expensed in the operating statements of the Property pursuant to the Uniform System of Accounts and provided, further, that, for so long as Borrower maintains any Individual Property in accordance with the applicable Management Agreement, the Replacement Reserve Monthly Deposit shall be reduced on a dollar-for-dollar basis by any amounts either (x) deposited into the applicable Manager Account for Replacements for the applicable calendar month as set forth in the Annual Budget and required pursuant to the terms of the applicable Management Agreement if Borrower delivers evidence reasonably satisfactory to Lender that such deposit has been made or

(y) otherwise accounted for pursuant to the Working Capital Peg Balance held in the Operating Account Agreement if Borrower delivers evidence reasonably satisfactory to Lender that the Working Capital Peg Balance sufficiently cover such amounts. Amounts so deposited shall hereinafter be referred to as Borrower’s “Replacement Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Replacement Reserve Account”.

7.3.2 Disbursements from Replacement Reserve Account. (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements upon satisfaction of the requirements set forth in this Section 7.3.2. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs which are to be reimbursed from the Required Repair Fund.

(b) Lender shall disburse to Borrower the Replacement Reserve Funds from the Replacement Reserve Account from time to time upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a written request for payment to Lender at least five (5) days prior to the date on which Borrower requests such payment be made and specifies the Replacements to be paid, (ii) on the date such payment is to be made, no Event of Default shall exist and remain uncured and (iii) Lender shall have received an Officer’s Certificate: (A) stating that, to Borrower’s knowledge, all Replacements to be funded by the requested disbursement have been performed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, in all material respects, (B) identifying each Person that supplied materials or labor in connection with such Replacements to be funded by the requested disbursement, and (C) stating that each such Person has been paid or will be paid the amounts then due and payable to such Person in connection with the Replacements with the proceeds of such disbursement, such Officer’s Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender. Lender shall not be required to make disbursements from the Replacement Reserve Account with respect to the Property unless such requested disbursement is in an amount greater than Twenty-Five Thousand and No/100 Dollars ($25,000.00) (or a lesser amount if the total amount in the Required Repair Account is less than $25,000.00), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.3.2. Subject to Section 7.3.2(c) below, in no event shall Lender be obligated to disburse funds to Borrower from the Replacement Reserve Account if an Event of Default exists.

(c) Notwithstanding the foregoing, except during the continuance of an Event of Default, Lender shall make disbursements from the Replacement Reserve Account at the request of Manager upon receipt of a certificate (i) setting forth the amount of the requested disbursement, (ii) certifying that the requested disbursement will be used for FF&E as required by, and provided in the applicable Management Agreement and (iii) certifying that the amounts being requested are in accordance with the budget provided under the Management Agreement, subject to variances permitted thereby.

7.3.3 Performance of Replacements. (a) Borrower shall make Replacements when required in order to keep each Individual Property in good condition and repair and to keep the Property or any portion thereof from deteriorating consistent with the requirements of the Management Agreement. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

(b) During a Cash Trap Period, Lender reserves the right, at its option, to approve all contracts or work orders for amounts in excess of Four Million and No/100 Dollars ($4,000,000.00) (such approval not to be unreasonably withheld, delayed or conditioned) with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender’s request, Borrower shall assign any contract or subcontract to Lender.

(c) During the continuance of an Event of Default, in the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, upon three (3) Business Days written notice to Borrower, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement and, without providing the requirement of providing any prior notice to Borrower, to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

(d) During the continuance of an Event of Default, in order to facilitate Lender’s completion or making of such Replacements pursuant to Section 7.3.3(c) above, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make such Replacements and/or employ watchmen to protect such Individual Property from damage (subject to the rights of Tenants). All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney in fact with full power of substitution to complete or undertake such Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney in fact for this purpose as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing such Replacements; (ii) to make such additions, changes and corrections to such Replacements as shall be necessary or desirable to complete such Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of such Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be reasonably required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every reasonable act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

(e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing any Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with any Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

(f) If reasonably determined to be necessary, Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and, during the continuance of an Event of Default, to complete any Replacements made pursuant to this Section 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

(g) During a Cash Trap Period and in connection with any single Replacement in excess of Four Million and No/100 Dollars ($4,000,000.00), Lender may require an inspection of the Individual Property at Borrower’s expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought (or portion thereof in the case of periodic payments). Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and reasonably approved by Borrower and/or may require a copy of a certificate of completion by an independent qualified professional reasonably acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the actual out-of-pocket expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

(i) All Replacements shall comply in all material respects with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

(j) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

7.3.4 Failure to Make Replacements. (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after Borrower’s receipt of written notice from Lender. Upon the occurrence and during the continuance of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Replacement Reserve Fund shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

(b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

7.3.5 Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents. Provided no Event of Default has occurred and is continuing, any amount remaining in the Replacement Reserve Account after the termination of any Debt Yield Trigger Period shall be deposited into the Cash Management Account and applied in accordance with the Cash Management Agreement. Any amount remaining in the Replacement Reserve Account after the Debt has been paid in full shall be returned to Borrower.

Section 7.4 Ground Lease Reserve Fund.

7.4.1 Deposits to Ground Lease Fund. Subject to the last sentence of Section 7.4.2, on each Payment Date during a Cash Trap Period, Borrower shall pay to Lender one-twelfth of the rents (including both base rent and additional rents (excluding any Taxes otherwise reserved for hereunder)) (collectively, the “Ground Rent”) due under the Ground Lease during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Ground Rent at least thirty (30) days prior to the respective due dates; provided that, to the extent Ground Rent for any Individual Property is reserved for in a Manager Account maintained by Manager pursuant to a Management Agreement or are previously paid for by such Manager pursuant to such Management Agreement and Borrower delivers to Lender the invoices or other evidence of payment or that such Manager is holding such funds in the Working Capital Peg Balance being held in the Operating Account, the required deposit to the Ground Lease Reserve Account with respect to such Individual Property will be reduced on a dollar-for-dollar basis by such amount. Amounts so deposited shall hereinafter be referred to as the “Ground Lease Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as the “Ground Lease Reserve Account”.

7.4.2 Release of Ground Lease Reserve Fund. Lender shall apply amounts in the Ground Lease Reserve Fund to the payment of the Ground Rent. In making any payment relating to the Ground Rent, Lender may do so according to any bill, statement or estimate procured from the Ground Lessor under the Ground Lease, without inquiry into the accuracy of such bill, statement or estimate. If the amount of Ground Lease Reserve Funds shall exceed the amounts due for the Ground Rent under the Ground Lease for the immediately succeeding twelve (12) months as determined by Lender, Lender shall return any excess to Borrower. Any amounts remaining in the Ground Lease Reserve Fund after the Debt has been paid in full shall be returned to Borrower. If at any time Lender reasonably determines that the Ground Lease Reserve Fund is not or will not be sufficient to pay the Ground Rent by the dates set forth above, Lender shall provide written notice to Borrower of such determination and Borrower, commencing with the first Payment Date following receipt of such notice, shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Ground Rent.

Section 7.5 Excess Cash Flow Reserve Fund. During a Cash Trap Period, Borrower shall deposit with Lender all Excess Cash Flow in the Cash Management Account, which shall be held by Lender as additional security for the Loan and amounts so held shall be hereinafter referred to as the “Excess Cash Flow Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Reserve Account”.

7.5.1 Release of Excess Cash Flow Reserve Funds. (a) During a Debt Yield Trigger Period, so long as no Event of Default has occurred and is continuing and no Bankruptcy Action of Borrower has occurred, upon written request of Borrower, Lender shall disburse within five (5) Business Days of Borrower’s request and no more frequently than bimonthly, Excess Cash Flow Reserve Funds for (i) payment of any Operating Expenses (including management fees and other fees, charges or costs, payable to Manager under the Management Agreement), (ii) emergency repairs and/or life safety issues (including any Capital Expenditures) at any Individual Property, (iii) Capital Expenditures set forth in the Approved Annual Budget or otherwise reasonably approved by Lender (after application of amounts then on deposit in the Replacement Reserve) and Pre-Approved Alterations, (iv) Hotel Taxes and Custodial Funds, (v) subject to Lender’s approval, payment of the cost of Replacements not otherwise paid for under Section 7.3 hereof, (vi) costs incurred in connection with the purchase of any Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement required under the Loan Documents, (vii) any fees and costs payable by Borrower subject to and in compliance with the Loan Documents, (viii) voluntary prepayment of the Loan in accordance with Section 2.4.1 hereof, or (ix) legal fees arising in connection with the Properties or the Borrower’s ownership and operation of the Properties; or (B) any defense of any enforcement by Lender of its rights under the Loan Documents, (x) audit, accounting and tax expenses arising in connection with the Properties or Borrower’s ownership and operation of the Properties, (xi) payment of shortfalls in the payment of Debt Service and any other amounts due and owing to Lender under the Loan Documents, (xii) payments under the Ground Lease, (xiii) costs associated with existing Leases or any new Leases entered into pursuant to the terms of this Agreement, including costs related to tenant improvement allowances, leasing commissions and Tenant-related Capital Expenditures (after application of amounts then on deposit in the Replacement Reserve Fund), (xiv) principal prepayments of the Loan in the amount necessary to satisfy a Debt Yield Cure, (xv) costs of Restoration in excess of available Net Proceeds, (xvi) payment of shortfalls in the required deposits into the Reserve Accounts (in each case, to the extent required in the Loan Agreement and the Cash Management Agreement), and (xvii) such other items as reasonably approved by Lender. Upon the occurrence of a Cash Sweep Event Cure, all Excess Cash Flow Reserve Funds shall be paid to Borrower.

(b) Any Excess Cash Flow Reserve Funds remaining on deposit in the Excess Cash Flow Reserve Account after the Debt and all amounts due to Lender have been paid in full shall be paid to Borrower.

Section 7.6 Intentionally Omitted.

Section 7.7 Intentionally Omitted.

Section 7.8 Intentionally Omitted.

Section 7.9 Intentionally Omitted.

Section 7.10 Reserve Funds, Generally. Borrower grants to Lender a first priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt. Subject to Priority Waterfall Payments and payments made to Manager pursuant to Section 7.3.2(c) hereof, upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion. The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. The Reserve Funds shall be held in an Eligible Account in Permitted Investments in accordance with the terms and provisions of the Cash Management Agreement. All interest or other earnings on the Reserve Funds shall be added to and become a part of such Reserve Funds and shall be disbursed or applied, as applicable, in the same manner as other monies deposited in such Reserve Fund. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds, provided such Reserve Funds are held in an Eligible Account in Permitted Investments in accordance with the terms and provisions of the Cash Management Agreement. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorney’s fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured. Any amount remaining in the Reserve Funds after the Debt has been paid in full shall be returned to Borrower.

ARTICLE VIII

DEFAULTS

Section 8.1 Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if (A) any Monthly Debt Service Payment Amount is not paid on or before the date it is due, (B) the Debt is not paid in full on the Maturity Date or (C) the monthly deposit to the Ground Lease Reserve Account is not paid in full on or before the date when due or (D) any other portion of the Debt (including any deposits to the Reserve Funds) not specified in the foregoing clause (A), (B) or (C) is not paid on or prior to the date when same is due with such failure continuing for five (5) Business Days after Lender delivers notice thereof to Borrower;

(ii) if any of the Taxes or Other Charges are not paid when the same are due and payable other than those Taxes or Other Charges being contested by Borrower in accordance with Section 5.1.2 hereof and such failure continues for five (5) Business Days thereafter;

(iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request when required pursuant to the applicable provisions of this Agreement;

(iv) if Borrower consummates a Transfer or otherwise encumbers any portion of the Properties without Lender’s prior written consent in violation of Section 5.2.10 hereof or Article 6 of any Mortgage;

(v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender by or on behalf of Borrower shall have been false or misleading in any material adverse respect as of the date the representation or warranty was made; provided that if such untrue representation or warranty is susceptible of being cured, Borrower shall have the right to cure such representation or warranty within thirty (30) days of receipt of notice from Lender;

(vi) if Borrower or Principal shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower or Principal or if Borrower or Principal shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Principal, or if any proceeding for the dissolution or liquidation of Borrower or Principal, shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Principal, upon the same not being discharged, stayed or dismissed within sixty (60) days;

(viii) if Borrower or Principal attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) if a Guarantor Bankruptcy Event occurs with respect to Guarantor, provided, however, it shall be at Lender’s option to determine whether any of the foregoing shall be an Event of Default;

(x) if Borrower breaches any covenant contained in Section 4.1.30 or Section 5.1.28 hereof, provided, however, that any such breach shall not constitute an Event of Default (A) if such breach is inadvertent and non-recurring, (B) if such breach is curable, if Borrower shall promptly cure such breach within thirty (30) days after such breach occurs, and (C) upon the written request of Lender, if Borrower promptly delivers to Lender an Additional Insolvency Opinion or a modification of the Insolvency Opinion, as applicable, to the effect that such breach shall not in any way impair, negate or amend the opinions rendered in the Insolvency Opinion, which opinion or modification and the counsel delivering such opinion and modification shall be acceptable to Lender in its sole discretion;

(xi) if Guarantor fails to satisfy Section 5.2 of the Guaranty and Borrower fails to deliver within ten (10) Business Days’ notice from Lender either (i) a Replacement Guaranty from a Replacement Guarantor or (ii) Cash/LC Collateral.

(xii) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xiii) if any of the assumptions related to the Borrower, contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(xiv) if a material default by Borrower has occurred and continues beyond any applicable cure period under the Management Agreement (or any Replacement Management Agreement) and if such default permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement), or the term of any Management Agreement (or any Replacement Management Agreement) expires and in each case, unless Borrower engages a Qualified Manager in accordance with the terms and as required by of Section 5.1.23 within thirty (30) days’ notice of such default (subject to the applicable cure period) or the date of such expiration;

(xv) if Borrower shall fail to obtain and/or maintain the Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, as applicable, as required pursuant to Section 2.2.7 hereof;

(xvi) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower, Guarantor or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

(xvii) if (A) a material breach or material default by any applicable Individual Borrower under any condition or obligation contained in any Ground Lease not cured within any applicable cure period provided therein, including, without limitation, the occurrence of an event or condition that gives the lessor under the Ground Lease a right to terminate or cancel the Ground Lease, (B) a Ground Lease Property shall be surrendered or the Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or (C) any of the terms, covenants or conditions of any Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the prior written consent of Lender; provided, however, that prior to declaring an Event of Default under this clause (xvii), Lender shall permit Borrower to release the Property subject to such Ground Lease creating such default situation within forty five (45) days upon payment of the applicable Release Amount and satisfaction of the conditions set forth in Section 2.4.1 hereof and Section 2.5.2 hereof (other than Section 2.5.2(e)); or

(xviii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xvii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

(b) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2 Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of any Individual Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full, including without limitation, any liquidation fees, workout fees, special servicing fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrower’s defaults under the Loan Documents or other similar fees payable to Servicer or any special servicer in connection therewith.

(b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in any preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties, or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

(c) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in a manner consistent with Section 9.1.2 hereof (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoint Lender as its respective true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d) As used in this Section 8.2, a “foreclosure” shall include, without limitation, any sale by power of sale.

Section 8.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

ARTICLE IX

SPECIAL PROVISIONS

Section 9.1 Securitization.

9.1.1 Sale of Notes and Securitization. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”). At the request of Lender and at its sole cost and expense, and to the extent not already provided by Borrower under this Agreement, Borrower shall use reasonable efforts to provide information in the possession or control of Borrower or its Affiliates and not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors, financing sources and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

(a) provide additional and/or updated Provided Information;

(b) review, and comment on the Disclosure Documents delivered to Borrower in accordance with the terms of this Section 9.1, which Disclosure Documents shall be delivered to Borrower for review and comment by Borrower not less than three (3) Business Days prior to the date upon which Borrower is otherwise required to confirm such Disclosure Documents;

(c) deliver an updated Insolvency Opinion;

(d) deliver an opinion of New York counsel with respect to due execution and enforceability of the Loan Documents governed by New York law substantially the same as those delivered as of the Closing Date, which opinions shall be addressed, for purposes of reliance thereon, to each Person acquiring any interest in the Loan in connection with any Securitization, which counsel opinions shall be reasonably satisfactory to Lender and the Approved Rating Agencies;

(e) subject to Section 9.3 hereof, confirm the representations and warranties as set forth in the Loan Documents are true, complete and correct in all material respects as of the closing date of the Securitization with respect to the Property, Borrower and the Loan Documents (except to the extent that any such representations and warranties are and can only be made as of a specific date and the facts and circumstances upon which such representation and warranty is based are specific solely to a certain date in which case confirmation as to truth, completeness and correctness shall be provided as of such specific date or to the extent such representations are no longer true and correct as a result of subsequent events in which case Borrower shall provide an updated representation or warranty);

(f) if requested by Lender, review the sections of the Disclosure Document entitled “Risk Factors” (solely to the extent “Risk Factors” relate to Borrower, Guarantor, Manager, the Management Agreement and the Properties), “Special Considerations,” “Description of the Mortgage,” “Description of the Mortgage Loan and Mortgaged Property,” “Description of the Borrower,” “Description of the Property Manager, Management Agreement and Assignment and Subordination of Management Agreement” and “Annex E - Representations and Warranties of the Borrowers” (or sections similarly titled or covering similar subject matters);

(g) execute such amendments to the Loan Documents as may be reasonably necessary to reflect structural changes to the Loan, including, without limitation, immaterial changes related to the cash management structure, that are requested in writing from Lender, from time to time, prior to a Securitization; provided that any such amendments (i) shall not increase (x) any monetary obligation of Borrower or Guarantor, or (y) any other obligation or liability of Borrower under the Loan Documents in any material respect or (z) any other obligation or liability of Guarantor in any respect, (ii) shall not change the weighted average spread of the Loan in place immediately prior to such amendment (except following an Event of Default or any prepayment of the Loan pursuant to Section 2.4.2 hereof or to the extent that the application of a prepayment to the Components of Loan pursuant to Section 2.4.1 results in “rate creep”), (iii) shall not affect the aggregate amortization of the Loan, (iv) shall not change the dates of the Interest Period, the Maturity Date or the Payment Date, (v) shall not affect the time periods during which Borrower is permitted to perform any obligations under the Loan Documents, (v) shall not decrease any of Borrower’s rights or remedies under the Loan Documents in any respect and (vi) any such amendments shall be in substantially the same form as the Loan Agreement; and

(h) if reasonably requested by Lender, Borrower shall provide Lender, within a reasonable period of time following Lender’s request, with any financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation AB under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Documents or any filing pursuant to the Exchange Act in connection with the Securitization or as shall otherwise be reasonably requested by Lender, so long as providing such statements or information would not cause Borrower or its Affiliates to be in violation of applicable securities laws.

9.1.2 Loan Components. (a) Borrower covenants and agrees that prior to a Securitization of the Loan, upon Lender’s request Borrower shall (i) deliver one or more new notes to replace the original note or modify the original note and other loan documents, as reasonably required, to reflect additional components of the Loan or allocate spread or principal among any new components in Lender’s sole discretion, provided, (1) such new or modified note shall at all times have the same weighted average spread of the original Note (except following an Event of Default or any prepayment of the Loan pursuant to Section 2.4.2 hereof or to the extent that the application of a prepayment to the Components of Loan pursuant to Section 2.4.1 results in “rate creep”, it being understood that no such “rate creep” shall be permitted in connection with Section 2.4.1 between Component B-1 and Component B-2) and (2) no amortization of principal of the Loan will be required and (ii) modify the Cash Management Agreement to reflect such new components; and further provided, that none of the foregoing actions shall have a material adverse effect on Borrower or affect any of the rights or obligations of Borrower under the Loan Documents in any materially adverse respect. Notwithstanding anything to the contrary contained herein, no reallocation or creation of new components pursuant to this Section 9.1.2, shall (i) reduce the percentage of the Loan permitted to be voluntarily prepaid without a Prepayment Premium prior to the applicable Yield Maintenance End Date or (ii) would result in a prepayment Premium that would not otherwise have been due as of the Closing Date based upon the definition of Prepayment Premium or Yield Maintenance Premium.

(b) Intentionally Omitted.

(c) Borrower shall execute and deliver such documents as shall reasonably be required by Lender in connection with this Section 9.1.2, all in form and substance reasonably satisfactory to Lender and the Rating Agencies within ten (10) days following such request by

Lender. It shall be an Event of Default under this Agreement, the Note, the Mortgages and the other Loan Documents if Borrower fails to promptly comply in all material respects with the terms, covenants or conditions of this Section 9.1.2. Notwithstanding anything to the contrary herein, Lender shall cause all reasonable costs and expenses incurred by Borrower in connection with this Section 9.1.2 (including, without limitation, any documentary stamp taxes, intangible taxes and other recording taxes) to be paid by Lender.

(d) Intentionally Omitted.

9.1.3 Uncross of Properties. Borrower agrees that at any time Lender shall have the unilateral right to elect to uncross any of the Properties (the “Affected Property”). In furtherance thereof, Lender shall have the right to (i) sever or divide the Note and the other Loan Documents in order to allocate to such Affected Property the applicable Release Amount evidenced by a new note and secured by such other loan documents (collectively, the “New Note”) having a principal amount equal to the Release Amount applicable to such Affected Property, (ii) segregate the applicable portion of each of the Reserve Funds relating to the Affected Property, (iii) release any cross-default and/or cross-collateralization provisions applicable to such Affected Property and (iv) take such additional action consistent therewith; provided, that (A) such New Note secured by such Affected Property, together with the Loan Documents secured by the remaining Properties, shall not (1) modify (w) the initial weighted average interest rate payable under the Note, (x) the stated maturity of all Notes combined, (y) the aggregate amortization of principal of the Note, (z) any other material economic term of the Loan, as any existed prior to the creation of the New Note and splitting of the Loan or (2) decrease the time periods during which the Borrower is required or permitted to perform its obligations under the Loan Documents, and (B) the New Note shall be in substantially the same form as the Loan Documents. In connection with the transfer of any such Affected Property as provided for in this Section 9.1.3, the Loan shall be reduced by an amount equal to amount of the Release Amount applicable to such Affected Property and the new loan secured by such Affected Property and evidenced by the New Note shall be in an amount equal to such Release Amount. Subsequent to the release of the Affected Property from the lien of the Loan pursuant to this Section 9.1.3, the balances of the components of the Loan shall be the same as they would have been had a prepayment occurred in an amount equal to the Release Amount of the Affected Property. At the request of Lender, Borrower shall otherwise cooperate with Lender’s reasonable requests in Lender’s attempt to satisfy the requirements necessary in order for Lender to obtain written confirmation from the Approved Rating Agencies that such transfer of the Affected Property from the Securitization and splitting of the Loan shall not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof, which requirements shall include, without limitation: (A) delivery of evidence that would be reasonably satisfactory to a prudent lender that the single purpose nature and bankruptcy remoteness of the Borrowers owning Properties other than the Affected Property following such release have not been adversely affected and are in accordance with the terms and provisions of this Agreement (which evidence may include a “bring-down” of the Insolvency Opinion); and (B) if the same would be required by a prudent lender in such circumstances, an opinion of counsel that the release of the Affected Property will not be a “significant modification” of this Loan within the meaning of Section 1.1001-3 of the regulations of the United States Department of the Treasury, nor cause a Securitization Vehicle to fail to qualify as a REMIC Trust or Grantor Trust or a tax to be imposed on a Securitization Vehicle. Provided that no Event of Default shall have occurred and be continuing under the Loan Documents, Lender shall cause all reasonable costs and expenses incurred by Borrower in connection with this Section 9.1.3 (including, without limitation, any documentary stamp taxes, intangible taxes, other recording taxes and any costs and expenses incurred by Borrower in connection with the transfer of the Affected Property to a Special Purpose Entity and the maintenance and operation of such Special Purpose Entity) to be paid by Lender.

9.1.4 Securitization Costs. All reasonable third party out-of-pocket costs and expenses incurred by Borrower and Guarantor in connection with Borrower’s complying with requests made under Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender. All of Lender’s costs and expenses, including Lender’s legal fees, incurred in connection with a Securitization shall be paid by Lender.

Section 9.2 Securitization Indemnification. (a) Borrower understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act, or Exchange Act or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower will cooperate with the holder of the Note in updating the Covered Disclosure Information by providing all current information necessary to keep the Covered Disclosure Information accurate and complete in all material respects.

(b) The Indemnifying Persons agree to provide, in connection with the Securitization, an indemnification agreement (A) certifying that (i) the Indemnifying Persons have, at Lender’s request in connection with each Securitization, reviewed the sections of the Disclosure Documents entitled “Risk Factors” (solely to the extent the “Risk Factors” relate to Borrower, Guarantor, the Management Agreement and the Properties), “Special Considerations,” “Description of the Mortgage,” “Description of the Mortgage Loan and Mortgaged Property,” “Description of the Borrower,” “Description of the Property Manager, Management Agreement and Assignment and Subordination of Management Agreement” and “Annex E – Representations and Warranties of the Borrowers” (collectively with the Provided Information, the “Covered Disclosure Information”) and (ii) the Covered Disclosure Information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) jointly and severally indemnifying Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation reasonable legal fees and expenses for enforcement of these obligations (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification and reimbursement obligations provided for in clauses (B) and (C) above shall be effective, valid and binding obligations of Indemnifying Persons, whether or not an indemnification agreement described in clause (A) above is provided.

(c) In connection with Exchange Act Filings, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided, further, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified

Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

(e) Without the prior written consent of Lender or its designee (which consent shall not be unreasonably withheld or delayed), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given Lender or its designee reasonable prior written notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld or delayed).

(f) The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees actually received by the Indemnified Persons in connection with the closing of the Loan and Securitization.

(g) The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

(h) The liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

(i) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.

Section 9.3 Exculpation. (a) Subject to the qualifications set forth in this Section 9.3, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (iii) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any assignment of leases contained in the Mortgage; or (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties.

(b) Nothing contained herein shall in any manner or way release, affect or impair the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation to the extent actually incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or incurred in connection with the following actions or omissions on the part of Guarantor, Borrower, any Affiliated Manager or any Affiliate of Guarantor, Borrower or any Affiliated Manager:

(i) fraud or material and willful misrepresentation by Borrower, Principal, Guarantor, Affiliated Manager or any Affiliate of Borrower, Principal, Guarantor or any Affiliated Manager in connection with the Loan;

(ii) willful misconduct by Borrower, Principal, Guarantor, Affiliated Manager or any Affiliate of Borrower, Principal, Guarantor or any Affiliated Manager, that results in physical damage or waste to any Property;

(iii) the removal or disposal by, or on behalf, of Borrower, Principal, Guarantor, Affiliated Manager or any Affiliate of Borrower, Principal, Guarantor or any Affiliated Manager, or any portion of any Property during the continuance of an Event of Default;

(iv) the misappropriation or conversion by any Individual Borrower, Principal, Guarantor, Affiliated Manager or any Affiliate of Borrower, Principal, Guarantor or any Affiliated Manager of (A) any Insurance Proceeds paid by reason of a Casualty, (B) any Awards received in connection with a Condemnation of all or a portion of any Individual Property, (C) any Rents during the continuance of an Event of Default, or (D) any Rents paid more than one month in advance;

(v) a material breach of any covenant set forth in Section 5.1.28(a), (b) or (c) hereof;

(vi) if Borrower fails to obtain Lender’s prior written consent to any financing or other voluntary Lien encumbering any Individual Property, if such consent is required in accordance with the applicable provisions of the Loan Documents;

(vii) any material amendment, material modification or voluntary termination of any Ground Lease by Borrower without Lender’s prior written consent other than as expressly permitted under the Loan Agreement;

(viii) if Borrower fails to obtain Lender’s prior written consent to any Sale or Pledge of the Property or a Transfer of the ownership interests in Borrower, in each case, as required by Section 5.2.10 hereof, and in each case, excluding Permitted Transfers, Permitted Encumbrances and any other Lien expressly permitted under the Loan Documents. For the avoidance of doubt, a Transfer resulting from the exercise of Lender’s rights under the Loan Documents or the consummation of any remedial or enforcement action by the Lender of the collateral for the Loan, including, without limitation, any foreclosure, deed-in-lieu or assignment in lieu of foreclosure and the exercise of any rights of Lender under the Mortgages, including, without limitation, any right to vote any pledged securities or any right to replace officers and directors of any Person (collectively, a “Foreclosure”), shall not be a Transfer in violation of Section 5.2.10 hereof; or

(ix) in the event that the leasehold estate created by the Waikoloa Ground Lease shall be surrendered by or on behalf of Borrower or the Waikoloa Ground Lease shall be terminated or canceled as a result of Borrower’s rejection of the Waikoloa Ground Lease in a bankruptcy proceeding. Notwithstanding the foregoing, on such date (the “Satisfaction Date”) that is the earlier to occur of (i) the date Borrower delivers an executed estoppel or other written confirmation from the applicable Ground Lessor reasonably satisfactory to Lender pursuant to which Ground Lessor agrees to enter into a new lease with Lender on substantially the same terms as the Waikoloa Ground Lease for the remainder of its term and (ii) the date that either the Waikoloa Property is released in accordance with the terms of Section 2.5 hereof or the Waikoloa Ground Lease is released as a Release Parcel in accordance with Section 2.5.6 hereof, Borrower shall be released from liability with respect to this Section 9.3(b)(ix) with respect to acts or omissions occurring from and after the Satisfaction Date.

(c) Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (ii) the Debt shall be fully recourse to Borrower in the event of: (A) any Individual Borrower or Principal filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (B) the filing of an involuntary petition by any Person against any Individual Borrower or Principal under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which any Individual Borrower, Principal or Guarantor or any Affiliate of Borrower, Principal or Guarantor colludes with, or otherwise assists, such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Individual Borrower or Principal, by any Person; (C) any Individual Borrower, Principal or Guarantor or any Affiliate of Borrower, Principal or Guarantor filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law or (D) any Individual Borrower or Principal, consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for any Individual Borrower or Principal, or any portion of the Properties.

(d) In the event that Guarantor fails to satisfy Section 5.2 of the Guaranty, Borrower shall deliver either (i) a Replacement Guaranty from a Replacement Guarantor or (ii) Cash/LC Collateral.

(e) In the event the Cash/LC Collateral is delivered to Lender, then in connection with any prepayment of the Loan from time to time which results in the outstanding principal balance of the Loan being less than $1,750,000,000, Lender shall promptly disburse cash to Borrower or authorize in writing the reduction of the Letter of Credit (as applicable), such that the amount of such Cash/LC Collateral equals the Guaranty Liability Cap. Borrower shall have the right form time to time to replace the cash collateral or letter of credit constituting the Cash/LC Collateral with cash collateral or letters of credit satisfying the definition of Cash/LC Collateral.

Section 9.4 Matters Concerning Manager. If an Event of Default hereunder has occurred and remains uncured and either (a) Manager becomes subject to a Bankruptcy Action or (b) Manager is in default under the Management Agreement beyond any applicable grace or cure period, Borrower shall, in each case, at the request of Lender, exercise its contractual rights under the Management Agreement to terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualified Manager shall not exceed then prevailing market rates

Section 9.5 Servicer. At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as servicer (“Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Lender shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement and Borrower shall not be responsible for payment of the regular monthly master servicing fee or trustee fee due to Servicer or the trustee under the Servicing Agreement or any fees or expenses required to be borne by Servicer. Notwithstanding the foregoing, Borrower shall promptly reimburse Lender on demand for the following: all actual out-of-pocket reasonable costs and expenses, liquidation fees, workout fees, special servicing fees, operating advisor fees, certificate administrator fees or any other similar fees and to the extent charges pursuant to Section 2.3.4 hereof and interest at the Default Rate actually paid by Borrower is insufficient to pay for same, interest payable on advances made by the Servicer or the trustee with respect to (a) delinquent Debt Service payments or expenses of curing Borrower’s defaults under the Loan Documents, payable by Lender to Servicer or a trustee and provided for under the Servicing Agreement or actual out-of-pocket reasonable expenses paid by Servicer or a trustee in respect of the protection and preservation of the Properties (including, without limitation, payments of Taxes and Insurance Premiums), (b) as a result of an Event of Default under the Loan or the Loan becoming specially serviced, an enforcement, refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” of the Loan Documents or of any insolvency or bankruptcy proceeding of any Borrower or (c) the costs of all property inspections and/or appraisals of the Properties (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement). Additionally, Borrower shall pay the customary and reasonable servicing fees in connection with any special requests made by Borrower or Guarantor during the term of the Loan including, without limitation, in connection with a prepayment, assumption or modification of the Loan. Lender shall grant or deny with a reasonable explanation any consent required hereunder within fifteen (15) day period (or such shorter period as provided in this Agreement) after the receipt of the applicable request and all documents in connection therewith. In the event that Lender fails to respond within said fifteen (15) day period (or such shorter period as provided in this Agreement), such failure shall be deemed to be the consent and approval of Lender if (A) Borrower has delivered to Lender the applicable documents, with the notation “IMMEDIATE RESPONSE REQUIRED, FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN FIFTEEN (15) DAYS (OR SUCH SHORTER PERIOD AS PROVIDE IN THIS AGREEMENT) FROM RECEIPT SHALL BE DEEMED TO BE LENDER’S APPROVAL” prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval and (B) Lender does not approve or reject (with a reasonable explanation) the applicable request within fifteen (15) days (or such shorter period as provided in this Agreement) from the date Lender receives such request as evidenced by a certified mail return receipt or confirmation by a reputable national overnight delivery service that the same has been delivered.

Section 9.6 Intentionally Omitted.

Section 9.7 Register. (a) The Servicer, or if no Servicer has been engaged, Lender, as non-fiduciary agent of Borrower, shall maintain a record that identifies each owner (including successors and assignees) of an interest in the Loan, including the name and address of the owner, and each owner’s rights to principal and stated interest (the “Register”), and shall record all transfers of an interest in the Loan, including each assignment, in the Register. Transfers of interests in the Loan (including assignments) shall be subject to the applicable conditions set forth in the Loan Documents with respect thereto and Servicer will update the Register to reflect the transfer. Furthermore, each Lender that sells a participation shall, acting solely for this purpose as agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts and stated interest of each participant’s interest (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the U.S. Department of Treasury regulations. The entries in the Register and Participant Register shall be conclusive absent manifest error. The Borrower, the Lenders and the Servicer shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, and the Borrower, the Lenders and the Servicer shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement. Failure to make any such recordation, or any error in such recordation, however, shall not affect Borrower’s obligations in respect of the Loan. Borrower and Lender acknowledge that the Notes are in registered form and may not be transferred except by register.

(b) Borrower agrees that each participant pursuant to Section 9.1.1(a) shall be entitled to the benefits of Section 2.2.3(f) and (h) and Section 2.7 (subject to the requirements and limitations therein, including the requirements under Section 2.7(e) (it being understood that the documentation required under Section 2.7(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant (A) agrees to be subject to the provisions of Section 2.7(h) as if it were an assignee hereunder; and (B) shall not be entitled to receive any greater payment under Section 2.2.3(f) or Section 2.7, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in a requirement of law or in the interpretation or application thereof, or compliance by such participant or the participating Lender with any request or directive (whether or not having the force of law) issued from any central bank or other Governmental Authority, in each case after the participant acquired the applicable participation.

ARTICLE X

MISCELLANEOUS

Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3 Governing Law. (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICES COMPANY

80 STATE STREET

ALBANY, NEW YORK 12207

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other

Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:

JPMorgan Chase Bank, National Association

383 Madison Ave.

New York, New York 10179

Attention: Joseph E. Geoghan III

and:

German American Capital Corporation

60 Wall Street, 10th Floor

New York, New York 10005

Attention: Robert W. Pettinato Jr.

and:

Morgan Stanley Mortgage Capital Holdings LLC

1585 Broadway

New York, New York 10036

Attention: Gary P. Curwin

and:

Bank of America, National Association

One Bryant Park

New York, New York 10036

Attention: Leland F. Bunch, III

and:

GS Commercial Real Estate LP

200 West Street

New York, New York 10282

Attention: Rene Theriault

Facsimile: (917) 977-4870

and

GS Commercial Real Estate LP

200 West Street

New York, New York 10282

Attention: Daniel Bennett

Facsimile: (646) 835-3184

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: William P. McInerney, Esq.

Facsimile: (212) 504-6666

If to Borrower:

Hilton CMBS Holdings LLC

7930 Jones Branch Drive

McLean, Virginia 22102

Attention: Treasurer

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Erik Quarfordt

Facsimile No.: (212) 455-2502

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

Each Individual Borrower hereby appoints Hilton Hawaiian Village LLC (the “Representative Borrower”) to serve as agent on behalf of all Individual Borrowers to receive any notices required to be delivered to any or all of Individual Borrowers hereunder or under the other Loan

Documents and to be the sole party authorized to deliver notices on behalf of the Individual Borrowers hereunder. Any notice delivered to the Representative Borrower shall be deemed to have been delivered to all Individual Borrowers, and any notice received from the Representative Borrower shall be deemed to have been received from all Individual Borrowers. The Individual Borrowers shall be entitled from time to time to appoint a replacement Representative Borrower by written notice delivered to Lender and signed by both the new Representative Borrower and the Representative Borrower being so replaced.

Section 10.7 Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 10.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13 Expenses; Indemnity. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby (other than a Securitization) and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties) subject to the terms and provisions of Section 9.1.4 hereof; (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Borrower; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties (including any fees and expenses reasonably incurred by or payable to Servicer or a trustee in connection with the transfer of the Loan to a special servicer upon Servicer’s anticipation of a Default or Event of Default, liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrowers’ defaults under the Loan Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or of any insolvency or bankruptcy proceedings or any other amounts required under Section 9.5 hereof, provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Cash Management Account.

(b) Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not an Indemnified Party shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party; provided, further, that this Section 10.13(b) shall not apply with respect to taxes other than any taxes that represent losses or damages arising from any non-tax claim. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.

(c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

(d) Borrower shall jointly and severally indemnify the Lender and each of its respective officers, directors, partners, employees, representatives, agents and Affiliates against any liabilities to which Lender, each of its respective officers, directors, partners, employees, representatives, agents and Affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the liabilities arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of the Borrowers to the Rating Agencies (the “Covered Rating Agency Information”) or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in the Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading.

Section 10.14 Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or its Affiliates shall be subject to the prior written approval of Lender in its sole discretion.

Section 10.18 Cross Default; Cross Collateralization; Waiver of Marshalling of Assets. (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of Borrower’s collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Mortgages are and will be cross collateralized and cross defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross collateralization shall in no event be deemed to constitute a fraudulent conveyance.

(b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, each of Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure each of Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

Section 10.19 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 10.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 10.23 Joint and Several Liability. If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.

Section 10.24 Certain Additional Rights of Lender (VCOC). Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a) upon not less than fifteen (15) Business Days’ prior written notice to Borrower, the right to request and to hold a meeting at Lender’s office in New York, New York no more than two (2) times during any calendar year to consult with an officer of Borrower that is familiar with the financial condition of each Borrower and the operation of the Individual Properties regarding such significant business activities and business and financial developments of Borrower is specified by Lender in writing in the request for such meeting; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances; and

(b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice no more than four (4) times during any calendar year, provided that any such examination shall be conducted so as not to unreasonably interfere with the business of Borrower, guests or any Tenants or other occupants of any Individual Property.

The rights described above in this Section 10.24 may be exercised by Lender on behalf of any Person which Controls Lender.

Section 10.25 Discounted Payoff. (a) Notwithstanding anything to the contrary contained in this Agreement and without any obligation on the part of Borrower to make, or any Lender to accept, a Discounted Payoff under this Loan Agreement, as applicable, Borrower shall be permitted to prepay at a discount any non-securitized portion of the Loan in whole (a “Discounted Payoff”); provided that, no Event of Default is continuing and, and provided, further, that the Lender receiving such Discounted Payoff has consented to such prepayment. Notwithstanding anything to the contrary contained in this Agreement, any prepayments made by Borrower in connection with a Discounted Payoff shall be applied solely to reduce any non-securitized portion of the Loan, as applicable, held by Lender by an amount equal to the Face Amount of such Discounted Payoff. Notwithstanding such Discounted Payoff, the non-securitized portion of the Loan shall be deemed to remain outstanding for the term of the Loan at the amount of principal then outstanding immediately prior to such Discounted Payoff for purposes of calculating Debt Yield.

(b) Borrower acknowledges and agrees that any Discounted Payoff of any Loan shall in no event be characterized by Borrower as a purchase of an interest in the Loan.

(c) Lender acknowledges that any intercreditor or co-lender arrangements among the Lenders shall permit Discounted Payoffs of the entire non-securitized portion of the Loan without requiring the consent of any other Lender, any participants or holders of any other portion of the Loan.

(d) Following any Discounted Payoff, the then existing Release Amount for each Individual Property shall be reduced by a percentage expressed as a fraction (x) the numerator of which is the principal amount of the Loan that is being retired and (y) the denominator of which is the outstanding principal amount of the Loan as of the date immediately prior to such Discounted Payoff.

Section 10.26 Use of Borrower Provided Information. Lender agrees that is shall use commercially reasonable efforts to use Provided Information solely for purposes of the ownership and sale of its interest in the Loan (including, without limitation, the administration of the Loan and any Securitization). Notwithstanding the foregoing, nothing in this Section 10.26 shall prevent any Lender from: (a) disclosing or otherwise using any Provided Information in the manner and for the purposes set forth in Section 9.1 and Section 9.2 of this Agreement, (b) disclosing Provided Information to any loan participant or similar holders of an interest in the Loan, provided that such participants or other holders shall be instructed to use commercially reasonable efforts to use such Provided Information solely in connection with their ownership of their interest in the Loan, (c) disclosing Provided Information subject to an instruction to comply with the provisions of this Section 10.26, to any prospective participant or other transferee of an interest in the Loan, (d) disclosing Provided Information to its employees, directors, agents, attorneys, accountants, investors, potential investors, finance providers, tax consultants, tax preparers, financial consultants and other professional advisors or those of any of its affiliates, (e) disclosing Provided Information upon the request or demand of any Governmental Authority, (f) disclosing Provided Information in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Legal Requirement, (g) disclosing Provided Information if requested or required to do so in connection with any litigation or similar proceeding, (h) disclosing or otherwise using any Provided Information that has been publicly disclosed, or (i) disclosing or otherwise using any Provided Information in connection with the exercise of any remedy hereunder or under any other Loan Document. In connection with any Securitization, Lender shall use commercially reasonable efforts to cause any trust and servicing agreement applicable to the Loan to require the trustee or certificate administrator thereunder to include on its website with respect to which investors have access to property specific financial reports, provisions substantially similar to those set forth in (i) and (ii) below:

“(i) In consideration of the disclosure to the undersigned of certain information on the certificate administrator or trustee’s website (the “Information”), or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the certificate administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part; provided, however, that the obligations of the undersigned to keep any such information confidential shall expire one year following the date that the undersigned is no longer a certificateholder or a beneficial owner of a class of certificates or is not a purchaser of certificates in the case of a prospective purchaser.

(ii) The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any certificate not previously registered pursuant to Section 5 of the Securities Act.”

Section 10.27 Borrower Affiliate Lender. Lender agrees that the Lender Documents shall not prohibit or restrict Affiliates of Borrower from purchasing or otherwise acquiring and owning the beneficial interests in the Loan as evidenced by any single or multi-class non-voting Securities in respect of any private or public securitization of the Loan, provided, however, that the Lender Documents may include restrictions on the exercise of the rights and remedies by such Affiliates of Borrower under the Loan including, without limitation, (i) restrictions on any such Affiliate having the right to, or exercising, directly or indirectly, any control, decision-making power, voting rights, notice and cure rights, or other rights that would otherwise benefit a holder by virtue of its ownership or control of any interest with respect to the Loan, (ii) restrictions on any such Affiliate’s approval and consent rights under any intercreditor agreement, (iii) restrictions on such Affiliate’s initiation of enforcement actions against equity collateral, (iv) restrictions on the making of protective advances, (v) restrictions on such Affiliate from making or bringing any claim, in its capacity as a holder of any direct or indirect interest in the Loan, against Lender or any agent of any of the foregoing with respect to the duties and obligations of such Person under the Loan Documents, any intercreditor agreement or any applicable co-lender agreement and (vi) restrictions on such Affiliate’s access to any electronic platform for the distribution of materials or information among the Lender, “asset status reports” or any correspondence or materials or notices of or participation in any discussions, meetings or conference calls (among Lender, any of their respective co-lenders or participants, or otherwise) regarding or relating to any workout discussions or litigation or foreclosure strategy (or potential litigation strategy) involving the Loan, other than in its capacity as Borrower to the extent discussions and negotiations are being conducted with Borrower (as distinct from internal discussions and negotiations among the various creditors).

Section 10.28 Co-Lenders. (a) Borrower hereby acknowledges and agrees that notwithstanding the fact that the Loan may be serviced by Servicer, prior to a Securitization of the entire Loan, all requests for approval and consents hereunder and in every instance in which Lender’s consent or approval is required, Borrower shall be required to obtain the consent and approval of each Co-Lender and all copies of documents, reports, requests and other delivery obligations of Borrower required hereunder shall be delivered by Borrower to each Co-Lender.

(b) Following the Closing Date (i) the liabilities of Lender shall be several and not joint, (ii) neither Co-Lender shall be responsible for the obligations of the other Co-Lender, and (iii) each Co-Lender shall be liable to Borrower only for their respective Ratable Share of the Loan. Notwithstanding anything to the contrary herein, all indemnities by Borrower and obligations for costs, expenses, damages or advances set forth herein shall run to and benefit each Co-Lender in accordance with its Ratable Share.

(c) Each Co-Lender agrees that it has, independently and without reliance on the other Co-Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the other Co-Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

CHICAGO HILTON LLC
CRYSTAL CITY LLC
HILTON CMBS HOLDINGS LLC
HILTON EL SEGUNDO LLC
HILTON LAND INVESTMENT 1, LLC
HILTON SEATTLE AIRPORT LLC
HLT DC OWNER LLC
HLT LOGAN LLC
HLT MEMPHIS LLC
HLT NY HILTON LLC
HLT PROPERTY ACQUISITION LLC
HLT SAN JOSE LLC
MCLEAN HILTON LLC
MIAMI AIRPORT LLC
PHOENIX SP HILTON LLC
S.F. HILTON LLC
SHORT HILLS HILTON LLC, each a Delaware limited liability company

By:	/s/ Sean Dell’Orto
Name:	Sean Dell’Orto
Title:	Senior Vice President & Treasurer

HILTON HAWAIIAN VILLAGE LLC, a Hawaii limited liability company

By:	/s/ Sean Dell’Orto
	Name:	Sean Dell’Orto
	Title:	Senior Vice President & Treasurer

HILTON INTERNATIONAL OF PUERTO RICO, INC., a corporation organized and existing under the laws of the State of Delaware

By:	/s/ Sean Dell’Orto
	Name:	Sean Dell’Orto
	Title:	Senior Vice President & Treasurer

OAKBROOK HILTON SUITES AND GARDEN INN LLC, an Illinois limited liability company

By:	/s/ Sean Dell’Orto
	Name:	Sean Dell’Orto
	Title:	Senior Vice President & Treasurer

INTERNATIONAL RIVERCENTER L.L.C., a Louisiana limited liability company

By:	/s/ Sean Dell’Orto
	Name:	Sean Dell’Orto
	Title:	Senior Vice President & Treasurer

NEW ORLEANS RIVERCENTER, a Louisiana ordinary partnership

	By:	Hilton New Orleans, LLC, a Delaware limited liability company, its partner and Hilton Riverside LLC, a Delaware limited liability company, its partner

	By:	/s/ Sean Dell’Orto
		Name:	Sean Dell’Orto
		Title:	Senior Vice President & Treasurer

NORC RIPARIAN PROPERTY, INC., a Louisiana corporation

By:	/s/ Sean Dell’Orto
	Name:	Sean Dell’Orto
	Title:	Senior Vice President & Treasurer

GLOBAL RESORT PARTNERS, a Hawaii general partnership

By:	HLT GP LLC, a Delaware limited liability company, as partner, and HLT Resorts GP LLC, a Delaware limited liability company, as partner

By:	/s/ Sean Dell’Orto
	Name:	Sean Dell’Orto
	Title:	Senior Vice President & Treasurer

HAPEVILLE HOTEL LIMITED PARTNERSHIP, a Delaware limited partnership

By:	HLT GP LLC, a Delaware limited liability company, as general partner

By:	/s/ Sean Dell’Orto
	Name:	Sean Dell’Orto
	Title:	Senior Vice President & Treasurer

KENNER HOTEL LIMITED PARTNERSHIP, a Delaware limited partnership

By:	HLT GP LLC, a Delaware limited liability company, as general partner

By:	/s/ Sean Dell’Orto
	Name:	Sean Dell’Orto
	Title:	Senior Vice President & Treasurer

LENDER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America

By:	/s/ Joseph E. Geoghan
	Name:	Joseph E. Geoghan
	Title:	Managing Director

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:	/s/ Stephen H. Choe
	Name:	Stephen H. Choe
	Title:	Managing Director

By:	/s/ Robert W. Pettinato
	Name:	Robert W. Pettinato
	Title:	Managing Director

BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association

By	/s/ Leland F. Bunch
	Name:	Leland F. Bunch
	Title:	Director

GS COMMERCIAL REAL ESTATE LP, a Delaware limited partnership

By:	MSMC, Inc. a Delaware corporation, its general partner

By:	/s/ Rene. J. Theriault
	Name:	Rene J. Theriault
	Title:	Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company

By:	/s/ Gary P. Curwin
	Name:	Gary P. Curwin
	Title:	Vice President

EXHIBIT B-I

(Tax Compliance Certificates)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [            ] [    ], 2013 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among JPMorgan Chase Bank, National Association and German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, as Lender, and the entities set forth on Schedule 1.1 thereto, as Borrower.

Pursuant to the provisions of Section 2.7 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan (as well as any Note evidencing such Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a banking association chartered under the laws of the United States of America

By:
Name:
Title:

Exhibit B-I-1

GERMAN AMERICAN CAPITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit B-I-2

BANK OF AMERICA, N.A.

By:
Name:
Title:

Exhibit B-I-3

MORGAN STANLEY MORTGAGE
CAPITAL HOLDINGS LLC

By:
Name:
Title:

Date:                  , 2013

Exhibit B-I-4

Exhibit B-II

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [            ] [    ], 2013 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among JPMorgan Chase Bank, National Association and German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, as Lender, and the entities set forth on Schedule 1.1 thereto, as Borrower.

Pursuant to the provisions of Section 2.7 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
a banking association chartered under the laws of the United States of America

By:
Name:
Title:

Exhibit B-II-1

GERMAN AMERICAN CAPITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit B-II-2

BANK OF AMERICA, N.A.

By:
Name:
Title:

Exhibit B-II-3

MORGAN STANLEY MORTGAGE
CAPITAL HOLDINGS LLC

By:
Name:
Title:

Date:                  , 2013

Exhibit B-II-4

Exhibit B-III

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [            ] [    ], 2013 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among JPMorgan Chase Bank, National Association and German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, as Lender, and the entities set forth on Schedule 1.1 thereto, as Borrower.

Pursuant to the provisions of Section 2.7 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America

By:
Name:
Title:

Exhibit B-III-1

GERMAN AMERICAN CAPITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit B-III-2

BANK OF AMERICA, N.A.

By:
Name:
Title:

Exhibit B-III-3

MORGAN STANLEY MORTGAGE
CAPITAL HOLDINGS LLC

By:
Name:
Title:

Date:                  , 2013

Exhibit B-III-4

Exhibit B-IV

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of [            ] [    ], 2013 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among JPMorgan Chase Bank, National Association and German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, as Lender, and the entities set forth on Schedule 1.1 thereto, as Borrower.

Pursuant to the provisions of Section 2.7 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan (as well as any Note evidencing such Loan) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan (as well as any Note evidencing such Loan), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

Exhibit B-IV-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America

By:
Name:
Title:

Exhibit B-IV-2

GERMAN AMERICAN CAPITAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Exhibit B-IV-3

BANK OF AMERICA, N.A.

By:
Name:
Title:

Exhibit B-IV-4

MORGAN STANLEY MORTGAGE
CAPITAL HOLDINGS LLC

By:
Name:
Title:

Date:                  , 2013

Exhibit B-IV-5